As filed with the Securities and Exchange Commission on June 21, 1999
                                                   Registration No. ___-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            -----------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                                 4183                          84-1339282
(State or Other Jurisdiction of         (Primary Standard Industrial         (I.R.S. Employer
Incorporation or Organization)           Classification Code Number)      Identification Number)
                                             700 Qwest Tower
                                           555 Seventeenth Street
                                           Denver, Colorado 80202
                                              (303) 992-1400
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)
                                          -----------------------

                                             Robert S. Woodruff
                                            Qwest Communications
                                              International Inc.
                                               700 Qwest Tower
                                            555 Seventeenth Street
                                            Denver, Colorado 80202
                                                (303) 992-1400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
                                           -----------------------

                                                   copies to:
                                                Dennis S. Hersch
                                              Davis Polk & Wardwell
                                              450 Lexington Avenue
                                             New York, New York 10017
                                                 (212) 450-4000

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effectiveness of this Registration Statement and the effective time of (i) the merger of a wholly-owned subsidiary of the Registrant with and into U S WEST, Inc. as described in the Agreement and Plan of Merger dated as of June [__], 1999 and (ii) the merger of a wholly-owned subsidiary of the Registrant with and into Frontier Corporation as described in the Agreement and Plan of Merger dated as of June [__], 1999.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. o

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

                                                        -----------------------

                                                     CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                 Proposed Maximum     Proposed Maximum       Amount of
            Title of each Class of               Amount to be   Offering Price Per   Aggregate Offering     Registration
        Securities to be Registered               Registered         Unit                 Price                Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock in connection with the U S WEST,    897,907,706                           $28,484,523,068       $7,918,697
Inc. merger, with par value of $.01 per share..      (1)              N/A                   (2)                  (3)
===========================================================================================================================
Common Stock in connection with the Frontier     212,316,492                           $9,984,806,459        $2,775,776
Corporation merger with par value of $.01 per        (4)              N/A                   (5)                  (6)
share..........................................
============================================================================================================================
Totals.........................................1,110,224,198          N/A             $38,469,329,527        $10,694,473
============================================================================================================================

(1) The maximum number of shares of Qwest common stock issuable in connection with the U S WEST merger in exchange for shares of U S WEST common stock, based on (i) the number of shares of common stock outstanding on April 22, 1999 as reported in U S WEST's quarterly report Form 10-Q for the quarter ended March 31, 1999 (503,593,778 shares) and (ii) the highest exchange ratio applicable in the U S WEST merger (1.783 shares of Qwest common stock for each share of U S WEST common stock in the event that the Frontier merger is consummated).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act, based on the market value of the U S WEST shares to be received by Qwest in the U S WEST merger, as established by the average of the high and low sales prices of U S WEST common stock on June 16, 1999 on the consolidated tape, which was $56.5625.

(3) This fee has been calculated pursuant to Section 6(b) of the Securities Act, as .0278 of one percent of $28,484,523,068.
                                       1

(4) The maximum number of shares of Qwest common stock issuable in connection with the Frontier merger in exchange for shares of Frontier common stock, based on (i) the number of shares of common stock outstanding on April 30, 1999 as reported in Frontier's quarterly report Form 10-Q for the quarter ended March 31, 1999 (173,178,215 shares) and (ii) the highest exchange ratio applicable in the Frontier merger (1.226 shares of Qwest common stock for each share of Frontier common stock in the event that the U S WEST merger is consummated).

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act, based on the market value of the Frontier shares to be received by Qwest in the Frontier merger, as established by the average of the high and low sales prices of Frontier common stock on June 17, 1999 on the consolidated tape, which was $57.65625.

 (6) This fee has been calculated pursuant to Section 6(b) of the Securities Act, as .0278 of one percent of $9,984,806,459.

                              -----------------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================
                                       2

                                      QWEST COMMUNICATIONS INTERNATIONAL INC.
                                               CROSS REFERENCE SHEET

                      ITEM NUMBER                         LOCATION IN JOINT PROXY
-----------------------------------------------------------------------------------------------------------------
A.   INFORMATION ABOUT THE
     TRANSACTION

1.   Forepart of Registration Statement
     and Outside Front Cover Page of Prospectus......     Facing Page of the Registration Statement; Outside Front
                                                          Cover Page of Joint Proxy Statement/Prospectus

2.   Inside Front and Outside Back Cover Pages
     of Prospectus...................................     Where You Can Find More Information; Table of
                                                          Contents; Comparative Per Share Data

3.   Risk Factors, Ratio of Earnings to Fixed
     Charges and Other Information...................     Outside Front Cover Page of Prospectus; Summary;
                                                          Interests of Certain Persons in the Mergers; Selected
                                                          Financial Data; Unaudited Pro Forma Condensed Combined
                                                          Financial Information; The Merger Transactions;
                                                          Comparative Per Share Market Price and Dividend
                                                          Information; The U S WEST Merger Agreement; The
                                                          Frontier Merger Agreement; Chapter Two - Information
                                                          About the Meetings and Voting

4.   Terms of the Transaction........................     Outside Front Cover Page of Prospectus; Summary; The
                                                          Merger Transactions; The U S WEST Merger
                                                          Agreement; The Frontier Merger Agreement; Chapter
                                                          Two - Information About the Meetings and Voting;
                                                          Chapter Three - Certain Legal Information.

5.   Pro Forma Financial Information.................     Unaudited Pro Forma Condensed Combined Financial
                                                          Statements.

6.   Material Contacts with the Companies Being
     Acquired........................................     *

7.   Additional Information Required for
     Reoffering by Persons and Parties Deemed
     to be Underwriters..............................     *

8.   Interests of Named Experts and Counsel..........     *

9.   Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.....................................     *

                                        3


B.   INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S-3 Registrants.....     Summary; The Merger Transactions; Where You Can
                                                          Find More Information

11.  Incorporation of Certain Information by
     Reference.......................................     *

12.  Information with Respect to S-2 and S-3
     Registrants.....................................     *

13.  Incorporation of Certain Information by
     Reference.......................................     Where You Can Find More Information

14.  Information with Respect to Registrants
     Other Than S-3 or S-2 Registrants...............     *

C.   INFORMATION ABOUT THE COMPANIES
     BEING ACQUIRED

15.  Information with Respect to S-3
     Companies.......................................     Summary; The Merger Transactions; Where You Can
                                                          Find More Information

16.  Information with Respect to S-2 or S-3
     Companies.......................................     *

17.  Information with Respect to Companies
     Other Than S-2 or S-3 Companies.................     *

D.   VOTING AND MANAGEMENT
     INFORMATION

18.  Information if Proxies, Consents or
     Authorizations are to be Solicited..............     Outside Front Cover Page of Joint Proxy
                                                          Statement/Prospectus; Summary; Interests of Certain
                                                          Persons in the Mergers; The Merger Transactions; The U
                                                          S WEST Merger Agreement; The Frontier Merger
                                                          Agreement; The Frontier Stock Option Agreement; The
                                                          Voting Agreements; Chapter Two - Information About
                                                          the Meetings and Voting; Chapter Three - Certain Legal
                                                          Information;  Where You Can Find More Information

19.  Information if Proxies, Consents or
     Authorizations are not to be Solicited
     or in an Exchange Offer.........................     *

-------------------
*    Omitted because the Item is inapplicable or the answer is negative.


        [PRELIMINARY DRAFT DATED JUNE 21, 1999, SUBJECT TO COMPLETION]

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                               IMPORTANT NOTICE

The information contained in this joint proxy statement/prospectus is highly preliminary and subject to change. It is presented by Qwest Communications International Inc. ("Qwest") in order to describe transactions between Qwest and U S WEST, Inc. ("U S WEST"), on the one hand, and Qwest and Frontier Corporation ("Frontier"), on the other hand, that would occur if and only if the transactions proposed by Qwest to U S West and Frontier on June 13, 1999 were accepted in the forms described in this joint proxy statement/prospectus. Both U S WEST and Frontier are parties to agreements with Global Crossing Ltd. that prohibit U S WEST and Frontier from discussing with Qwest the transactions proposed by Qwest except in limited circumstances. At this date, neither U S WEST nor Frontier has indicated that it intends to discuss the proposal with Qwest or to accept Qwest's proposal, either in its current form or in some other form that might subsequently be proposed by Qwest, U S WEST, Frontier or any other person. There can be no assurance that either Qwest proposal will be accepted, or that if either Qwest proposal were accepted, whether the proposal would be accepted in its current form or in some other form.

This joint proxy statement/prospectus does not constitute or commence a tender offer or exchange offer for any securities of U S WEST or Frontier. This joint proxy statement/prospectus also does not, at this date, constitute or commence a proxy solicitation for any matter that is subject to, or may be submitted for, approval by the shareholders of either U S WEST or Frontier. Unless and until Qwest enters into a transaction with U S WEST or Frontier or both and revises this joint proxy statement/prospectus accordingly, shareholders of U S WEST and Frontier should not tender any securities for purchase by Qwest or deliver to Qwest a proxy to vote any shares of U S WEST or Frontier common stock with respect to any matter whatsoever.

The joint proxy statement/prospectus is prepared on the assumption that it is a joint proxy statement/prospectus of Qwest, U S WEST and Frontier. As of this date, the boards of directors of U S WEST and Frontier have not reviewed or approved this joint proxy statement/prospectus, approved the transactions proposed by Qwest or called meetings for their shareholders to consider approving the transactions. The actual joint proxy statement/prospectus for any transaction or transactions that may be entered into between Qwest, on the one hand, and U S WEST and Frontier, on the other hand, may differ substantially from this joint proxy statement/prospectus.

Information in this joint proxy statement/prospectus is presented only as of the date hereof. We do not intend to file an amended or revised joint proxy statement/prospectus unless and until we enter into a transaction with U S WEST or Frontier or both.


-------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities regulators have approved the Qwest stock to be issued under this Joint Proxy Statement/Prospectus or determined if this Joint Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
-------------------------------------------------------------------------------

    Joint Proxy Statement/Prospectus dated _____ __, 1999, and first mailed to shareholders on __________, 1999.

                               TABLE OF CONTENTS

CHAPTER ONE - THE MERGERS

QUESTIONS AND ANSWERS ABOUT THE
   MERGERS..................................................................I-1

SUMMARY.....................................................................I-2
   The Companies............................................................I-2
   Reasons for the Mergers..................................................I-2
   The Mergers..............................................................I-2

THE MERGER TRANSACTIONS.....................................................I-8
   General..................................................................I-8
   U S WEST and Frontier Information........................................I-9
   Background of the Mergers................................................I-9
   Our Reasons for the Mergers.............................................I-15
   Recommendations of Our Boards of Directors..............................I-15
   Accounting Treatment....................................................I-15
   Material Federal Income Tax Consequences of
      the Mergers..........................................................I-16
   Regulatory Matters Relating to the U S WEST
      Merger...............................................................I-18
   Regulatory Matters Relating to the Frontier
      Merger...............................................................I-19
   Appraisal Rights........................................................I-20
   Federal Securities Laws Consequences; Stock
      Transfer Restriction Agreements......................................I-20

COMPARATIVE PER SHARE MARKET PRICE
   AND DIVIDEND INFORMATION................................................I-22

SELECTED FINANCIAL DATA....................................................I-23

COMPARATIVE PER SHARE DATA.................................................I-28

UNAUDITED PRO FORMA CONDENSED
   COMBINED FINANCIAL INFORMATION..........................................I-29

OPINIONS OF FINANCIAL ADVISORS.............................................I-45

INTERESTS OF CERTAIN PERSONS IN THE
   MERGERS.................................................................I-46

THE U S WEST MERGER AGREEMENT..............................................I-47
   Structure of the Merger.................................................I-47
   Timing of Closing.......................................................I-47
   Merger Consideration....................................................I-47
   Treatment of U S WEST Stock Options.....................................I-47
   Exchange of Shares......................................................I-48
   Qwest Board.............................................................I-48
   Certain Covenants.......................................................I-48
   Representations and Warranties..........................................I-49
   Conditions to the Completion of the Merger..............................I-50
   Termination of the Merger Agreement.....................................I-50
   Other Expenses..........................................................I-52
   Amendments and Waivers..................................................I-52

THE FRONTIER MERGER AGREEMENT..............................................I-54
   Structure of the Merger.................................................I-54
   Timing of Closing.......................................................I-54
   Merger Consideration....................................................I-54
   Treatment of Frontier Stock Options and
      Warrants.............................................................I-54
   Exchange of Shares......................................................I-55
   Qwest Board.............................................................I-55
   Certain Covenants.......................................................I-55
   Representations and Warranties..........................................I-57
   Conditions to the Completion of the Merger..............................I-57
   Termination of the Merger Agreement.....................................I-58
   Other Expenses..........................................................I-60
   Amendments; Waivers.....................................................I-60

FRONTIER STOCK OPTION AGREEMENT............................................I-61

VOTING AGREEMENTS..........................................................I-62

CHAPTER TWO- INFORMATION ABOUT THE
MEETINGS AND VOTING
   Matters Relating to the Meetings........................................II-1
   Vote Necessary to Approve Qwest, U S WEST
      and Frontier Proposals...............................................II-3
   Proxies.................................................................II-3
   Other Business; Adjournments............................................II-5

CHAPTER THREE - CERTAIN LEGAL
INFORMATION

COMPARISON OF QWEST-U S WEST
   SHAREHOLDER RIGHTS.....................................................III-1
   Summary of Material Differences Between
      Current Rights of U S WEST Shareholders
      and Rights Those Shareholders Will Have as
      Qwest Shareholders Following the U S
      WEST Merger.........................................................III-1

COMPARISON OF QWEST-FRONTIER
   SHAREHOLDER RIGHTS.....................................................III-3
   Summary of Material Differences Between
      Current Rights of Frontier Shareholders and
      Rights Those Shareholders Will Have as
      Qwest Shareholders Following the Frontier
      Merger..............................................................III-3

DESCRIPTION OF QWEST CAPITAL STOCK........................................III-5
   Authorized Capital Stock...............................................III-5
   Qwest Common Stock.....................................................III-5
   Qwest Preferred Stock..................................................III-5
   Amendment of the Qwest Charter.........................................III-6
   Transfer Agent and Registrar...........................................III-7
   Stock Exchange Listing; Delisting and
      Deregistration of U S WEST and Frontier
      Common Stock........................................................III-7

INFORMATION REGARDING FORWARD-
   LOOKING STATEMENTS.....................................................III-7

LEGAL MATTERS.............................................................III-8

EXPERTS...................................................................III-8

CHAPTER FOUR - ADDITIONAL
INFORMATION FOR SHAREHOLDERS

FUTURE SHAREHOLDER PROPOSALS...............................................IV-1
   Qwest...................................................................IV-1
   U S WEST................................................................IV-1
   Frontier................................................................IV-1

WHERE YOU CAN FIND MORE
   INFORMATION.............................................................IV-2

                                  CHAPTER ONE
                                  THE MERGERS
                       SEE CAUTIONARY NOTE ON COVER PAGE


                    QUESTIONS AND ANSWERS ABOUT THE MERGERS

Q: When and where are the shareholder meetings?

A: The shareholder meeting of Qwest Communications International Inc. ("Qwest") will take place on [__________], 1999 in Denver, Colorado. The shareholder meeting of U S WEST, Inc. ("U S WEST") will take place on [__________], 1999 in _________, _________. The shareholder meeting of Frontier Corporation ("Frontier") will take place on [___________], 1999 in _________, _________.

Q: What do I need to do now?

A: Just mail your signed proxy card in the enclosed return envelope or vote by telephone or the internet, as soon as possible, so that your shares may be represented at your meeting. In order to assure that your vote is obtained, please give your proxy as instructed on your proxy card even if you currently plan to attend your meeting in person.

Q: What should I do if I want to change my vote?

A: Just send in a later-dated, signed proxy card to your company's Secretary or vote again by telephone or the internet before your meeting. Or, you can attend your meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to your company's Secretary at the address under "Summary- The Companies".

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the mergers. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or internet voting. If you are a Qwest shareholder and do not give voting instructions to your broker, you will not be counted as voting for purposes of your merger proposals unless you appear in person at the Qwest meeting.

If you are a U S WEST or Frontier shareholder and do not give voting instructions to your broker, you will, in effect, be voting against your merger unless you appear in person at your shareholder meeting and vote in favor of your merger.

Q: Should I send in my stock certificates now?

A: No. If the mergers are completed, we will send U S WEST and Frontier shareholders written instructions for exchanging their share certificates. Qwest shareholders will keep their existing certificates.

Q: What happens to my future dividends?

A: We expect no changes in the dividend policies of any of the three companies before the mergers. The payment of dividends by the combined company in the future, however, will depend on business conditions, the combined company's financial condition and earnings, and other factors.

Q: When do you expect the mergers to be completed?

A: We are working towards completing the mergers as quickly as possible. In addition to shareholder approvals, we must also obtain regulatory approvals. We hope to complete the mergers by [___________].

Q: Who do I call if I have questions about the meetings or the mergers?

A: Qwest shareholders may call 1-800-[___]-[____].
U S WEST shareholders may call 1-800-[___]-[____].
Frontier shareholders may call 1-800-[___]-[____].

Chapter One - The Merger

-------------------------------------------------------------------------------
AS OF THE DATE OF FILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS NO MERGER AGREEMENT HAS BEEN EXECUTED BETWEEN QWEST AND U S WEST OR BETWEEN QWEST AND FRONTIER. THE FOLLOWING DESCRIPTION DESCRIBES PROVISIONS IN QWEST'S MERGER PROPOSALS TO U S WEST AND FRONTIER THAT WOULD OCCUR IF AND ONLY IF THE TRANSACTIONS PROPOSED BY QWEST TO U S WEST AND FRONTIER ON JUNE 13, 1999 WERE ACCEPTED IN THEIR CURRENT FORM.
-------------------------------------------------------------------------------

                       SEE CAUTIONARY NOTE ON COVER PAGE

                                    SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the mergers fully and for a more complete description of the legal terms of the mergers, you should read this document and the documents we have referred you to carefully.
See "Where You Can Find More Information".

The Companies

Qwest Communications International Inc.
700 Qwest Tower
555 Seventeenth Street
Denver, CO 80202
(303) 992-1400

Qwest's principal business is internet-based data, voice and image communications for businesses and consumers. Qwest has international operations throughout North America, Europe and Mexico, and has developed a state of the art high-capacity network for international telecommunications.

U S WEST, Inc.
1801 California Street
Denver, CO 80202
(303) 672-2700

U S WEST's principal business is telecommunications services, including local telephone services, exchange access services, domestic and international broadband communications, wireless communications and directories services.


Frontier Corporation
180 South Clinton Avenue
Rochester, NY 14646
(716) 777-1000

Frontier's principal business is local and long distance telephone communications services and wireless communications services, including voice and data communication services and value added services. The company also markets and installs telecommunications systems and equipment.

Reasons for the Mergers

[To Come.]

The Mergers

The proposed merger agreements are attached as Annexes A and B, respectively, to this joint proxy statement/prospectus. We encourage you to read the proposed merger agreements as they are the legal documents that would govern the mergers.

What U S WEST Shareholders Will Receive

As a result of the U S WEST merger, U S WEST shareholders will receive, for each share of U S WEST common stock, ___ shares of Qwest common stock.

                                                      Chapter One - The Merger


What Frontier Shareholders Will Receive

As a result of the Frontier merger, Frontier shareholders will receive, for each share of Frontier common stock, ___ shares of Qwest common stock plus $20 in cash.

Ownership of Qwest After the Mergers

Qwest will issue approximately [______] shares of Qwest common stock to U S WEST shareholders in the U S WEST merger and approximately [______] shares of Qwest common stock to Frontier shareholders in the Frontier merger. The shares of Qwest common stock to be issued to U S WEST shareholders in the U S WEST merger will represent approximately [___]% of the outstanding Qwest common stock after the mergers. The shares of Qwest common stock to be issued to Frontier shareholders in the Frontier merger will represent approximately [___]% of the outstanding Qwest common stock after the mergers. This information is based on the number of Qwest, U S WEST and Frontier shares outstanding on ________, 1999 and does not take into account stock options or other equity-based awards.

Shareholder Vote Required to Approve the Mergers

For Qwest shareholders: Approval of the issuance of stock in the U S WEST and Frontier mergers requires the affirmative vote of at least a majority of the votes cast by the holders of Qwest common stock.

For U S WEST shareholders: Approval of the U S WEST merger requires the affirmative vote of at least a majority of the outstanding shares of U S WEST common stock.

For Frontier shareholders: Approval of the Frontier merger requires the affirmative vote of at least two-thirds of the outstanding shares of Frontier common stock.

Consummation of the U S WEST merger is not conditioned on consummation of the Frontier merger, and consummation of the Frontier merger is not conditioned on consummation of the U S WEST merger.

Conditions to the Completion of the U S WEST
     Merger

The completion of the U S WEST merger depends upon meeting a number of conditions, including the following:

   o  approval by the Qwest and U S WEST shareholders;

   o expiration or termination of the waiting period under the Hart-Scott-Rodino Act and receipt of material regulatory approvals;

   o  absence of any law or court order prohibiting the U S WEST merger;

   o receipt of opinions of Qwest's and U S WEST's counsel that the U S WEST merger will qualify as a tax-free reorganization; and

   o material accuracy as of closing of the representations and warranties made by the other party.

Conditions to the Completion of the Frontier Merger

The completion of the Frontier merger depends upon meeting a number of conditions, including the following:

   o  approval by the Qwest and Frontier shareholders;

   o expiration or termination of the waiting period under the Hart-Scott-Rodino Act and receipt of material regulatory approvals;

   o  absence of any law or court order prohibiting the Frontier merger;

   o receipt of opinions of Qwest's and Frontier's counsel that the Frontier merger will qualify as a tax-free reorganization; and

   o material accuracy as of closing of the representations and warranties made by the other party.

Chapter One - The Merger


Termination of the U S WEST Merger Agreement

Either Qwest or U S WEST can terminate the U S WEST merger agreement if any of the following occurs:

 (1) we do not complete the U S WEST merger by _________, ____ - however, that date becomes _________, ____ if we have not closed by _________, ____ because the regulatory conditions specified in the U S WEST merger agreement have not been satisfied by that date; or

 (2)  Qwest or U S WEST shareholders do not give the required approvals; or

 (3)  a law or court order permanently prohibits the U S WEST merger; or

 (4) the other party breaches the U S WEST merger agreement in a manner that renders a condition to the U S WEST merger incapable of being satisfied prior to ____________; or

 (5) the other party's board of directors modifies its recommendation of the U S WEST merger and U S WEST merger agreement in a manner adverse to the party seeking to terminate; or

 (6) its board of directors determines, after receipt of a superior proposal, that failure to terminate the U S WEST merger agreement in order to accept the superior proposal would result in a reasonable likelihood that it would breach its fiduciary duties to its stockholders. However, neither party may terminate under this paragraph if:

        o   its stockholders have already approved the U S WEST merger,

        o it has not given the other party five business days to match the superior proposal, and

        o   it has not paid the other party the termination fee described below.

Neither Qwest nor U S WEST can terminate the U S WEST merger agreement as described in paragraph (1) above if the U S WEST merger has not closed because it is in breach of the U S WEST merger agreement.

Finally, Qwest and U S WEST can mutually agree to terminate the U S WEST merger agreement.

Qwest-U S WEST Termination Fees

U S WEST must pay Qwest a termination fee of $850 million in cash if:

 (1) the U S WEST merger agreement is terminated because the U S WEST board of directors modifies its recommendation of the U S WEST merger and U S WEST merger agreement in a manner adverse to Qwest, or

 (2) the U S WEST merger agreement could have been terminated as described in paragraph (1) above but was not and is subsequently terminated as a result of the failure to obtain the U S WEST stockholder approval, or

 (3) the U S WEST merger agreement is terminated by U S WEST so that U S WEST can accept a superior proposal, or

 (4)  the U S WEST merger agreement is terminated in circumstances where:

        o   U S WEST's shareholders do not vote in favor of the U S WEST merger,

        o a third party has made a proposal for an alternative transaction involving U S WEST prior to the U S WEST shareholder vote, and

        o within twelve months of the termination of the U S WEST merger agreement U S WEST enters into an agreement for an alternative transaction with any third party, or

 (5) the U S WEST merger agreement is terminated as a result of U S WEST's material breach of its covenants to fulfill its obligations regarding the shareholder approval process.

Any termination fee payable by U S WEST to Qwest may be reduced by an amount of up to $250 million

                                                      Chapter One - The Merger


equal to the amount that U S WEST pays for capacity on Qwest's systems.

Qwest must pay U S WEST a termination fee of $850 million in cash if:

 (1) the U S WEST merger agreement is terminated because the Qwest board of directors modifies its recommendation of the U S WEST merger and U S WEST merger agreement in a manner adverse to U S WEST, or

 (2) the U S WEST merger agreement could have been terminated as described in paragraph (1) above but was not and is subsequently terminated as a result of the failure to obtain the Qwest stockholder approval, or

 (3) the U S WEST merger agreement is terminated by Qwest so that Qwest can accept a superior proposal, or

 (4)  the U S WEST merger agreement is terminated in circumstances where:

        o   Qwest's shareholders do not vote in favor of the U S WEST merger,

        o a third party has made a proposal for an alternative transaction involving Qwest prior to the Qwest shareholder vote, and

        o within twelve months of the termination of the U S WEST merger agreement Qwest enters into an agreement for an alternative transaction with any third party, or

 (5) the U S WEST merger agreement is terminated as a result of Qwest's material breach of its covenants to fulfill its obligations regarding the shareholder approval process.

Termination of the Frontier Merger Agreement

Either Qwest or Frontier can terminate the Frontier merger agreement if any of the following occurs:

 (1)  we do not complete the Frontier merger by _________, 2000; or

 (2)  Qwest or Frontier shareholders do not give the required approvals; or

 (3)  a law or court order permanently prohibits the Frontier merger.

Neither Qwest nor Frontier can terminate the Frontier merger agreement as described in paragraph (1) above if the Frontier merger has not closed because it is in breach of the Frontier merger agreement.

In addition, Frontier can terminate the Frontier merger agreement if:

        o   its stockholders have not already approved the Frontier merger,

        o   it receives a proposal that is superior to the Frontier merger,

        o it gives Qwest three business days to make an offer that is as favorable to Frontier shareholders as the superior proposal, and

        o   it pays Qwest the termination fee described below.

In addition, Qwest can terminate the Frontier merger agreement if Frontier modifies its recommendation of the Frontier merger and Frontier merger agreement in a manner adverse to Qwest.

Finally, Qwest and Frontier can mutually agree to terminate the merger agreement.

Qwest-Frontier Termination Fees

Frontier must pay Qwest a termination fee of $270 million in cash if:

 (1) the Frontier merger agreement is terminated because Frontier modifies its recommendation of the Frontier merger and Frontier merger agreement in a manner adverse to Qwest, or

 (2) Frontier terminates the Frontier merger agreement to accept a superior proposal, or

 (3)  the Frontier merger agreement is terminated in circumstances where:

Chapter One - The Merger


        o   Frontier's shareholders do not vote in favor of the Frontier merger,

        o a third party has made a proposal for an alternative transaction involving Frontier prior to the Frontier shareholder vote, and

        o within twelve months of the termination of the Frontier merger agreement Frontier enters into an agreement for an alternative transaction with any third party or an alternative transaction with any third party is consummated, or

 (4)  the Frontier merger agreement is terminated in circumstances where:

        o the Frontier merger has not closed by _____________ or a law or court order permanently restrains the closing of the Frontier merger,

        o prior to the applicable event specified in the preceding bullet point, a third party has made a proposal for an alternative transaction involving Frontier,

        o after such proposal has been made but prior to termination, Frontier intentionally materially breaches the Frontier merger agreement, and

        o within twelve months of the termination of the Frontier merger agreement Frontier enters into an agreement for an alternative transaction with any third party or an alternative transaction with any third party is consummated.

Board of Directors of Qwest After the Mergers

Following the mergers, the board of directors of Qwest will have [__] members, including [__] of the current Qwest directors, [___] directors designated by U S WEST and [___] directors designated by Frontier. Qwest expects that Mr. [________], Chairman of [______], will become the Vice- Chairman of Qwest.

Regulatory Approvals

Completion of the mergers will not occur until after receipt of certain regulatory approvals required for the transactions. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, provides that certain required materials and information must be furnished to and reviewed by the Antitrust Division of the Justice Department or the Federal Trade Commission. In addition, the mergers cannot be completed until permission is obtained from the Federal Communications Commission and certain state public utility commissions regarding the transfer of control of the U S WEST and Frontier telephone operations. Qwest may find that other regulatory approvals are required after it has an opportunity to conduct due diligence investigations with respect to ancillary U S WEST and Frontier operations. None of these regulatory approvals have been requested at this time. See "The Mergers-- Regulatory Matters Relating to the U S WEST Merger" and "The Mergers--Regulatory Matters Relating to the Frontier Merger."

Material Federal Income Tax Consequences of the Mergers

A U S WEST shareholder's receipt of Qwest common stock in the U S WEST merger generally will be tax-free for United States federal income tax purposes, except for tax resulting from the receipt of cash instead of any fractional share of Qwest common stock.

A Frontier shareholder's receipt of Qwest common stock in the Frontier merger generally will be tax-free for federal income tax purposes, except for tax resulting from the receipt of cash instead of any fractional share of Qwest common stock and except for tax on any gain on that shareholder's Frontier common stock to the extent of other cash received in the Frontier merger.

Frontier Stock Option Agreement

[To come.]

Voting Agreements

[To come.]

                                                      Chapter One - The Merger


Comparative Per Share Market Price Information

Qwest common stock is quoted on the Nasdaq National Market and U S WEST and Frontier common stock are both listed on the New York Stock Exchange. On June 11, 1999, the last full trading day before Qwest publicly announced its merger proposals to U S WEST and Frontier, Qwest common stock closed at $44.875, U S WEST common stock closed at $54.875, and Frontier common stock closed at $55.4375. On June 18,
1999, the last full trading day before the filing of this joint proxy statement/prospectus, Qwest common stock closed at $37.9375, U S WEST common stock closed at $58.0, and Frontier common stock closed at $58.3125.

Listing of Qwest Common Stock

The shares of Qwest common stock to be issued in the mergers will be quoted on the Nasdaq under the ticker symbol "QWST".

Appraisal Rights

The holders of Qwest and U S WEST common stock do not have any right to an appraisal of the value of their shares in connection with the U S WEST merger. The holders of Qwest and Frontier common stock do not have any right to an appraisal of the value of their shares in connection with the Frontier merger.

Interests of Officers and Directors in the Merger

[To come.]

Accounting Treatment

The mergers will be accounted for using the purchase method of accounting.

Chapter One - The Merger


                       SEE CAUTIONARY NOTE ON COVER PAGE

-------------------------------------------------------------------------------
AS OF THE DATE OF FILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS NO MERGER AGREEMENT HAS BEEN EXECUTED BETWEEN QWEST AND U S WEST OR BETWEEN QWEST
AND FRONTIER. THE FOLLOWING DESCRIPTION DESCRIBES PROVISIONS IN QWEST'S MERGER PROPOSALS TO U S WEST AND FRONTIER THAT WOULD OCCUR IF AND ONLY IF THE TRANSACTIONS PROPOSED BY QWEST TO U S WEST AND FRONTIER ON JUNE 13, 1999 WERE ACCEPTED IN THEIR CURRENT FORM.
-------------------------------------------------------------------------------


                            THE MERGER TRANSACTIONS

General

     The Qwest Board is using this joint proxy statement/prospectus to solicit proxies from the holders of Qwest common stock for use at the Qwest meeting. The U S WEST Board is also using this document to solicit proxies from the holders of U S WEST common stock for use at the U S WEST meeting. The Frontier Board is also using this document to solicit proxies from the holders of Frontier common stock for use at the Frontier meeting.

     Qwest Proposals

     At the Qwest meeting, holders of Qwest common stock will be asked to vote upon:

          (1) approval of the issuance of Qwest common stock pursuant to an Agreement and Plan of Merger dated as of [___________], 1999 among Qwest, U S WEST and a wholly owned Qwest subsidiary,

          (2) approval of the issuance of Qwest common stock pursuant to an Agreement and Plan of Merger dated as of [__________], 1999 among Qwest, Frontier and a wholly owned Qwest subsidiary, and

          (3) approval of the amendment of the Qwest charter to increase the number of authorized shares of Qwest common stock to [___] billion.

     We sometimes refer to (1) and (2) collectively as the "Qwest merger proposals" and to (3) as the "Qwest charter amendment proposal".

     U S WEST Proposal

     At the U S WEST meeting, holders of U S WEST common stock will be asked to vote upon approval and adoption of the U S WEST merger agreement and the U S WEST merger. We sometimes refer to this proposal as the "U S WEST merger proposal".

     Frontier Proposal

     At the Frontier meeting, holders of Frontier common stock will be asked to vote upon approval and adoption of the Frontier merger agreement and the Frontier merger. We sometimes refer to this proposal as the "Frontier merger proposal" and we sometimes refer to the Qwest merger proposals, the U S WEST merger proposal and the Frontier merger proposal collectively as the "merger proposals".

     Approval of the merger proposals is conditioned on approval of the Qwest charter amendment proposal. Approval of the Qwest charter amendment proposal is not conditioned, however, on approval of the merger

                                                      Chapter One - The Merger


proposals. Consummation of the U S WEST merger is not conditioned on consummation of the Frontier merger, and consummation of the Frontier merger is not conditioned on consummation of the U S WEST merger.

U S WEST and Frontier Information

     While Qwest has included herein information concerning U S WEST and Frontier insofar as it is known or reasonably available to Qwest, U S WEST and Frontier are not affiliated with Qwest and neither U S WEST nor Frontier has permitted Qwest access to its books and records. Therefore, information concerning U S WEST and Frontier that has not been made public is not available to Qwest. Qwest was not involved in the preparation of such information and statements, is not in a position to verify any such information or statements and accepts no responsibility for the accuracy or completeness thereof.

Risk Factors

     [To come.]

Background of the Mergers

     [Further background to come.]

     The Global Acquisition Proposals.

     On March 16, 1999, Global, Frontier and GCF Acquisition Corp. ("Global Merger Sub"), a wholly-owned subsidiary of Global, announced that they had entered into the Original Global/Frontier Merger Agreement, under which Global Merger Sub would merge into Frontier, causing Frontier to become a wholly-owned subsidiary of Global, and the stockholders of Frontier would receive a combination of cash and Global Common Stock. Under the Original Global/Frontier Merger Agreement, each share of Frontier Common Stock was to be exchanged for Global Common Stock valued at $62.00 per common share (with a "collar" provision adjusting the exchange ratio to maintain a constant value of Global Common Stock per Frontier share if the price of Global Common Stock was within the collar). According to the materials filed by Frontier on Form 8-K on March 19, 1999 (the "Frontier March 8-K"), the Boards of Directors of both Frontier and Global had approved the Original Global/Frontier Merger Agreement, and shareholders of Global representing more than a majority of the outstanding Global Common Stock agreed to vote their shares in favor of the contemplated transactions. Frontier also agreed to grant Global an option to purchase shares representing 19.9% of its outstanding common stock for $62.00 per share, exercisable upon termination of the Original Global/Frontier Merger Agreement in certain circumstances. For additional information about the Original Global/Frontier Merger Agreement, see the Frontier March 8-K.

     On May 16, 1999, Global and U S WEST announced that they had entered into the Global/U S WEST Merger Agreement, under which the shareholders of U S WEST and Global/Frontier would become the owners of a newly-created holding company to be named Global Crossing Corporation ("New Holdco"). U S WEST and Global would become subsidiaries of New Holdco, and New Holdco would establish two classes of tracking stock. The Class G stock would track the global data and voice network and internet assets of New Holdco, and the Class L stock would track the local telecommunications assets. Under the Global/U S WEST Merger Agreement, each share of U S WEST stock would be exchanged for approximately
1.2 shares of New Holdco tracking stock, and each share of Global common stock would be exchanged for one share of New Holdco tracking stock. Shareholders could elect which class of tracking stock they would receive, subject to proration based on an appraisal of the relative values of the two classes of assets to be done shortly before closing. According to the materials filed by U S WEST on Form 8-K on May 21, 1999 (the "U S WEST May 8-K") and the materials filed by Global on Form 8-K on May 18, 1999 (the "Global May 8-K"), the Boards of Directors of both U S WEST and Global had approved the Global/U S WEST Merger Agreement, and shareholders of Global representing more than a majority of the outstanding Global Common Stock agreed to vote their shares in favor of the contemplated

Chapter One - The Merger


transactions. In addition, according to the Schedule 14D-1 filed by U S WEST on May 21, 1999 (as amended from time to time, the "U S WEST Schedule 14D-1"), U S WEST agreed to make a cash tender offer (the "Tender Offer") for approximately 9.5% of the outstanding Global Common Stock at a price of $62.75 per share. The Tender Offer expired on June 18, 1999. For additional information about the Global/U S WEST Merger Agreement, see the U S WEST May 8-K and the Global May 8-K. For additional information about the Tender Offer, see the U S WEST Schedule 14D-1.

     Also on May 16, 1999, Global, Global Merger Sub and Frontier entered into a Consent and Amendment No.1 to the Original Global/Frontier Merger Agreement (as so amended, the "Global/Frontier Merger Agreement"), pursuant to which (1) Frontier consented to the Global/U S WEST Merger Agreement and the Tender Offer and (2) the consideration to be paid for each share of Frontier Common Stock was increased to $63 per share ($62 if no shares were purchased in the Tender Offer). For additional information regarding the amendment to the Global/Frontier Merger Agreement, see the materials filed on Form 8-K on May 18, 1999 by Frontier.

     [To be supplemented--further background to come.]

     The Qwest Proposal to U S WEST.

     On June 13, 1999, Philip F. Anschutz, Chairman of the Board of Qwest, telephoned Solomon D. Trujillo, the Chairman, President and Chief Executive Officer of U S WEST, to inform him that Qwest would be publicly announcing that day an offer to acquire all of U S WEST for Qwest Common Stock. On that same day, Joseph P. Nacchio, the Chairman and Chief Executive Officer of Qwest, sent Mr. Trujillo the following letter.

     June 13, 1999

     Mr. Solomon D. Trujillo
     Chairman, President and Chief Executive Officer
     U S WEST, Inc.
     1801 California Street
     Denver, Colorado 80202

     Dear Sol:

          Qwest Communications International Inc. is pleased to offer to acquire all of U S WEST, Inc. for Qwest common stock. Qwest will pay
     1.738 shares of Qwest common stock for each share of U S WEST common stock. Based on Friday's closing price for Qwest shares, our offer has a value of $78.00 per share. We are also announcing our offer to acquire Frontier Corporation in a stock and cash transaction valued at approximately $13.6 billion and, in the event that Frontier accepts our proposal and we enter into a merger agreement with Frontier, we will increase the consideration payable to U S WEST shareholders to 1.783 shares of Qwest common stock having a value of $80.00 per U S WEST share.

          If Frontier agrees to a business combination with us, our offer would represent a 25.4% premium to the value of U S WEST's proposed merger with Global Crossing Ltd. based on the closing price of Global Crossing's shares on Friday, a 45.8% premium to Friday's closing price of U S WEST and a 28.5% premium to the trading price of U S WEST prior to the announcement of its merger agreement with Global Crossing. If we do not conclude our business combination agreement with Frontier, our proposal would still represent a 22.2% premium to the value of U S WEST's proposed merger with Global Crossing, a 42.1% premium to Friday's closing price of U S WEST and a 25.3% premium to the trading price of U S WEST prior to the announcement of its merger agreement with Global Crossing.

                                                      Chapter One - The Merger


           Neither of our acquisition proposals is conditioned upon the success of the other proposal and Qwest is prepared to enter into a binding agreement with U S WEST whether or not we conclude our transaction with Frontier.

          Upon consummation of the transaction, we will invite you to become Vice Chairman of the Qwest Board and we would expect to invite up to four members of the current U S WEST Board, including you, to join the Qwest Board.

          The combination of our two companies will allow us to combine the management talents of both organizations. We expect an extremely smooth transition given the fact that we are -- and will remain -- headquartered in Denver.

          The combination of our two companies is truly a powerful opportunity for our respective shareholders, employees and customers. The combination will accelerate the delivery of Internet-based broadband communications services to a large customer base and, by bringing together the network infrastructure, applications and services as well as the customer distribution channels of our companies, will create a truly worldwide internet communications powerhouse.

          We believe that the combination will result in significant operating synergies, aggregating approximately $9.1 billion to $10.1 billion through the year 2005 from our combination and $14 billion through the year 2005 from a combination of U S WEST, Frontier and Qwest. These synergies are comprised of (i) incremental revenues as the combined company expands its local, data, IP and long-distance service; (ii) operating cost savings in areas such as network operations and maintenance, sales and marketing, billing, customer and back office support as well as in procurement efficiencies; and (iii) capital savings by eliminating duplication of the companies planned network buildouts and in other infrastructure and back-office areas. We are prepared to meet with you to discuss the analysis performed by us that underlies these synergies and demonstrates their feasibility. Our analysis of synergies is based on our analysis of information concerning you that is publicly available, and we would expect that working with you we could identify significantly greater synergies resulting from a combination of our two companies.

          Our proposal is financially superior to your pending transaction with Global Crossing. Not only will your shareholders receive a higher price for their U S WEST shares in a simpler transaction structure, but they will also receive a superior stock reflecting Qwest's premier assets, management's operating record, strong growth prospects and the greater realizable synergies resulting from our combination.

          Qwest's principal shareholder has indicated its readiness to enter into a voting agreement concerning its obligation to vote in favor of the merger at the meeting of Qwest shareholders comparable to the agreement entered into by Global Crossing's controlling shareholders.

          We are confident of our ability to complete this transaction as quickly as the proposed Global Crossing merger. Our legal advisors are confident of our ability to obtain all necessary approvals in a timely manner and we are prepared to commit to take steps, including disposition of certain operations, required to obtain such consents. Our offer will be tax-free to U S WEST shareholders and we can provide tax treatment and tax consequences of our proposed transaction equivalent to those of the Global Crossing transaction.

          We believe that our merger is fully consistent with the policy underlying the Telecommunications Act of 1996 and is strongly in the public interest. While obtaining regulatory approval under Section 271 of the Telecommunications Act is not a condition of the closing of our transaction, we would ask you to make the same commitments you have made in connection with the Global Crossing transaction to accelerate the process of obtaining such approval.

Chapter One - The Merger


          Given the clear superiority of our offer to the proposed Global Crossing merger, we would like to meet with you and your advisors as soon as possible to finalize a definitive agreement between our companies. The offer is, of course, subject to entering into such an agreement. In this regard, we are ready to enter into a merger agreement substantially similar to the Global Crossing agreement. A copy of the proposed merger agreement is attached to this letter. We are also ready to exchange confidential information. Qwest is committed to bringing the combination between our companies to a successful conclusion and we would be delighted to discuss any aspect of our proposal.

          We look forward to meeting at the earliest opportunity to conclude this mutually beneficial transaction for both our companies. Please forward to us the form of confidentiality agreement we are required to execute to further this matter. In addition, we and our advisors will be happy to meet with U S WEST at the time of your choosing to answer any questions about our proposal. A list of persons who may be contacted at Qwest and at our financial and legal advisors is attached to this letter.

                                                       Sincerely,

                                                       /s/ Joseph P. Nacchio
                                                       ------------------------
                                                       Joseph P. Nacchio


     The Qwest Proposal to Frontier.

     On June 13, 1999, Mr. Anschutz telephoned Joseph P. Clayton, the Chief Executive Officer of Frontier, to inform him that Qwest would be publicly announcing that day an offer to acquire all of Frontier for cash and Qwest Common Stock. On that same day, Mr. Nacchio sent Mr. Clayton the following letter.

     June 13, 1999

     Mr. Joseph P. Clayton
     Chief Executive Officer
     Frontier Corporation
     180 South Clinton Avenue
     Rochester, New York 14646

     Dear Joe:

          Qwest Communications International Inc. is pleased to offer to acquire all of Frontier Corporation for cash and Qwest common stock. Qwest will pay $20 in cash and 1.181 shares of Qwest common stock for each share of Frontier common stock. Based on Friday's closing price for Qwest shares, our cash and stock offer has a value of $73.00 per Frontier share. We are also announcing our offer to acquire U S WEST, Inc. in a stock-for-stock transaction having total equity market value of approximately $41.3 billion and, in the event that U S WEST accepts our proposal and we enter into a merger agreement with U S WEST, we will increase the consideration payable to Frontier shareholders to $20 in cash and 1.226 shares of Qwest common stock having a total value of $75.00 per Frontier share.

          The stock portion of our offer will be tax-free to Frontier shareholders. If U S WEST agrees to a business combination with us, our offer would represent a 19% premium to the value of Frontier's proposed merger with Global Crossing Ltd. based on the closing price of Global Crossing's shares on Friday, a 35.3% premium to Friday's closing price of Frontier and a 68.1% premium to the trading price of Frontier prior to the announcement of its merger agreement with Global Crossing. If we do not conclude our business combination agreement with U S WEST, our proposal would still represent a 15.9% premium to the value of Frontier's

                                                      Chapter One - The Merger


     proposed merger with Global Crossing, a 31.7% premium to Friday's closing price of Frontier and a 63.6% premium to the trading price of Frontier prior to the announcement of its merger agreement with Global Crossing.

          Neither of our acquisition proposals is conditioned upon the success of the other proposal and Qwest is prepared to enter into a binding agreement with Frontier whether or not we conclude our transaction with U S WEST.

          Upon consummation of the transaction, we will invite up to two of Frontier's current directors, including you, to join the Qwest Board.

          The combination of our two companies is truly a powerful opportunity for our respective shareholders, employees and customers. The combination will accelerate the delivery of Internet-based broadband communications services to a large customer base and, by bringing together the network infrastructure, applications and services as well as the customer distribution channels of our companies, will create a truly worldwide internet communications powerhouse.

          We believe that the combination will result in significant operating synergies, aggregating approximately $4 billion to $4.5 billion through the year 2005 from our combination and $14 billion through the year 2005 from a combination of U S WEST, Frontier and Qwest. These synergies are comprised of (i) incremental revenues as the combined company expands its local, data, IP and long-distance service; (ii) operating cost savings in areas such as network operations and maintenance, sales and marketing, billing, customer and back office support as well as in procurement efficiencies; and (iii) capital savings by eliminating duplication of the companies planned network buildouts and in other infrastructure and back-office areas. We are prepared to meet with you to discuss the analysis performed by us that underlies these synergies and demonstrates their feasibility. Our analysis of synergies is based on our analysis of information concerning you that is publicly available, and we would expect that working with you we could identify significantly greater synergies resulting from a combination of our two companies.

          Our proposal is financially superior to your pending transaction with Global Crossing. Not only will your shareholders receive a higher price for their Frontier shares in a simpler transaction structure, but they will also receive a superior stock reflecting Qwest's premier assets, management's operating record, strong growth prospects and the greater realizable synergies resulting from our combination.

          Qwest's principal stockholder has indicated its readiness to enter into a voting agreement concerning its obligation to vote in favor of the merger at the meeting of Qwest shareholders comparable to the agreement entered into by Global Crossing's controlling shareholders.

          We are confident of our ability to complete this transaction as quickly as the proposed Global Crossing merger. Our offer contains no financing contingencies. Qwest has received financing commitments from Donaldson, Lufkin & Jenrette Capital Funding, Inc. and Bank of America, NT & SA to supplement its existing cash reserves for the purpose of funding the cash portion of the consideration to be paid to Frontier shareholders and to pay the transaction fees and expenses.

          We believe that our merger is fully consistent with the policy underlying the Telecommunications Act of 1996 and is strongly in the public interest. Our legal advisors are confident of our ability to obtain all necessary approvals in a timely manner.

          Given the clear superiority of our offer to the proposed Global Crossing merger, we would like to meet with you and your advisors as soon as possible to finalize a definitive agreement between our companies. The offer is, of course, subject to entering into such an agreement. In this regard, we are ready to enter into a merger agreement substantially similar to the Global Crossing agreement. A copy of the proposed merger

Chapter One - The Merger


     agreement is attached to this letter. We are also ready to exchange confidential information immediately. Qwest is committed to bringing the combination between our companies to a successful conclusion and we would be delighted to discuss any aspect of our proposal.

          We look forward to meeting at the earliest opportunity to conclude this mutually beneficial transaction for both our companies. Please forward to us the form of confidentiality agreement we are required to execute to further this matter. In addition, we and our advisors will be happy to meet with Frontier at any time to answer any questions about our proposal. A list of persons who may be contacted at Qwest and at our financial and legal advisors is attached to this letter.

                                                       Sincerely,


                                                       /s/ Joseph P. Nacchio
                                                       ------------------------
                                                       Joseph P. Nacchio


     On Monday, June 14, 1999, Qwest filed with the Commission on Form 8-K copies of the letters set forth above, a press release relating to the proposed transactions, and related presentation materials.

     On Monday, June 14, 1999, Global issued a press release stating that it believed that its proposals were superior to the Qwest proposals and that it expected that the mergers would close as planned according to its previously-announced timetable.

     On Thursday, June 17, 1999, Frontier issued the following press release:

          Frontier Corporation announced today that its Board of Directors has reviewed the unsolicited acquisition offer made by Qwest Communications International Inc. and has determined to take no action with respect to the offer at this time. The Board took into consideration, among other things, the uncertainties surrounding Qwest's simultaneous bid for U S WEST, the financial terms and structure of the Qwest proposal, current market conditions, and the terms of the existing Frontier/Global Crossing Ltd. merger agreement.

          Frontier's Board directed management to continue to monitor events related to the Qwest proposal, and the Board will take such actions as it deems to be in the best interests of the shareholders of Frontier, consistent with the existing Global Crossing merger agreement.

          "Our Board discussed the Qwest offer, its impact on our shareholders, and its interplay with the separate Qwest offer to acquire U S WEST. We have carefully evaluated the bid, and we have discussed the issues at length with our advisors," said Frontier Chief Executive Officer Joseph P. Clayton. "The current circumstances surrounding the Qwest proposal do not warrant any change at this time in our current initiatives that are designed to move Frontier's transaction with Global Crossing toward a prompt closing."

          Added Clayton, "We remain excited about the strategic and financial benefits of the Global Crossing transaction, including the value certainty it delivers to our shareholders. We will, of course, continue to monitor events and, where appropriate, respond in our shareholders' best interests."

     Later on Thursday, June 17, 1999, U S WEST issued the following press release:

          U S WEST, Inc. announced today that on June 13, 1999, Qwest Communications International Inc. ("Qwest") publicly announced that it has made an offer to acquire through a merger, all of the outstanding shares of Common Stock of U S WEST, Inc. Qwest stated that it will exchange 1.738 shares of Qwest Common Stock for each share of U S WEST, Inc.'s Common Stock. In addition, Qwest concurrently publicly

                                                      Chapter One - The Merger


     announced that it was offering to acquire all of the outstanding shares of Common Stock of Frontier Corporation. In the event Frontier Corporation enters into a definitive agreement with Qwest with respect to the acquisition of Frontier Corporation by Qwest, Qwest has indicated that it will increase the consideration it is offering to 1.783 shares of Qwest Common Stock for each share of U S WEST, Inc.'s Common Stock. Qwest's proposal is subject to other terms and conditions. The Qwest proposal is not subject to completion of, or termination of, the tender offer. In addition, Qwest sent a letter to Mr. Solomon D. Trujillo, the Chairman, President and Chief Executive Officer of U S WEST, Inc., setting forth the foregoing proposal.

          Notwithstanding the Qwest proposal, pursuant to the Tender Offer and Purchase Agreement between U S WEST, Inc. and Global Crossing Ltd., U S WEST, Inc. is obligated to purchase the shares pursuant to the tender offer unless certain circumstances occur, including the termination of the merger agreement between Frontier Corporation and Global Crossing Ltd. as a result of the Qwest proposed transactions or otherwise.

          In addition, under the Merger Agreement between U S WEST, Inc. and Global Crossing Ltd., U S WEST, Inc. is entitled under certain circumstances to consider a Superior Proposal, Pursuant to the Merger Agreement, a "Superior Proposal" is defined as a proposal which the Board of Directors of U S WEST, Inc. determines in its good-faith judgment, based on, among other matters, the advice of a nationally recognized financial advisor, to be more favorable to its stockholders than the transaction between the U S WEST, Inc. and Global Crossing Ltd., taking into account all relevant factors. U S WEST, Inc. has not, at this time, made a determination that the Qwest proposal constitutes a Superior Proposal as defined in the Merger Agreement. If the Board of Directors of U S WEST, Inc. were to determine that Qwest's proposal constituted a Superior Proposal for the stockholders of U S WEST, Inc. , U S WEST, Inc. would have the right to terminate the Merger Agreement subject to the payment of a break-up fee of $850 million of which $250 million can be applied against the purchase of services from Global Crossing Ltd. No determination has been made as of this time by the Board of Directors of U S WEST, Inc.

          In addition, the waiting period under the HSR Act relating to the tender offer expired without any request by the Antitrust Division or the FTC for additional information.

     [Further background to come.]

     On June 21, 1999, Qwest filed a Registration Statement on Form S-4, of which this joint proxy statement/prospectus is a part, with the Commission.

Our Reasons for the Mergers

     [To come.]

Recommendations of Our Boards of Directors

     [To come.]

Accounting Treatment

     The mergers will each be accounted for by Qwest as a purchase of a business. Under this method of accounting, the assets and liabilities of U S WEST and Frontier will be recorded at their fair value, and any excess of Qwest's purchase price over such fair value will be accounted for as goodwill. The revenues and expenses of U S WEST and Frontier will be included in Qwest's consolidated financial statements from the date of consummation of the applicable merger.

Chapter One - The Merger


Material Federal Income Tax Consequences of the Mergers

     The following discussion summarizes the opinions, to be delivered at the closing of the U S WEST merger, of counsel to Qwest and U S WEST, and the opinions, to be delivered at the closing of the Frontier merger, of counsel to Qwest and Frontier as to the material United States federal income tax consequences of the U S WEST merger and the Frontier merger, respectively. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect.

     This discussion does not address all aspects of federal income taxation that may be relevant to a shareholder of U S WEST or Frontier in light of that shareholder's particular circumstances or to a shareholder subject to special rules, such as:

     o    a shareholder who is not a citizen or resident of the United States,

     o    a financial institution or insurance company,

     o    a tax-exempt organization,

     o    a dealer or broker in securities,

     o a shareholder that holds its U S WEST common stock or Frontier common stock as part of a hedge, appreciated financial position, straddle or conversion transaction, or

     o a shareholder who acquired his U S WEST common stock or Frontier common stock pursuant to the exercise of options or otherwise as compensation.

     Tax Opinions. It is a condition to the obligations of Qwest and U S WEST to complete the U S WEST merger, and a separate condition to the obligations of Qwest and Frontier to complete the Frontier merger, that each receive an opinion from its counsel, dated as of the closing date of the relevant merger, that the U S WEST merger or the Frontier merger, respectively, will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code and that each of Qwest and, in the case of the U S WEST merger, U S WEST and U S WEST merger sub, or, in the case of the Frontier merger, Frontier and Frontier merger sub, will be a party to the reorganization within the meaning of Section 368(b) of the Code. Qwest does not currently intend to waive these conditions.

     In rendering these opinions, counsel will rely on representations and covenants made by Qwest, U S WEST, Frontier and/or others, including those contained in certificates of officers of Qwest and of U S WEST or Frontier, as the case may be. These opinions will also rely on assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the U S WEST merger or the Frontier merger, as the case may be, in the manner contemplated by the U S WEST merger agreement or the Frontier merger agreement, respectively. If any of those representations, covenants or assumptions is inaccurate, counsel may not be able to render the required opinions and/or the tax consequences of the mergers could differ from those discussed here. Opinions of counsel neither bind the IRS nor preclude the IRS from adopting a contrary position. Qwest does not intend to obtain a ruling from the IRS on the tax consequences of the mergers.

     Tax Consequences of the U S WEST Merger. For federal income tax purposes:

        o A holder of U S WEST common stock will not recognize any gain or loss upon its exchange of its shares of U S WEST common stock for shares of Qwest common stock in the U S WEST merger, except with respect to cash received instead of a fractional share of Qwest common stock.

        o To the extent that a holder of U S WEST common stock receives cash instead of a fractional share of Qwest common stock, the holder will be required to recognize gain or loss, measured by the difference between the amount of cash received and the portion of the tax basis of that holder's shares of U S WEST common stock allocable to that fractional share of Qwest common stock. This gain or loss will be capital gain or loss and will be long-term capital gain or loss if the share of U S WEST common

                                                      Chapter One - The Merger


           stock exchanged for the fractional share of Qwest common stock was held for more than one year at the effective time of the U S WEST merger.

        o A holder of U S WEST common stock will have a tax basis in the Qwest common stock received in the U S WEST merger equal to (1) the tax basis of the U S WEST common stock surrendered by that holder in the U S WEST merger, less (2) any tax basis of the U S WEST common stock surrendered that is allocable to a fractional share of Qwest common stock for which cash is received.

        o The holding period for shares of Qwest common stock received in exchange for shares of U S WEST common stock in the U S WEST merger will include the holding period for the shares of U S WEST common stock surrendered in the U S WEST merger.

     Tax Consequences of the Frontier Merger.  For federal income tax purposes:

        o A holder of Frontier common stock will not recognize any gain or loss upon its exchange of its shares of Frontier common stock for shares of Qwest common stock in the Frontier merger, except (1) that the holder will be taxed on any gain on the shares of Frontier common stock surrendered in the Frontier merger to the extent of cash (other than cash received instead of a fractional share of Qwest common stock) received, and (2) with respect to cash received instead of a fractional share of Qwest common stock.

        o To the extent that a holder of Frontier common stock receives cash instead of a fractional share of Qwest common stock, the holder will be required to recognize gain or loss, measured by the difference between the amount of cash received and the portion of the tax basis of that holder's shares of Frontier common stock allocable to that fractional share of Qwest common stock. This gain or loss will be capital gain or loss and will be long-term capital gain or loss if the share of Frontier common stock exchanged for the fractional share of Qwest common stock was held for more than one year at the effective time of the Frontier merger.

        o A holder of Frontier common stock will have a tax basis in the Qwest common stock received in the Frontier merger equal to (1) the tax basis of the Frontier common stock surrendered by that holder in the Frontier merger, plus (2) any gain that is recognized by that holder as a result of the receipt of cash (other than cash received instead of a fractional share of Qwest common stock) in the Frontier merger, less (3) any tax basis of the Frontier common stock surrendered that is allocable to a fractional share of Qwest common stock for which cash is received, less (4) the cash (other than cash received instead of a fractional share of Qwest common stock) received by that holder in the Frontier merger.

        o The holding period for shares of Qwest common stock received in exchange for shares of Frontier common stock in the Frontier merger will include the holding period for the shares of Frontier common stock surrendered in the Frontier merger.

     This discussion of material federal income tax consequences is intended to provide only a general summary, and is not a complete analysis or description of all potential federal income tax consequences of the mergers. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of the mergers. Accordingly, we urge each shareholder of U S WEST and Frontier to consult his tax advisor to determine the particular United States federal, state or local or foreign income or other tax consequences to that shareholder of the U S WEST merger or the Frontier merger.

Chapter One - The Merger


Regulatory Matters Relating to the U S WEST Merger

     Antitrust Review

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated under the HSR Act, the U S WEST merger may not be consummated until notifications have been given and certain information and materials have been furnished to and reviewed by the Department of Justice and the Federal Trade Commission and specified waiting period requirements have been satisfied. As of this date Qwest has not taken any actions in connection with this requirement. In addition, at any time prior to or after the consummation of the U S WEST merger, the DOJ or the FTC could take action under the federal antitrust laws as it deems necessary in the public interest, including seeking to enjoin the U S WEST merger or seeking conditions thereon. State antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the U S WEST merger or seeking conditions.

     Any transaction involving a substantial change in control of U S WEST can be expected to draw particular scrutiny due to controversies regarding U S WEST's implementation of those provisions of the Telecommunications Act of 1996 (the "Telecommunications Act") that require U S WEST to take steps to open its local exchange market to competition. Attention also is likely to focus on steps that Qwest and U S WEST would take to comply with restrictions on the provision of interLATA long distance services within the 14 state U S WEST region. Those restrictions currently apply to U S WEST and would also apply to Qwest following the U S WEST merger in each U S WEST region state pending FCC approval of future applications demonstrating that in the particular state the requirements of Section 271 of the Telecommunications Act with respect to local exchange competition have been met. Qwest does not expect that the FCC will have granted such approval in any U S WEST state by the time that the U S WEST merger otherwise would close. As a result, prior to closing Qwest will take all action necessary to ensure that at closing the combined company will not violate the Telecommunications Act, including, without limitation, the divestiture or termination of interLATA services Qwest currently provides in the U S WEST region. Notwithstanding the foregoing, there can be no assurance that a challenge to the U S WEST merger on antitrust grounds will not be made or, if a challenge is made, what the outcome of the challenge will be.

     FCC Approval

     Because the U S WEST merger will result in the transfer of control of U S WEST for purposes of the Communications Act of 1934, as amended (the "Communications Act"), the prior approval of the FCC is necessary before the U S WEST merger may be consummated. In reviewing an application for its approval to the transfer of control, the FCC considers whether such transfers will serve the public interest, convenience and necessity, including whether the proposed transferee has the requisite qualifications to operate the licensed entities. Third parties also have an opportunity to file petitions requesting the FCC to deny transfer of control applications, or to file comments on such applications requesting conditions on approval of such applications. Upon grant of FCC approval, the transaction may be consummated by the parties. However, for a period after issuance of that approval the FCC action remains subject to judicial review upon the appeal of a third party, or subject to reconsideration by the FCC itself. Parties who close transactions during this period assume the risk that the FCC's approval could be reversed or modified by the FCC or a reviewing court.

     Qwest has not yet filed an application for consent to the transfer of control of U S WEST. As noted above, substantial controversy exists with respect to U S WEST's implementation of those provisions of the Telecommunications Act that require U S WEST to take steps to open its local exchange market to competition. Third parties have asked the FCC to condition mergers involving other Regional Bell Holding Companies ("RBOCs") on further actions to expand local exchange competition. Although the U S WEST merger does not involve one RBOC taking control of another, it is possible that third parties nevertheless will request conditions on the FCC's approval of the transfer of control of U S WEST to Qwest. Approval of the merger also could be delayed by issues related to the current restrictions on the provision of interLATA long distance services within the U S WEST region. As discussed above, Qwest expects to take actions to comply with those restrictions as of the

                                                      Chapter One - The Merger


closing of the U S WEST merger, including, without limitation, the divestiture or termination of its interLATA services in the U S WEST region, pending FCC approval at a later date after closing of applications demonstrating that the requirements of Section 271 of the Telecommunications Act with respect to local exchange competition have been met. Nevertheless, there can be no assurance that the Commission will grant its approval to the transfer of control of U S WEST on a timely basis, or without adverse conditions in this case.

     State Approvals

     Certain state public utility commissions also have jurisdiction to approve the transfer of control of U S WEST's intrastate local exchange telephone and long distance operations to Qwest. Qwest will file applications for consent to the transfer of control of such operations in each state where such an application is required. Third parties generally have an opportunity to comment on such applications and in some cases the PUCs may request additional information or hold hearings. Qwest is aware of controversies in certain states regarding matters involving U S WEST rates and service quality. In addition, state PUC proceedings involving transfers of control of other RBOCs have sometimes been slowed by third party or Commission interest in conditioning such transfers on commitments by the RBOC to take certain actions regarding its regulated services, or regarding its implementation of the requirements of the Telecommunications Act related to opening the local exchange market to competition. There can be no assurance that the PUC approval process will be resolved on a timely basis or without material conditions.

     Other Regulatory Approvals

     Qwest is not presently aware of other regulatory approvals that would be required in connection with this matter. However, once it has had an opportunity to conduct further discussions with U S WEST, it is possible that it will learn of other approval requirements, including potential approval requirements related to Qwest's operations in other countries. There can be no assurance that those additionally required approvals, if any, will be obtained on a timely basis, or without condition.

Regulatory Matters Relating to the Frontier Merger

     Antitrust Review

     Under the HSR Act and the rules promulgated under the HSR Act, the Frontier merger may not be consummated until notifications have been given and certain information and materials have been furnished to and reviewed by the DOJ and the FTC and specified waiting period requirements have been satisfied. As of this date Qwest has not taken any actions in connection with this requirement. In addition, at any time prior to or after the consummation of the Frontier merger, the DOJ or the FTC could take action under the federal antitrust laws as it deems necessary in the public interest, including seeking to enjoin the Frontier merger or seeking conditions thereon. State antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the Frontier merger or seeking conditions. There can be no assurance that a challenge to the Frontier merger on antitrust grounds will not be made or, if a challenge is made, what the outcome of the challenge will be.

     FCC Approval

     Because the Frontier merger will result in the transfer of control of Frontier for purposes of the Communications Act, the prior approval of the FCC is necessary before the Frontier merger may be consummated. In reviewing an application for its approval to a transfer of control, the FCC considers whether the transfer will serve the public interest, convenience and necessity, including whether the proposed transferee has the requisite qualifications to operate the licensed entities. Third parties also have an opportunity to file petitions requesting the FCC to deny transfer of control applications, or to file comments on such applications requesting conditions on approval of such applications. Qwest and Frontier are subject to reduced FCC regulation, and applications for

Chapter One - The Merger


consent to the transfer of control of a carrier in these circumstances generally are processed more rapidly, and are less likely to result in conditions. Upon grant of FCC approval, the transaction may be consummated by the parties. However, for a period after issuance of that approval the FCC action remains subject to judicial review upon the appeal of a third party, or subject to reconsideration by the FCC itself. Parties who close transactions during this period assume the risk that the FCC's approval could be reversed or modified by the FCC or a reviewing court.

     Qwest has not yet filed an application for consent to the transfer of control of Frontier, and there can be no assurance that the Commission will grant its approval on a timely basis, or without adverse conditions in this case.

     State Approvals

     Certain state public utility commissions also have jurisdiction to approve the transfer of control to Qwest of Frontier's intrastate local exchange telephone and long distance operations in their respective states. Qwest will file applications for consent to the transfer of control of such operations in each state where such an application is required. Third parties generally have an opportunity to comment on such applications and in some cases the PUCs may request additional information or hold hearings. Qwest anticipates that greater PUC review is likely in those states where Frontier has significant operations as the incumbent local exchange telephone company, including New York and Iowa. Ordinarily PUC review is reduced where approvals are requested for the transfer of control of competitive local exchange operations or intrastate long operations. However, there can be no assurance that the PUC approval process will move rapidly or be resolved on a timely basis.

     Other Regulatory Approvals

     Qwest is not presently aware of other regulatory approvals that would be required in connection with this matter. However, once it has had an opportunity to conduct discussions with Frontier, it is possible that it will learn of other approval requirements, including potential approval requirements related to Qwest's operations in the United Kingdom and Canada. There can be no assurance that those additionally required approvals, if any, will be obtained on a timely basis, or without condition.

Appraisal Rights

     Holders of Qwest common stock do not have dissenters' appraisal rights under Delaware law in connection with the mergers since Qwest is not a constituent corporation in either of the mergers. Holders of U S WEST common stock do not have dissenters' appraisal rights under Delaware law in connection with the U S WEST merger because the shares of Qwest common stock that such holders will be entitled to receive in the U S WEST merger will be listed on the NASDAQ at the closing of the U S WEST merger. Holders of Frontier common stock do not have dissenters' appraisal rights under New York law in connection with the Frontier merger because Frontier common stock will be listed on the New York Stock Exchange at the closing of the Frontier merger.

Federal Securities Laws Consequences; Stock Transfer Restriction Agreements

     This joint proxy statement/prospectus does not cover any resales of the Qwest common stock to be received by the shareholders of U S WEST and Frontier upon completion of the mergers, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resale.

     All shares of Qwest common stock received by U S WEST and Frontier shareholders in the mergers will be freely transferable, except that shares of Qwest common stock received by persons who are deemed to be "affiliates" of U S WEST or Frontier under the Securities Act of 1933, as amended, at the time of the U S WEST or Frontier meeting, as the case may be, may be resold by them only in transactions permitted by Rule 145 under the 1933 Act or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of U S WEST or Frontier for such purposes generally include individuals or entities that control, are controlled by or are under common control with U S WEST or Frontier, as the case may be, and include directors and executive officers of

                                                      Chapter One - The Merger


U S WEST and Frontier. The merger agreements require that U S WEST and Frontier use all reasonable efforts to cause each of such affiliates to execute a written agreement to the effect that such persons will not offer, sell or otherwise dispose of any of the shares of Qwest common stock issued to them in the U S WEST or Frontier merger, as the case may be, in violation of the 1933 Act or the related SEC rules.

Chapter One - The Merger


          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     Qwest common stock is listed on the NASDAQ and U S WEST common stock and Frontier common stock are each listed on the NYSE. Qwest's ticker symbol on the NASDAQ is "QWST" and U S WEST and Frontier's ticker symbols on the NYSE are "USW" and "FRO", respectively. The following table shows, for the calendar quarters indicated, based on published financial sources (1) the high and low last reported closing prices per share of Qwest common stock as reported on the NASDAQ Composite Tape, (2) the high and low last reported closing prices per share of U S WEST and Frontier common stock as reported on the New York Stock Exchange Composite Transaction Tape and (3) the cash dividends per share of each of Qwest, U S WEST and Frontier common stock.




                          Qwest Common Stock(1)                U S WEST Common Stock                 Frontier Common Stock
                   ---------------------------------     --------------------------------     ---------------------------------
                     High          Low      Dividend      High         Low       Dividend       High         Low       Dividend
                   -------       -------    --------     -------     -------     --------      -------     -------     --------
1997
  First Quarter.   $ n/a         $ n/a         $ n/a     $37.000     $31.875       $0.535      $23.000     $17.875       $0.218
  Second Quarter     7.375         6.813                  38.250      31.375        0.535       20.250      15.375        0.218
  Third Quarter.    12.750         6.813                  39.250      35.813        0.535       24.125      19.250        0.218
  Fourth Quarter    16.438        11.875                  46.688      38.250        0.535       25.000      21.063        0.218
1998
  First Quarter.   $20.219       $15.094                 $56.313     $45.375       $0.535      $33.438     $24.438       $0.223
  Second Quarter    19.781        13.938                  57.438      46.813        0.535       33.000      28.313        0.223
  Third Quarter.    23.000        12.500                  54.938      48.438        0.535       36.750      24.125        0.223
  Fourth Quarter    25.031        14.469                  65.000      51.875        0.535       34.125      24.813        0.223
1999
  First Quarter.   $37.406       $25.625                 $65.625     $53.313       $0.535      $54.938     $33.188       $0.223
  Second Quarter
    (through
    June 17)....    48.063        34.125       0.000      62.250      51.563        0.535       58.875      49.125        0.050

-------------------
(1) Qwest prior period share prices and dividends restated for (i) a two-for-one stock split effective February 25, 1998 and (ii) a second two-for-one stock split effective May 24, 1999.

     On June 11, 1999, the last full trading day before Qwest publicly announced its merger proposals to U S WEST and Frontier, the last reported closing prices per share of Qwest, U S WEST and Frontier stock were $44.875, $54.875 and $55.4375, respectively. On June 18, 1999, the most recent practicable date prior to the filing of this joint proxy statement/prospectus, the last reported closing prices per share of Qwest, U S WEST and Frontier stock were $37.9375, $58.0 and $58.3125, respectively. Stockholders are urged to obtain current market quotations prior to making any decision with respect to the mergers.

     The merger agreements do not permit Qwest, U S WEST and Frontier to change their dividend policies before the mergers. The payment of dividends by the combined company after the mergers, however, will depend on business conditions, the combined company's financial condition and earnings, and other factors.

                                                        Chapter One - The Merger



           QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA

                                                                                                                Three Months
                                                             Years Ended December 31,                          Ended March 31,
                                                    --------------------------------------------------       ------------------
                                                                 (in millions (except per share information))
                                                     1994       1995       1996       1997     1998(1)        1998         1999
                                                    ------     ------     ------    ------     -------       ------       ------

Statement of Operations:

Total revenue...........................              $71       $125       $231       $697     $2,243         $177        $878
Total operating expense.................               82        161        243        673      2,996          181         818
Earning (loss) from operations..........              (11)       (36)       (12)        24       (754)          (4)         60
Earning (loss) before income taxes......              (11)       (39)       (10)        24       (850)         (10)         25
Net earnings (loss).....................               (7)       (25)        (7)        15       (844)          (7)          5
Net earnings (loss) per share - basic...            (0.02)     (0.08)     (0.02)      0.04      (1.51)       (0.02)       0.01
Net earnings (loss) per share - diluted.            (0.02)     (0.08)     (0.02)      0.04      (1.51)       (0.02)       0.01



                                                     As of December 31,                             As of March 31,
                                        ---------------------------------------------------       -------------------
                                         1994         1995      1996       1997       1998         1998         1999
                                        ------       ------    ------     ------     ------       ------       ------
Summary Balance Sheet Data:

Total assets.....................         $90         $184      $263      $1,398     $   68        $1,780       $8,009
Long-term debt...................          27           69       109         631      2,307         1,029        2,320
Total stockholders' equity(2)....          25           27         9         382      4,238           407        4,401



                                                                                                          Three Months
                                                                                                              Ended
                                                           Years Ended December 31,                         March 31,
                                                -------------------------------------------------      ------------------
                                                 1994        1995      1996      1997       1998        1998        1999
                                                ------      ------    ------    ------     ------      ------      ------
Other Financial Data:

EBITDA(3).................................       $ (6)       $(26)      $ 7     $  44      $  295       $   5       $ 156
Net cash provided by (used in) operating
 activities...............................          3         (57)       33       (36)         45          54         (80)
Net cash used in investing activities.....        (42)        (59)      (53)     (357)     (1,439)       (142)       (315)
Net cash provided by financing activities          34         114        26       766       1,477         282          51
Capital expenditures......................         41          49        57       346       1,413         142         300


-------------------

(1) The selected financial and operating data for the year ended as of December 31, 1998 include the effect of the acquisitions of LCI International, Inc., Icon CMT Corp., EUnet International Limited and Phoenix Network, Inc., which occurred during 1998. (See further discussion of these acquisitions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the 1998 Qwest Form 10-K.)

(2) Qwest has not paid cash dividends on its Common Stock since becoming a public company in June 1997 and does not anticipate paying cash dividends in the foreseeable future.

(3) EBITDA represents net earnings (loss) before interest, income tax expense (benefit), depreciation and amortization, a non-recurring expense of $2.6 million in the year ended December 31, 1996, the non-recurring

Chapter One - The Merger


     gain on sale of telecommunication agreements of $6.1 million in the year ended December 31, 1996, to restructure operations, a non-recurring gain on sale of contract rights of approximately $9.3 million in the year ended December 31, 1997, and non-recurring merger-related expenses of $846.5 million in the year ended December 31, 1998. EBITDA does not represent cash flow for the periods presented and should not be considered as an alternative to net earnings (loss) as an indicator of Qwest's operating performance or as an alternative to cash flows as a source of liquidity, and may not be comparable with EBITDA as defined by other companies.

                                                        Chapter One - The Merger



                                                  U S WEST, INC.
                                              SELECTED FINANCIAL DATA

                                                                                                 Three Months Ended
                                                       Year Ended December 31,                        March 31,
                                            --------------------------------------------------   -------------------
                                              1994      1995     1996       1997        1998      1998       1999
                                            -------   -------   -------    -------    --------   --------   --------
                                                                             (in millions (except per share amounts))
Operating revenues.......................   $10,132   $10,508   $ 11,168   $ 11,479   $ 12,378   $  3,009   $  3,182
Operating expenses.......................     7,616     7,931      8,356      8,703      9,329      2,194      2,389
Operating income.........................     2,516     2,577      2,812      2,776      3,049        815        793
Income before extraordinary item and
 cumulative effect of change in
 accounting principle(1).................     1,403     1,431      1,501      1,527      1,508        434        397
Net income(2)............................     1,403     1,423      1,535      1,524      1,508        434        397

Pro forma income(3)                              *         *       1,339      1,365      1,436        393         --
Historical earnings per share:(1,2,4)
 Basic...................................      3.09      3.02       3.21       3.16       3.05       0.89       0.79
 Diluted.................................      3.03      2.98       3.17       3.12       3.02       0.89       0.78
Average common shares outstanding
   (thousands):
 Basic...................................   453,316   470,716    477,549    482,751    494,395    484,964    503,306
 Diluted.................................   463,801   481,933    488,591    491,232    498,798    489,113    508,121
Pro forma earnings per share(3)
 Basic...................................        *         *          *          *    $   2.86   $   0.78         --
 Diluted.................................        *         *          *          *        2.84       0.78         --
Pro forma average common shares
  outstanding (thousands):
 Basic...................................        *         *          *          *     501,827    501,305         --
 Diluted.................................        *         *          *          *     506,230    505,454         --
Dividends per common share...............   $  2.14      2.14   $   2.14   $   2.14   $   2.14   $   0.54   $    0.54
Total assets.............................    16,317    16,960     17,279     17,667     18,407     18,407      18,709
Total debt(5)............................     6,147     6,782      6,545      5,715      9,919      5,511      10,035
Debt to total capital ratio..............      64.7%     65.0%      61.6%      56.7%      92.9%      92.9%       91.6%
Capital expenditures.....................   $ 2,513     2,770   $  2,831   $  2,672   $  2,905   $    522   $     787
Telephone network access lines in
service (thousands)......................    14,299    14,795     15,424     16,033     16,601         *           *
Billed access minutes of use (millions):                                                               *           *
 Interstate..............................    43,768    47,801     52,039     55,362     58,927         *           *
 Intrastate..............................     8,507     9,504     10,451     11,729     12,366         *           *
Total employees..........................    55,246    54,552     51,477     51,110     54,483         *           *
Telephone company employees..............    47,493    47,934     45,427     43,749     46,310         *           *
Telephone company employees per
10,000 access lines......................      33.2      32.4       29.5       27.3       27.9         *           *

-------------------

(1)  1998 income includes separation expenses of $68 ($0.13 per diluted share) associated with the Separation of Old U S
     WEST into two independent companies and an asset impairment charge of $21 ($0.04 per diluted share).  1997 income includes a $152 regulatory charge ($0.31 per diluted share) related primarily to the 1997 Washington State Supreme Court ruling that upheld a Washington rate order, a gain of $32 ($0.07 per diluted share) on the sale of an interest in Bell
     Communications Research, Inc. and a gain of $48 ($0.10 per diluted share) on the sales of local telephone exchanges.  1996 income includes a gain of $36 ($0.07 per diluted share) on the sales of local telephone exchanges and the current effect of
     $15 ($0.03 per diluted share) from adopting Statement of Financial Accounting Standards ("FAS") No. 121, "Accounting
     for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of."  1995 income includes a gain of
     $85 ($0.18 per diluted share) on the sales of local telephone exchanges and costs of $8 ($0.02 per diluted share) associated

Chapter One - The Merger


     with the 1995 Recapitalization discussed in footnote 4 below. 1994 income includes a gain of $51 ($0.11 per diluted share) on the sales of local telephone exchanges.

(2) 1997 net income was reduced by an extraordinary charge of $3 ($0.01per diluted share) for the early extinguishment of debt. 1996 net income includes a gain of $34 ($0.07 per diluted share) for the cumulative effect of the adoption of FAS No. 121. 1995 net income was reduced by an extraordinary item of $8 ($0.02per diluted share) for the early extinguishment of debt.

(3) Pro forma income reflects the incremental interest expense associated with the Dex Indebtedness from the beginning of the period through the Separation Date. The pro forma earnings per diluted share amounts also reflect the issuance of approximately 16,341,000 shares of common stock (net of the redemption of approximately 305,000 fractional shares) issued in connection with the Dex Alignment as if the shares had been issued at the beginning of the period indicated.

(4) The historical average shares outstanding assume a one-for-one conversion of historical Communications Group common shares outstanding into shares of U S WEST as of the Separation Date. The 1998 historical average common shares outstanding include the issuance of approximately 16,341,000 shares of common stock (net of redemption of approximately 305,000 fractional shares) issued in connection with the Dex Alignment. Effective November 1, 1995, each share of common stock of Old U S WEST was converted into one share each of Communications Stock and Media Stock (the "1995 Recapitalization"). Earnings per common share and dividends per common share for 1995 and 1994 have been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1994.

(5)  1998 debt includes $3,900 of Dex Indebtedness.

* Information has not been presented or is not available.

                                                        Chapter One - The Merger



                             FRONTIER CORPORATION
                            SELECTED FINANCIAL DATA

                                                                                                           Three Months
                                                         Year Ended December 31,                          Ended March 31,
                                          -------------------------------------------------------       ------------------
                                                             (in millions (except per share amounts))
                                           1994         1995        1996        1997        1998         1998         1999
                                          ------       ------      ------      ------      ------       ------       ------
Revenues............................       1,668        2,150       2,589       2,375       2,594          632         675
Income from Continuing Operations
 (before Extraordinary Items and
 Cumulative Effect  of Changes in
 Accounting Principles).............          187         145         198          32         178           34          40

Consolidated Net Income.............          180          22         190          32         176           34          40
Basic Earnings per Common Share:
 Income before Extraordinary Items
 and Cumulative effect of Changes in
 Accounting Principles..............         1.25        0.94        1.19        0.18        1.03         0.20        0.23
Extraordinary items.................           --       (0.79)         --          --          --           --          --
Cumulative Effect of Changes in
 Accounting Principles..............        (0.04)      (0.01)      (0.05)         --       (0.01)          --          --
Basic Earnings per Common Share.....         1.21        0.14        1.14        0.18        1.02         0.20        0.23
Diluted Earnings per Common Share:
 Income before Extraordinary Items
 and Cumulative effect of Changes in
 Accounting Principles..............         1.15        0.88        1.18        0.18        1.02         0.20        0.23
Extraordinary items.................           --       (0.74)         --          --          --           --          --
Cumulative Effect of Changes in
 Accounting Principles..............        (0.04)      (0.01)      (0.05)         --       (0.01)          --          --
Diluted Earnings per Common Share...         1.11        0.13        1.13        0.18        1.01         0.20        0.23
Cash Dividends Declared per Common
Share...............................        0.815       0.835       0.855       0.875       0.890           --          --

                                                              As of December 31,                          As of March 31,
                                          ------------------------------------------------------        -------------------
                                           1994         1995        1996        1997        1998         1998         1999
                                          ------       ------      ------      ------      ------       ------       ------
Total Assets..........................    $   2,061    $2,111      $2,229      $ 2,488     $ 3,059      $2,597       $3,249

Long-Term Debt........................          662       619         678          935       1,351         986        1,464


Chapter One - The Merger



                                        QWEST COMMUNICATIONS INTERNATIONAL INC.
                                              COMPARATIVE PER SHARE DATA
                                                      (Unaudited)



                                                                          At December   At March 31,
                                                                            31, 1998       1999
                                                                          -----------   -----------

Book value per share
   Qwest historical                                                        $    6.11     $  6.27
   U S WEST historical                                                     $    1.50     $  1.83
   Frontier historical                                                     $    5.94     $  6.20
   Qwest/U S WEST and Frontier pro forma combined                          $   26.25     $ 26.23
   Qwest/U S WEST pro forma combined                                       $   24.29     $ 24.28
   Qwest/Frontier pro forma combined                                       $   13.61     $ 13.68
   U S WEST pro forma equivalent for U S WEST and Frontier offer (a)       $   46.80     $ 46.77
   U S WEST pro forma equivalent for U S WEST offer (b)                    $   42.22     $ 42.20
   Frontier pro forma equivalent for U S WEST and Frontier offer (c)       $   32.18     $ 32.16
   Frontier pro forma equivalent for Frontier offer (d)                    $   16.07     $ 16.16


                                                                                     For the Year          For the three
                                                                                        Ended                 Months
                                                                                       December             Ended March
                                                                                       31, 1998              31, 1999
                                                                                     ------------          -------------
Net earnings (loss) per share
 Qwest historical - basic and diluted                                                  $ (1.51)                $ 0.01
 U S WEST historical - basic                                                           $  3.05                 $ 0.79
 U S WEST historical - diluted                                                         $  3.02                 $ 0.78
 Frontier historical - basic                                                           $  1.02                 $ 0.23
 Frontier historical - diluted                                                         $  1.01                 $ 0.23
 Qwest/U S WEST and Frontier pro forma combined - basic and diluted                    $ (0.29)                $ 0.06
 Qwest/U S WEST pro forma combined - basic and diluted                                 $ (0.13)                $ 0.12
 Qwest/Frontier pro forma combined - basic and diluted                                 $ (1.46)                $(0.07)
 U S WEST pro forma equivalent for U S WEST and
     Frontier offer - basic and diluted (a)                                            $ (0.52)                $ 0.11
 U S WEST pro forma equivalent for U S WEST offer -
      basic and diluted (b)                                                            $ (0.23)                $ 0.21
 Frontier pro forma equivalent for U S WEST and
      Frontier offer - basic and diluted (c)                                           $ (0.36)                $ 0.07
 Frontier pro forma equivalent for Frontier offer - basic and diluted (d)              $ (1.72)                $(0.08)

-------------------

(a) The U S WEST pro forma equivalent represents the Qwest/U S WEST and Frontier combined book value or net income (loss) per share multiplied by a Qwest exchange ratio of 1.783.

(b) The U S WEST pro forma equivalent represents the Qwest/U S WEST book value or net income (loss) per share multiplied by a Qwest exchange ratio of 1.738.

(c) The Frontier pro forma equivalent represents the Qwest/U S WEST and Frontier combined book value or net income (loss) per share multiplied by a Qwest exchange ratio of 1.226.

(d) The Frontier pro forma equivalent represents the Qwest/Frontier book value or net income (loss) per share multiplied by a Qwest exchange ratio of 1.181.

                                                        Chapter One - The Merger


                    UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information of Qwest presented below is derived from the historical financial statements of Qwest, U S WEST and Frontier. The unaudited pro forma condensed combined financial information is presented under three separate merger scenarios: (1) a merger between Qwest and U S WEST; (2) a merger between Qwest and Frontier; or (3) a merger between Qwest, U S WEST and Frontier. The mergers with Frontier and U S WEST are not dependent upon each other. Under all scenarios, the unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting, with Qwest treated as the acquirer, as if the merger(s) had been completed on January 1, 1998 for statement of operations purposes and on March 31, 1999 for balance sheet purposes.

For a summary of the U S WEST merger agreement, see "The U S WEST Merger Agreement". For a summary of the Frontier merger agreement, see "The Frontier Merger Agreement".

The unaudited pro forma condensed combined financial information is based upon the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information presented on the following pages. The assumptions and related pro forma adjustments have been developed from information available to Qwest from the December 31, 1998 Form 10-K filings and March 31, 1999 Form 10-Q filings of Frontier and U S WEST. Such pro forma adjustments have been included only to the extent known and reasonably available to Qwest. Additional information may exist that could materially affect the assumptions and pro forma adjustments. Such information is not available to Qwest because it is within the peculiar knowledge of Frontier and U S WEST. Furthermore, the determination of the fair value of Qwest common stock to be issued has been estimated based upon the closing market price of $37.94 on June 18, 1999. The final purchase consideration will be based partly upon the average market price of the Qwest common stock for a reasonable period of time before and after agreement is reached on the mergers among Qwest, Frontier and U S WEST. As a result of these uncertainties, the final determination and allocation of purchase price may differ from the amounts assumed in this unaudited pro forma condensed combined financial information and those differences may be material.

This unaudited pro forma condensed combined financial information should be read in conjunction with the separate historical financial statements and accompanying notes of Qwest, U S WEST and Frontier that are incorporated by reference in this joint proxy statement/prospectus. You should not rely on the unaudited pro forma condensed combined financial information as an indication of the results of operations or financial position that would have been achieved if the merger(s) had taken place earlier or of the results of operations or financial position of Qwest after the completion of such transactions.

Chapter One - The Merger


                    QWEST COMMUNICATIONS INTERNATIONAL INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          QWEST AND U S WEST COMBINED
                       Three Months Ended March 31, 1999
                                  (Unaudited)
              (Amounts in Millions, Except Per Share Information)


                                                         Historical
                                               ------------------------------        Pro Forma         Pro Forma
                                                  Qwest(1)        U S WEST(1)       Adjustments        Combined
                                               -------------     ------------       -----------        --------
Revenue:
      Communications services.................   $  737             $ 3,182           $                 $3,919
      Construction services...................      141                 --                                 141
                                                 ------             -------           ---------         ------

                                                    878               3,182                --            4,060
Operating expenses:
      Operating expenses......................      722               1,787                              2,509
      Depreciation and amortization...........       96                 602               212 (4)          910
                                                 ------             -------           ---------         ------
                                                    818               2,389               212            3,419
                                                 ------             -------           ---------         ------
Earnings (loss) from operations...............       60                 793              (212)             641
                                                 ------             -------           ---------         ------
Other expense (income):
      Interest expense, net...................       32                 153                                185
      Other net...............................        3                   1                                  4
                                                 ------             -------           ---------         ------
Earnings (loss) before income taxes...........       25                 639              (212)             452
Income tax expense (benefit)..................       20                 242                   (5)          262
                                                 ------             -------           ---------         ------
Net earnings (loss)...........................   $    5             $   397           $  (212)          $  190
Net earnings per share - basic................   $ 0.01                                                 $ 0.12
                                                 ======             =======           =========         ======
                                                                                              (6)
Net earnings per share - diluted..............   $ 0.01                                                 $ 0.12
                                                 ======             =======           =========         ======
                                                                                              (6)
Weighted average shares outstanding - basic...      698                                                  1,574
                                                 ======             =======           =========         ======
Weighted average shares outstanding - diluted.      737                                                 1,621
                                                 ======             =======           =========         ======

                                                        Chapter One - The Merger


                    QWEST COMMUNICATIONS INTERNATIONAL INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          QWEST AND U S WEST COMBINED
                         Year Ended December 31, 1998
                                  (Unaudited)
              (Amounts in Millions, Except Per Share Information)



                                                         Historical
                                               ------------------------------        Pro Forma         Pro Forma
                                                  Qwest(1)        U S WEST(1)       Adjustments        Combined
                                               -------------     ------------       -----------        --------
Revenue:
     Communications services..................    $1,554           $12,378            $                  $13,932
     Construction services....................       688              --                                     688
                                                  ------           -------            -------            -------
                                                   2,242            12,378                 --             14,620
                                                  ------           -------            -------            -------
Operating expenses:
     Operating expenses.......................     1,948             7,130                                 9,078
     Depreciation and amortization............       202             2,199                847 (4)          3,248
     Merger costs.............................        86               --                                     86
     Provision for in-process R&D.............       760               --                                    760
                                                   2,996             9,329                847             13,172
                                                  ------           -------            -------            -------
Earnings (loss) from operations...............      (754)            3,049               (847)             1,448
                                                  ------           -------            -------            -------
Other expense (income):
     Interest expense, net....................        97               543                                   640
     Other net................................        (1)               87                                    86
                                                  ------           -------            -------            -------
Earnings (loss) before income taxes...........      (850)            2,419               (847)               722
Income tax expense (benefit)..................        (6)              911                    (5)            905
                                                  ------           -------            -------            -------
Net earnings (loss)...........................    $ (844)          $ 1,508            $  (847)           $   (183)
                                                  ======                                                 =======
Net loss per share - basic....................    $(1.51)                                     (6)        $ (0.13)
                                                  ======                                                 =======
Net loss per share - diluted..................    $(1.51)                                     (6)        $ (0.13)
                                                  ======                                                 =======

Weighted average shares outstanding - basic...       558                                                   1,434
                                                  ======                                                 ======
Weighted average shares outstanding - diluted.       558                                                   1,434
                                                  ======                                                 ======

Chapter One - The Merger


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           QWEST AND U S WEST COMBINED
                                 March 31, 1999
                                   (Unaudited)
                              (Amounts in Millions)


                                                            Historical
                                                  -----------------------------              Pro Forma         Pro Forma
                                                    Qwest(1)       U S WEST(1)              Adjustments         Combined
                                                  -----------      ------------             -----------         --------
ASSETS
Current assets:
      Cash.....................................   $       119      $        36              $                  $    155
      Trade accounts receivable, net...........           657             1,700                                   2,357
      Deferred income tax asset................            69               161                                     230
      Prepaid expenses and other...............           252               639                                     891
                                                  -----------      ------------             --------           --------
      Total current assets.....................         1,097             2,536                   --              3,633
Property and equipment, net....................         2,827            15,098                                  17,925
Excess of cost over net assets acquired........         3,395               --                33,898 (2)         37,293
Other, net.....................................           690             1,075                                   1,765
                                                  -----------      ------------             --------           --------
Total assets...................................   $     8,009      $     18,709             $ 33,898           $ 60,616
                                                  ===========      ============             ========           ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities............................   $     1,005      $      4,849             $    925 (2)       $  6,779
Long-term debt and capital lease obligations...         2,320             8,642                                  10,962
Other long-term liabilities....................           283             4,298                                   4,581
                                                  -----------      ------------             --------           --------
      Total liabilities........................         3,608            17,789                  925             22,322
Stockholders' equity
    Common stock and additional paid in capital         5,272               553                 (553)(7)         39,165
                                                                                              33,893 (2)
      Retained earnings (accumulated deficit)..          (871)              352                 (352)(7)           (871)
      Accumulated other comprehensive income...            --                15                  (15)(7)             --
                                                  -----------      ------------             --------           --------
      Total stockholders' equity...............         4,401               920               32,973             38,294
                                                  -----------      ------------             --------           --------
Total liabilities and stockholders' equity.....        $8,009           $18,709              $33,898            $60,616
                                                  ===========      ============             ========           ========

                                                        Chapter One - The Merger


     Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) See "Description of Qwest--Unaudited Pro Forma Condensed Combined Financial Information." The assumptions and related pro forma adjustments described below have been developed from information available to Qwest from the December 31, 1998 Form 10-K and March 31, 1999 Form 10-Q filings of U S WEST. The pro forma adjustments described below have been included only to the extent known and reasonably available to Qwest. Additional information may exist that could materially affect the assumptions and related pro forma adjustments. Such information is not available to Qwest because it is within the peculiar knowledge of U S WEST.

(2) Represents the allocation of the assumed purchase price to net tangible assets acquired and goodwill. The fair value of the consideration has been allocated to the net book value of the tangible assets and liabilities to be acquired based upon the amounts reported in the March 31, 1999, unaudited consolidated condensed balance sheet of U S WEST because fair value information is not reasonably available to Qwest. The excess of the assumed consideration over the net book value of the tangible assets acquired has been allocated to goodwill because the existence of any identifiable intangible assets is the peculiar knowledge of U S WEST and is not reasonably known to Qwest. The purchase price and the excess of the purchase price over the net tangible assets acquired at March 31, 1999, are as follows (in millions):



   Shares outstanding as of March 31, 1999...................             504
   Exchange ratio............................................           1.738
                                                                      -------
   Equivalent of Qwest shares................................             876
   Qwest share price on June 18, 1999........................         $ 37.94
                                                                      -------
                                                                       33,233
   Fair value of options exchanged...........................             660
                                                                      -------
                                                                       33,893
   Add-estimated merger costs................................             925
                                                                      -------
   Total consideration.......................................          34,818
   Historical net book value as of March 31, 1999............            (920)
                                                                      -------
   Excess consideration over net assets acquired.............         $33,898
                                                                      ========



     The value of the Qwest common stock to be issued is based upon approximately 876 million shares at a price of $37.94 per share (the closing market price on June 18, 1999). The purchase consideration will be based in part upon the average market price of the Qwest common stock for a reasonable period of time before and after agreement is reached between Qwest and U S WEST. The final determination of the purchase consideration may differ from the amount assumed in this unaudited pro forma condensed combined financial information and that difference may be material.

(3) Qwest pays a fee to U S WEST for access to its network. The access cost is included in Qwest's operating expenses and U S WEST's revenues. The amounts included in the pro forma information have not been eliminated. The elimination of access cost and related revenues would not have an effect on the pro forma net earnings (loss). There are no other significant transactions between Qwest and U S WEST.

Chapter One - The Merger


(4) Reflects incremental amortization expense for the excess of the purchase price over the net tangible assets acquired. The excess of the purchase price over the net tangible assets acquired is being amortized over 40 years, based upon Qwest's preliminary assessment of the business to be acquired.

(5) The merger is expected to be a tax-free transaction to the shareholders of U S WEST. The purchase price has been allocated to the net tangible assets acquired based upon their carrying amounts included in the U S WEST March 31, 1999 Form 10-Q with the excess allocated to non-deductible goodwill. To the extent the final purchase price allocation creates a difference between the tax and financial reporting basis of assets and liabilities acquired, deferred income taxes and additional goodwill will be included in the pro forma unaudited condensed combined financial information.

(6) Qwest pro forma earnings (loss) per share assumes the issuance of approximately 876 (884 million on a fully diluted basis) million shares at a price of $37.94 per share on January 1, 1998. The share price used is the closing share price on June 18, 1999 for Qwest common stock.

(7) Represents the elimination of the historical equity of U S WEST.

(8) According to Schedule 14D-1 filed by U S WEST on May 21, 1999, U S WEST agreed to make a cash tender offer for approximately 9.5% of the outstanding Global Crossing common stock at a price of $62.75 per share (approximately $2.5 billion). The outcome of such tender offer has not been reflected in the pro forma financial information.

                                                        Chapter One - The Merger


     QWEST COMMUNICATIONS INTERNATIONAL INC. PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS QWEST AND FRONTIER COMBINED Three Months Ended March 31, 1999 (Unaudited) (Amounts in Millions, Except Per Share Information)


                                                             Historical
                                                   -----------------------------       Pro Forma       Pro Forma
                                                   Qwest(1)          Frontier(1)      Adjustments       Combined
                                                   --------          -----------      -----------      ---------
Revenue:
      Communications services..................    $    737            $  675            $                 $1,412
      Construction services....................         141                --               (10)(4)           131
                                                   --------            ------            ------            ------
                                                        878               675               (10)            1,543
Operating expenses:
      Operating expenses.......................         722               532                (7)(4)         1,247
      Depreciation and amortization............          96                63                69 (5)           228
                                                   --------            ------            ------            ------
                                                        818               595                62             1,475
                                                   --------            ------            ------            ------
Earnings (loss) from operations................          60                80               (72)               68
                                                   --------            ------            ------            ------
Other expense (income):
      Interest expense, net....................          32                15                62 (3)           109
      Other net................................           3                  (6)                               (3)
                                                   --------            ------            ------            ------
Earnings (loss) before income taxes............          25                71              (134)              (38)
Income tax expense (benefit)...................          20                31               (26)(6)            25
                                                   --------            ------            ------            ------
Net earnings (loss)............................    $      5            $   40            $ (108)           $  (63)
                                                   ========            ======            ======            ======
Net earnings (loss) per share - basic..........    $   0.01                                                $(0.07)
                                                   ========                                                ======

Net earnings (loss) per share - diluted........    $   0.01                                     (7)        $(0.07)
                                                   ========                                                ======

Weighted average shares outstanding - basic....         698                                     (7)           903
                                                   ========                                                ======
Weighted average shares outstanding - diluted..         737                                                   903
                                                   ========                                                ======

Chapter One - The Merger


                    QWEST COMMUNICATIONS INTERNATIONAL INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          QWEST AND FRONTIER COMBINED
                         Year Ended December 31, 1998
                                  (Unaudited)
              (Amounts in Millions, Except Per Share Information)



                                                             Historical
                                                   -----------------------------       Pro Forma       Pro Forma
                                                   Qwest(1)          Frontier(1)      Adjustments       Combined
                                                   --------          -----------      -----------      ---------
Revenue:
      Communications services.................     $ 1,554             $ 2,594          $               $ 4,148
      Construction services...................         688                 --             (143)(4)          545
                                                   -------             -------          ------          -------
                                                     2,242               2,594            (143)           4,693
Operating expenses:
      Operating expenses......................       1,948               2,050            (103)(4)        3,895
      Depreciation and amortization...........         202                 226             276 5)           704
      Merger costs............................          86                  --                               86
      Provision for in-process R&D............         760                  --                              760
                                                   -------             -------          ------          -------
                                                     2,996               2,276             173            5,445
                                                   -------             -------          ------          -------
Earnings (loss) from operations...............        (754)                318            (316)            (752)
                                                   -------             -------          ------          -------
Other expense (income):
      Interest expense, net...................          97                  55             250 (3)          402
      Other net...............................          (1)                (45)                             (46)
                                                   -------             -------          ------          -------
Earnings (loss) before income taxes...........        (850)                308            (566)          (1,108)
Income tax expense (benefit)..................          (6)                130            (116)(6)            8
                                                   -------             -------          ------          -------
Net earnings (loss).........................       $  (844)            $   178          $ (450)         $(1,116)
                                                   =======             =======          ======          =======
Net loss per share - basic....................     $ (1.51)                                    (7)      $ (1.46
                                                   =======                                              =======

Net loss per share - diluted..................     $ (1.51)                                    (7)      $ (1.46)
                                                   =======                                              =======

Weighted average shares outstanding - basic...         558                                                  762
                                                   =======                                              =======
Weighted average shares outstanding - diluted.         558                                                  762
                                                   =======                                              =======

                                                        Chapter One - The Merger


                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                          QWEST AND FRONTIER COMBINED
                                March 31, 1999
                                  (Unaudited)
                             (Amounts in Millions)



                                                              Historical
                                                     --------------------------        ProForma        Pro Forma
                                                      Qwest(1)       Frontier(1)      Adjustments       Combined
                                                     ----------      ----------       -----------      ---------
ASSETS
Current assets:
      Cash.......................................    $   119           $      97      $                  $    216
      Trade accounts receivable, net.............           657              438                            1,095
      Deferred income tax asset..................            69               13                               82
      Prepaid expenses and other.................           252               42                              294
                                                     ----------        ---------      ---------           -------
      Total current assets.......................         1,097              590            --              1,687
Property and equipment, net......................         2,827            1,833                            4,660
Excess of cost over net assets acquired..........         3,395              476        11,052 (2)         14,923
Other, net.......................................           690              350            83 (3)          1,123
                                                     ----------        ---------      ---------          --------
Total assets.....................................    $    8,009        $   3,249      $  11,135          $ 22,393
                                                     ==========        =========      =========          ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities..............................    $    1,005        $     580      $     403 (2)       $ 2,071
                                                                                             83 (3)
Long-term debt and capital lease obligations.....         2,320            1,464          3,700 (2)         7,501
                                                                                             17 (2)
Other long-term liabilities......................           283              133             18 (2)           434
                                                     ----------        ---------      ---------          --------
      Total liabilities..........................         3,608            2,177          4,221            10,006
Stockholders' equity
      Preferred stock............................            --               18            (18)(2)            --
      Common stock and additional paid in capital         5,272              788           (788)(8)        13,258
                                                                                           7,986 (2)
      Treasury stock.............................            --               --             --                 --
      Retained earnings (accumulated deficit)....          (871)             306           (306)(8)          (871)
    Unearned compensation - restricted stock plan            --              (36)            36 (8)            --
      Accumulated other comprehensive income.....            --               (4)             4 (8)           --
                                                     ----------        ---------      ---------          --------
      Total stockholders' equity.................         4,401            1,072          6,914            12,387
                                                     ----------        ---------      ---------          --------
Total liabilities and stockholders' equity.......    $    8,009        $   3,249      $ 11,135           $ 22,393
                                                     ==========        =========      =========          ========

Chapter One - The Merger


     Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) See "Description of Qwest--Unaudited Pro Forma Condensed Combined Financial Information." The assumptions and related pro forma adjustments described below have been developed from information available to Qwest from the December 31, 1998 Form 10-K and March 31, 1999 Form 10-Q filings of Frontier. The pro forma adjustments described below have been included only to the extent known and reasonably available to Qwest. Additional information may exist that could materially affect the assumptions and related pro forma adjustments. Such information is not available to Qwest because it is within the peculiar knowledge of Frontier.

(2) Represents the allocation of the assumed purchase price to net tangible assets acquired and goodwill. The fair value of the consideration has been allocated to the net book value of the tangible assets and liabilities (except for Frontier's 10.46% convertible debentures) to be acquired based upon the amounts reported in the March 31, 1999, unaudited consolidated condensed balance sheet of Frontier because fair value information is not reasonably available to Qwest. The 10.46% convertible debentures have been adjusted to fair value based upon the exchange ratio and Qwest's share price on June 18, 1999. The excess of the assumed consideration over the net book value of the tangible assets acquired has been allocated to goodwill because the existence of any identifiable intangible assets is the peculiar knowledge of Frontier and is not reasonably known to Qwest. The purchase price and the excess of the purchase price over the net tangible assets acquired at March 31, 1999, are as follows (in millions):


     Shares outstanding as of March 31, 1999............          173
     Exchange ratio.....................................        1.181
                                                              -------
     Equivalent of Qwest shares.........................          204
     Qwest share price on June 18, 1999.................       $37.94
                                                              -------
                                                                7,740
     Fair value of options exchanged....................          246
                                                              -------
                                                                7,986
     Add-cash consideration.............................        3,700
     Add-estimated merger costs.........................          403
                                                              -------
     Total consideration................................       12,089
     Historical net book value as of March 31, 1999.....       (1,072)
     Redeemable preferred stock.........................           18
     Adjustment of convertible debt to fair value.......           17
                                                              -------
                                                              $11,052
                                                              =======


     The value of the Qwest common stock to be issued is based upon approximately 204 million shares at a price of $37.94 per share (the closing market price on June 18, 1999). The purchase consideration will be based in part upon the average market price of the Qwest common stock for a reasonable period of time before and after agreement is reached between Qwest and Frontier. The final determination of the purchase consideration may differ from the amount assumed in the unaudited pro forma condensed financial information and that difference may be material.

(3) Represents assumed interest expense of $250 million annually ($62 million for the three months ended March 31, 1999) on the issuance of $3,700 million of debt to fund the cash portion of the purchase consideration.

                                                        Chapter One - The Merger


     Such interest expense was calculated at Qwest's approximate borrowing rate of 6.75 percent at March 31, 1999. A 1/8 percentage point change in the assumed financing rate would change interest expense by $5 million annually ($1 million for the three months ended March 31, 1999). Interest expense includes amortization of assumed debt issuance costs of $83 million over the term of the debt.

(4) Represents the elimination of revenues and cost of sales related to the sale of dark fiber along Qwest's communications network to Frontier. There are no other significant transactions between Qwest and Frontier.

(5) Reflects incremental amortization expense for the excess of the purchase price over the net tangible assets acquired. The excess of the purchase price over the net tangible assets acquired is being amortized over 40 years, based upon Qwest's preliminary assessment of the business to be acquired.

(6) Reflects the estimated income tax effect of the pro forma adjustments based upon combined federal and state statutory rate of approximately 40%. The merger is expected to be a tax-free transaction to the shareholders of Frontier (except for the cash paid to Frontier's shareholders). The purchase price has been allocated to the net tangible assets acquired based principally upon their carrying amounts included in the Frontier March 31, 1999 Form 10-Q with the excess allocated to non-deductible goodwill. To the extent the final purchase price allocation creates a difference between the tax and financial reporting basis of assets and liabilities acquired, deferred income taxes and additional goodwill will be included in the pro forma unaudited condensed combined financial information.

(7) Qwest pro forma loss per share assumes the issuance of approximately 204 million shares at a price of $37.94 per share on January 1, 1998. The share price used is the closing share price on June 18, 1999 for Qwest common stock.

(8) Represents the elimination of the historical equity of Frontier.

Chapter One - The Merger


                    QWEST COMMUNICATIONS INTERNATIONAL INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     QWEST, U S WEST AND FRONTIER COMBINED
                       Three Months Ended March 31, 1999
                                  (Unaudited)
              (Amounts in Millions, Except Per Share Information)



                                                  Historical
                                            --------------------------                     Pro Forma           Pro Forma
                                            Qwest(1)       U S WEST(1)   Frontier(1)      Adjustments           Combined
                                            --------       -----------   -----------      -----------          ---------
Revenue:
     Communications services..........    $    737           $3,182          $675    $            --              $4,594
     Construction services............         141               --            --                (10)(4)             131
                                          --------           ------          ----              -----              ------
                                               878            3,182           675                (10)              4,725
Operating expenses:
     Operating expenses...............         722            1,787           532                 (7)(4)           3,034
     Depreciation and amortization....          96              602            63                289 (2)           1,050
                                               818            2,389           595                282               4,084
                                          --------           ------          ----              -----              ------
Earnings (loss) from operations.......          60              793            80               (292)                641
                                          --------           ------          ----              -----              ------
Other expense (income):
     Interest expense, net............          32              153            15                 62 (3)             262
     Other net........................           3                1            (6)                --                  (2)
                                          --------           ------          ----              -----              ------
Earnings (loss) before income taxes...          25              639            71               (354)                381
Income tax expense (benefit)..........          20              242            31                (26)(6)             267
                                          --------           ------          ----              -----              ------
Net earnings (loss)...................    $      5           $  397          $ 40              $(328)             $  114
                                          ========                                                                =======
Net loss per share - basic............    $   0.01                                                   (7)          $ 0.06
                                          ========                                                                =======

Net loss per share - diluted..........    $   0.01                                                   (7)          $ 0.06
                                          ========                                                                =======

Weighted average shares outstanding -
basic.................................         698                                                                  1,809
                                          ========                                                                =======
Weighted average shares outstanding -
diluted...............................         737                                                                  1,861
                                          ========                                                                =======

                                                        Chapter One - The Merger


                    QWEST COMMUNICATIONS INTERNATIONAL INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     QWEST, U S WEST AND FRONTIER COMBINED
                         Year Ended December 31, 1998
                                  (Unaudited)
              (Amounts in Millions, Except Per Share Information)



                                                         Historical
                                            ----------------------------------------    Pro Forma           Pro Forma
                                             Qwest(1)     U S WEST(1)    Frontier(1)   Adjustments          Combined
                                            --------     ------------    -----------   -----------          ---------

Revenue:
      Communications services.........       $ 1,554        $12,378        $2,594         $    --            $16,526
      Construction services...........           688            --            --             (143)(4)            545
                                             -------        -------        ------         -------            -------
                                               2,242         12,378         2,594            (143)            17,071
Operating expenses:
      Operating expenses..............         1,948          7,130         2,050            (103)(4)         11,025
      Depreciation and amortization...           202          2,199           226           1,155 (5)          3,782
      Merger costs....................            86             --            --              --                 86
      Provision for in-process R&D....           760             --            --              --                760
                                             -------        -------        ------         -------            --------
                                               2,996          9,329         2,276           1,052             15,653
                                             -------        -------       -------         -------            -------
Earnings (loss) from operations.......          (754)         3,049           318          (1,195)             1,418
                                             -------        -------        ------         --------           -------
Other expense (income):
      Interest expense, net...........            97            543            55             250 (3)            945
      Other net.......................            (1)            87           (45)             --                 41
                                             -------        -------        ------         --------           -------
Earnings (loss) before income taxes...          (850)         2,419           308          (1,445)               432
Income tax expense (benefit)..........            (6)           911           130            (116)(6)            919
                                             -------        -------        ------         --------           -------
Net earnings (loss)...................       $  (844)       $ 1,508        $  178         $(1,329)           $  (487)
                                             =======        =======        ======         ========           =======
Net loss per share - basic............       $ (1.51)                                              (7)       $ (0.29)
                                             =======                                                         =======
Net loss per share - diluted..........       $ (1.51)                                              (7)       $ (0.29
                                             =======                                                         =======

Weighted average shares outstanding -
basic.................................           558                                                           1,669
                                             =======                                                         =======
Weighted average shares outstanding -
diluted...............................           558                                                           1,669
                                             =======                                                         =======

Chapter One - The Merger


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                      QWEST, U S WEST AND FRONTIER COMBINED
                                 March 31, 1999
                                   (Unaudited)
                              (Amounts in Millions)


                                                      Historical
                                                                                               ProForma      Pro Forma
                                               Qwest(1)       U S WEST(1)    Frontier(1)     Adjustments      Combined
                                               --------       -----------    ----------      -----------     ---------
ASSETS
Current assets:
     Cash..................................        $119             $36            $97         $                 $  252
     Trade accounts receivable, net........         657           1,700            438                            2,795
     Deferred income tax asset.............          69             161             13                              243
     Prepaid expenses and other............         252             639             42                              933
                                               --------         -------         ------         -------          -------
     Total current assets..................       1,097           2,536            590              --            4,223
Property and equipment, net................       2,827          15,098          1,833                           19,758
Excess of cost over net assets acquired....       3,395              --            476          46,203 (2)       50,074
Other, net.................................         690           1,075            350              83 (3)        2,198
                                               --------         -------         ------         -------          -------
Total assets...............................      $8,009         $18,709         $3,249         $46,286          $76,253
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities........................      $1,005          $4,849           $580          $1,328 (2)       $7,845
                                                                                                    83 (3)
Long-term debt and capital lease
 obligations...............................       2,320           8,642          1,464           3,700 (2)       16,143
                                                                                                    17 (2)
Other long-term liabilities................         283           4,298            133              18 (2)        4,732
                                               --------         -------         ------         -------          -------
     Total liabilities.....................       3,608          17,789          2,177           5,146           28,720
Stockholders' equity
     Preferred stock.......................          --              --             18             (18)(2)           --
     Common stock and additional paid in
   capital.................................       5,272             553            788          43,132 (2)       48,404
                                                                                                (1,341)(8)
    Retained earnings (accumulated deficit)        (871)            352            306            (658)(8)         (871)
                                                     --              --            (36)             36 (8)           --
Accumulated other comprehensive
  income...................................          --              15             (4)            (11)(8)           --
     Total stockholders' equity............       4,401             920          1,072          41,140           47,533
                                               --------         -------         ------         -------          -------
Total liabilities and stockholders' equity.      $8,009         $18,709         $3,249         $46,286          $76,253
                                               ========         =======         ======         =======          =======

                                                        Chapter One - The Merger


     Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) See "Description of Qwest--Unaudited Pro Forma Condensed Combined Financial Information." The assumptions and related pro forma adjustments described below have been developed from information available to Qwest from the December 31, 1998 Form 10-K and March 31, 1999 Form 10-Q filings of Frontier and U S WEST. The pro forma adjustments described below have been included only to the extent known and reasonably available to Qwest. Additional information may exist that could materially affect the assumptions and related pro forma adjustments. Such information is not available to Qwest because it is within the peculiar knowledge of Frontier and U S WEST.

(2) Represents the allocation of the assumed purchase price to net tangible assets acquired and goodwill. The fair value of the consideration has been allocated to the net book value of the tangible assets and liabilities (except for Frontier's 10.46% convertible debentures) to be acquired based upon the amounts reported in the March 31, 1999, unaudited consolidated condensed balance sheets of Frontier and U S WEST because fair value information is not reasonably available to Qwest. The 10.46% convertible debentures have been adjusted to fair value based upon the exchange ratio and Qwest's share price on June 18, 1999. The excess of the assumed consideration over the net book value of the tangible assets acquired has been allocated to goodwill because the existence of any identifiable intangible assets is the peculiar knowledge of Frontier and U S WEST and is not reasonably known to Qwest. The purchase price and the excess of the purchase price over the net tangible assets acquired at March 31, 1999, are as follows (in millions):


                                                               U S WEST            FRONTIER           COMBINED
                                                           ---------------      --------------     --------------
Shares outstanding as of March 31, 1999................             504                 173
Exchange ratio.........................................           1.783               1.226
                                                                -------             -------            -------
Equivalent of Qwest shares.............................             899                 212              1,111
Qwest share price on June 18, 1999.....................         $ 37.94             $ 37.94            $ 37.94
                                                                -------             -------            -------
                                                                 34,108               8,043             42,151
Fair value of options exchanged........................             708                 273                981
                                                                -------             -------            -------
                                                                 34,816               8,316             43,132
Add-cash consideration.................................              --               3,700              3,700
Add-estimated merger costs.............................             925                 403              1,328
                                                                -------             -------            -------
Total consideration....................................          35,741              12,419             48,160
Historical net book value as of March 31, 1999.........            (920)             (1,072)            (1,992)
 Redeemable preferred stock............................              --                  18                 18
 Adjustment of convertible debt to fair value..........              --                  17                 17
                                                                -------             -------            -------
Excess consideration over net assets acquired..........         $34,821             $11,382            $46,203
                                                                =======             =======            =======


     The value of the Qwest common stock to be issued is based upon approximately 1,111 million shares at a price of $37.94 per share (the closing market price on June 18, 1999). The purchase consideration will be based in part upon the average market price of the Qwest common stock for a reasonable period of time before and after agreement is reached between Qwest, Frontier and U S WEST. The final determination of the purchase consideration may differ from the amount assumed in the unaudited pro forma condensed financial information and that difference may be material.

(3) Represents assumed interest expenses of $250 million annually ($62 million for the three months ended March 31, 1999) on the issuance of $3,700 million of debt to fund the cash portion of the purchase consideration.

Chapter One - The Merger


     Such interest expense was calculated at Qwest's approximate borrowing rate of 6.75 percent at March 31, 1999. A 1/8 percentage point change in the assumed financing rate would change interest expense by $5 million annual ($1 million for the three months ended March 31, 1999). Interest expense includes amortization of assumed debt issuance costs of $83 million over the term of the debt.

(4) Represents the elimination of revenues and cost of sales related to the sale of dark fiber along Qwest's communications network to Frontier. Furthermore, Qwest pays a fee to U S WEST for access to its network. The access cost is included in Qwest's operating expenses and U S WEST's revenues. The amounts included in the pro forma financial information have not been eliminated. The elimination of access cost and related revenues would not have an effect on the pro forma net earnings (loss). There are no other significant transactions between Qwest and U S WEST and Qwest and Frontier. Qwest is not aware whether or not there exists significant transactions between U S WEST and Frontier.

(5) Reflects incremental amortization expense for the excess of the purchase price over the net tangible assets acquired. The excess of the purchase price over the net tangible assets acquired is being amortized over 40 years, based upon Qwest's preliminary assessment of the businesses to be acquired.

(6) Reflects the estimated income tax effect of the pro forma adjustments based upon combined federal and state statutory rate of approximately 40%. The merger is expected to be a tax-free transaction to the shareholders of U S WEST and Frontier (except for the cash portion paid to Frontier shareholders). The purchase price has been allocated to the net tangible assets acquired based upon their carrying amounts included in the U S WEST and Frontier March 31, 1999 Form 10-Qs with the excess allocated to non-deductible goodwill. To the extent the final purchase price allocation creates a difference between the tax and financial reporting basis of assets and liabilities acquired, deferred income taxes and additional goodwill will be included in the pro forma unaudited condensed combined financial information.

(7) Qwest pro forma net earnings (loss) per share assumes the issuance of approximately 1,111 million shares (1,124 million shares on a fully diluted basis) at a price of $37.94 per share on January 1, 1998. The share price used is the closing share price on June 18, 1999 for Qwest common stock.

(8) Represents the elimination of the historical equity of U S WEST and Frontier.

(9) According to Schedule 14D-1 filed by U S WEST on May 21, 1999, U S WEST agreed to make a cash tender offer for approximately 9.5% of the outstanding Global Crossing common stock at a price of $62.75 per share (approximately $2.5 billion). The outcome of such tender offer has not been reflected in the pro forma financial information.

                                                        Chapter One - The Merger


                         OPINIONS OF FINANCIAL ADVISORS

     [To come.]

Chapter One - The Merger


                   INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     [To come.]

                                                        Chapter One - The Merger


                        SEE CAUTIONARY NOTE ON COVER PAGE

AS OF THE DATE OF FILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS NO MERGER AGREEMENT HAS BEEN EXECUTED BETWEEN QWEST AND U S WEST. THE FOLLOWING DESCRIPTION DESCRIBES PROVISIONS IN QWEST'S MERGER PROPOSAL TO U S WEST THAT WOULD OCCUR IF AND ONLY IF THE TRANSACTION PROPOSED BY QWEST TO U S WEST ON JUNE 13, 1999 WERE ACCEPTED IN ITS CURRENT FORM.



                          THE U S WEST MERGER AGREEMENT

     The following summary of the proposed U S WEST merger agreement is qualified by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex __.

Structure of the Merger

     Under the merger agreement, U S WEST merger sub will merge into U S WEST so that U S WEST becomes a wholly-owned subsidiary of Qwest.

Timing of Closing

     The closing will occur as soon as practicable after the day on which the last of the conditions set forth in the merger agreement has been satisfied or waived. We expect that, as promptly as practicable after the closing of the merger, we will file a merger certificate with the Secretary of State of the State of Delaware, at which time the merger will be effective.

Merger Consideration

     The merger agreement provides that each share of U S WEST common stock outstanding immediately prior to the effective time will, at the effective time, be converted into the right to receive [____] shares of Qwest common stock. However, any shares of U S WEST common stock held by U S WEST as treasury stock or owned by Qwest or any subsidiary of Qwest will be canceled without any payment for those shares. Shares held in U S WEST's employee pension and compensation plans will be deemed issued and outstanding and will not be treated as treasury stock for this purpose.

Treatment of U S WEST Stock Options

     At the effective time, each outstanding option, warrant and other right granted by U S WEST to purchase shares of U S WEST common stock will be converted into an option, warrant or other right to acquire Qwest common stock having the same terms and conditions as the U S WEST stock option, warrant or right had before the effective time. The number of shares that the new Qwest option, warrant or right will be exercisable for and the exercise price of the new Qwest option, warrant or right will reflect the exchange ratio in the merger.

Chapter One - The Merger


Exchange of Shares

     We will appoint an exchange agent to handle the exchange of U S WEST stock certificates in the merger for Qwest stock and the payment of cash for fractional shares of U S WEST stock. Soon after the effective time, the exchange agent will send to each holder of U S WEST stock a letter of transmittal for use in the exchange and instructions explaining how to surrender U S WEST stock certificates to the exchange agent. Holders of U S WEST stock that surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged shares of U S WEST stock will not be entitled to receive any dividends or other distributions payable by Qwest after the effective time until their certificates are surrendered.

     Qwest will not issue any fractional shares in the merger. Holders of U S WEST common stock will receive a cash payment in the amount of the proceeds from the sale of their fractional shares in the market.

Qwest Board

     Qwest has agreed to take the necessary corporate action so that, at the effective time, U S WEST's Chairman of the Board and _____ directors designated by U S WEST will become directors of Qwest. Qwest expects that, at the effective time, U S WEST's Chairman of the Board will become Vice-Chairman of the Qwest Board.

Certain Covenants

     Each of Qwest and U S WEST has undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

     No Solicitation. U S WEST and Qwest have agreed that they and their subsidiaries and their officers, directors, employees and advisers will not take action to solicit or encourage an offer for an alternative acquisition transaction involving U S WEST or Qwest of a nature defined in the merger agreement.

     Restricted actions include engaging in discussions or negotiations with any potential bidder, or furnishing information relating to either party or its subsidiaries to a potential bidder. These actions are permitted in response to an unsolicited offer so long as such unsolicited offer is made prior to the time that the U S WEST or Qwest stockholder approval as the case may be, is obtained and so long as prior to doing so: o the U S WEST or Qwest Board, as the case may be, determines in its good faith judgment that it is necessary to do so to comply with its fiduciary duty to shareholders, after receiving the advice of outside legal counsel, and o U S WEST or Qwest, as the case may be, receives from such person an executed confidentiality agreement with terms no less favorable to such party than those contained in the existing confidentiality agreement between U S WEST and Qwest.

     Each of U S WEST and Qwest must keep the other reasonably informed of the status and details of any offer.

     U S WEST Board's Covenant to Recommend. The U S WEST Board has agreed to recommend the approval and adoption of the merger agreement to U S WEST's shareholders. However, the U S WEST Board is permitted not to make, to withdraw or to modify in a manner adverse to Qwest this recommendation if o the U S WEST Board determines in its good faith judgment that the failure to do so would result in a reasonable possibility that it would breach its fiduciary duty to U S WEST shareholders under applicable law, after receiving the advice of outside counsel, and o U S WEST's Board has given Qwest five business days to enhance its offer to the extent necessary to permit U S WEST's Board to recommend the transaction to its shareholders in compliance with such fiduciary duty.

                                                        Chapter One - The Merger


     Qwest Board's Covenant to Recommend. The Qwest Board has agreed to recommend the approval of the merger agreement to Qwest's shareholders. However, the Qwest Board is permitted not to make, to withdraw or to modify in a manner adverse to U S WEST this recommendation if o the Qwest Board determines in its good faith judgment that the failure to do so would result in a reasonably possibility that it would breach its fiduciary duty to Qwest shareholders under applicable law, after receiving the advice of outside counsel, and o Qwest's Board has given U S WEST five business days to enhance its offer to the extent necessary to permit Qwest's Board to recommend the transaction to its shareholders in compliance with such fiduciary duty.

     Interim Operations of Qwest and U S WEST. Qwest and U S WEST are required to conduct their business in the ordinary course consistent with past practice until the effective time and, subject to certain exceptions, may not engage in certain material transactions during this period such as material acquisitions or dispositions and issuances or repurchases of stock.

     Cooperation Covenant. Qwest and U S WEST have agreed to cooperate with each other and use their best efforts to take all actions and do all things necessary or advisable under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement.

     Employee Benefits Matters. Except as may be otherwise agreed between Qwest and U S WEST, Qwest has no obligation after the effective time to maintain the U S WEST employee benefit plans as separate from the Qwest employee benefit plans.

     Indemnification and Insurance of Qwest and U S WEST Directors and Officers. The merger agreement provides that for six years after the effective time:

        o U S WEST and Qwest shall maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of U S WEST and Qwest and each of their respective subsidiaries and any directors, officers or employees indemnification agreements of U S WEST and Qwest and their respective subsidiaries;

        o U S WEST and Qwest shall maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by U S WEST and Qwest, respectively, (except that U S WEST may substitute policies which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the effective time; and

        o U S WEST and Qwest shall indemnify the directors and officers of U S WEST and Qwest, respectively, to the fullest extent to which each is permitted to indemnify such officers and directors under its respective charters and bylaws and applicable law.

     Certain Other Covenants. The merger agreement contains mutual covenants of the parties typical for a transaction involving a merger of equals.

Representations and Warranties

     The merger agreement contains substantially reciprocal representations and warranties made by Qwest and U S WEST customary for a merger of equals transaction.

     The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement.

Chapter One - The Merger


Conditions to the Completion of the Merger

     Mutual Closing Conditions. The obligations of Qwest and U S WEST to complete the merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

        o  approval by the Qwest and U S WEST shareholders;

        o  expiration of the HSR Act waiting period;

        o receipt of all required regulatory approvals or permits for completion of the merger other than those the failure of which to obtain would not have a material adverse effect;

        o receipt by Qwest and U S WEST of consents or approvals from any person required for completion of the merger;

        o  absence of a legal prohibition on completion of the merger;

        o Qwest's registration statement on Form S-4, which includes this joint proxy statement/prospectus, being effective and not subject to any stop order by the SEC;

        o approval for the listing on the NASDAQ National Market of the shares of Qwest common stock to be issued in the merger;

        o receipt by Qwest and U S WEST of opinions from their respective counsel that the U S WEST merger will qualify as a tax-free reorganization and will not affect the tax-free qualification of the prior spin-off of U S WEST;

        o accuracy as of closing of the representations and warranties made by the other party to the extent specified in the merger agreement; and

        o performance in all material respects by the other party of the obligations required to be performed by it at or prior to closing.

     Additional Closing Conditions for Qwest's Benefit. Qwest's obligation to complete the merger is subject to the following additional condition:

        o Qwest shall have received executed agreements from each affiliate of U S WEST.

     Additional Closing Conditions for U S WEST's Benefit. U S WEST's obligation to complete the merger is subject to the following additional condition:

        o Qwest shall have taken all actions necessary such that the composition of Qwest's Board will be as contemplated by the merger agreement after the effective time.

Termination of the Merger Agreement

     Right to Terminate. The merger agreement may be terminated at any time prior to the effective time in any of the following ways:

                                                        Chapter One - The Merger


      (a) The merger agreement may be terminated by mutual written consent of Qwest and U S WEST; or

      (b) The merger agreement may be terminated by either Qwest or U S WEST if:

           o the merger has not been completed by ________, ____. However, that date becomes ________, ____ if the reason for not closing by ________, ____ is that the regulatory conditions specified in the merger agreement have not been satisfied by that date,

           o Qwest or U S WEST shareholders fail to give the necessary approval at a duly held meeting,

           o  there is a permanent legal prohibition to closing the merger,

           o the Board of the other party fails to recommend the merger or withdraws or modifies in any adverse manner its approval or recommendation of the merger, or recommends a superior offer, or

           o (1) the other party breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements in a manner that cannot be cured by ________, ____ (with a possible extension to ________, ____) or (2) a condition to the terminating party's obligations to consummate the merger cannot be satisfied prior to ________, ____ (with a possible extension to ________, ____); or

      (c) The merger agreement may be terminated by either Qwest or U S WEST prior to approval by its stockholders if:

           o the Board of the terminating party determines in good faith, in response to a superior alternative proposal and after advice from outside counsel, that the failure to terminate the merger agreement in order to accept the superior proposal would result in a reasonable likelihood that the Board would breach its fiduciary duties to its stockholders, and

           o the terminating party has complied with the requirements associated with the receipt of such superior proposals as provided in the merger agreement.

     Neither Qwest or U S WEST can terminate the merger agreement for the reasons described in the first bullet under paragraph (b) above if its failure to fulfill in any material respect its obligations under the merger agreement has resulted in the failure to complete the merger.

     If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party unless such party is in willful breach thereof. However, the provisions of the merger agreement relating to expenses and termination fees, as well as the confidentiality agreement entered into between Qwest and U S WEST, will continue in effect notwithstanding termination of the merger agreement.

     Termination Fees Payable by U S WEST. U S WEST has agreed to pay Qwest a cash amount equal to $850 million in any of the following circumstances:

Chapter One - The Merger


        o  U S WEST terminates the merger agreement as described in paragraph
           (c) under "--Right to Terminate" above;

        o Qwest terminates the merger agreement because the U S WEST Board fails to recommend the merger to its stockholders or withdraws or modifies in any adverse manner its approval or recommendation of the merger, or recommends a superior offer;

        o the merger agreement is terminated after the stockholders of U S WEST do not approve the merger, and prior to such termination the U S WEST Board failed to recommend the merger to its stockholders or withdrew or modified in any adverse manner its approval or recommendation of the merger, or recommended a superior proposal;

        o the merger agreement is terminated because the stockholders of U S WEST do not approve the merger and:

        o at any time prior to the stockholder vote there had been an offer or proposal for an alternative transaction and

        o within 12 months of such termination, U S WEST enters into an agreement with any third party with respect to an alternative transaction; or

        o Qwest terminates the merger agreement because U S WEST fails to use reasonable efforts to file the registration statement relating to the transaction or to promptly hold its stockholders' meeting.

     Termination Fees Payable by Qwest. Qwest has agreed to pay U S WEST a cash amount equal to $850 million if the merger agreement is terminated under exactly corresponding provisions as applied to U S WEST's payment of termination fees, with the positions of the parties reversed.

     Reduction of Termination Fees Payable by U S WEST. If U S WEST is required to pay a termination fee, the amount of the fee may be reduced by an amount of up to $250 million equal to any amount U S WEST pays Qwest for capacity on Qwest's systems.

Other Expenses

     Except as described in the merger agreement, all costs and expenses incurred in connection with the merger agreement and related transactions will be paid by the party incurring such costs or expenses. Certain expenses incurred in connection with the printing of the joint proxy statement/prospectus and certain filing fees will be shared equally by Qwest and U S WEST.

Amendments and Waivers

     Amendments. Any provision of the merger agreement may be amended prior to the effective time if the amendment is in writing and signed by Qwest and U S WEST. After the approval of the merger agreement by the shareholders of either Qwest or U S WEST, no amendment may be made which would:

        o alter or change the amount or kinds of consideration to be received by the holders of U S WEST or Qwest common stock upon consummation of the merger;

        o alter or change any term of the charter documents of either Qwest or U S WEST; or

                                                        Chapter One - The Merger



        o alter or change any of the terms and conditions of the merger agreement if such alteration or change would adversely affect the holders of any class or series of securities of Qwest or U S WEST.

     Waiver. At any time before the effective time, by a waiver in writing and signed by the party against whom the waiver is to be effective, any party may:

        o extend the time for the performance of any of the obligations or other acts of the other parties;

        o waive any inaccuracies in the representations and warranties contained in any document delivered in connection with the transaction; or

        o waive compliance with any of the agreements or conditions contained herein.

Chapter One - The Merger


                        SEE CAUTIONARY NOTE ON COVER PAGE

     AS OF THE DATE OF FILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS NO MERGER AGREEMENT HAS BEEN EXECUTED BETWEEN QWEST AND FRONTIER. THE FOLLOWING DESCRIPTION DESCRIBES PROVISIONS IN QWEST'S MERGER PROPOSAL TO FRONTIER THAT WOULD OCCUR IF AND ONLY IF THE TRANSACTION PROPOSED BY QWEST TO FRONTIER ON JUNE 13, 1999 WERE ACCEPTED IN ITS CURRENT FORM.


                          THE FRONTIER MERGER AGREEMENT

     The following summary of the Frontier merger agreement is qualified by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex __.

Structure of the Merger

     Under the merger agreement, Qwest will form Frontier merger sub, a wholly-owned subsidiary. Frontier will merge with and into Frontier merger sub, leaving Frontier merger sub as the surviving entity.

Timing of Closing

     The closing will occur on the second business day after the day on which the last of the conditions set forth in the merger agreement has been satisfied or waived. We expect that, as promptly as practicable after the closing of the merger, we will file a merger certificate with the New York Department of State, at which time the merger will be effective.

Merger Consideration

     The merger agreement provides that each share of Frontier common stock outstanding immediately prior to the effective time will, at the effective time, be converted into o the right to receive [___] shares of Qwest common stock and o $20 in cash. However, any shares of Frontier common stock held by Frontier as treasury stock or owned by Qwest or any subsidiary of Qwest will be canceled without any payment for those shares.

Treatment of Frontier Stock Options and Warrants

     Each Frontier stock option and warrant shall be deemed to constitute an option to acquire or a warrant to acquire the number of shares of Qwest common stock as the holder of each such Frontier stock option or warrant would have been entitled to receive had such holder exercised such Frontier stock option or warrant in full immediately prior to the effective time. The same terms and conditions as were applicable under such Frontier stock option or warrant shall apply to the stock options and warrants assumed by Qwest as comprehensively set forth in the merger agreement.

                                                        Chapter One - The Merger


Exchange of Shares

     We will appoint an exchange agent to handle the exchange of Frontier stock certificates in the merger for Qwest stock and the payment of cash for fractional shares of Frontier stock. Soon after the effective time, the exchange agent will send to each holder of Frontier stock a letter of transmittal for use in the exchange and instructions explaining how to surrender Frontier stock certificates to the exchange agent. Holders of Frontier stock that surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged shares of Frontier stock will not be entitled to receive any dividends or other distributions payable by Qwest after the effective time until their certificates are surrendered.

     Qwest will not issue any fractional shares in the merger. Holders of Frontier common stock will receive a cash payment in the amount of the proceeds from the sale of their fractional shares in the market.

Qwest Board

     Qwest has agreed to take the necessary corporate action so that, at the effective time, [__] directors designated by Frontier will become directors of Qwest.

Certain Covenants

     Each of Qwest and Frontier has undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants:

     No Solicitation by Frontier. Frontier has agreed that it and its subsidiaries and their officers, directors, employees and advisers will not take action to solicit or encourage an offer for an alternative transaction involving Frontier of a nature defined in the merger agreement.

     Restricted actions include engaging in discussions or negotiations with any potential bidder, or furnishing information relating to Frontier or its subsidiaries to a potential bidder. These actions are permitted in response to an unsolicited bona fide written proposal so long as such a proposal is made prior to the time that Frontier stockholder approval is obtained and so long as:

        o prior to engaging in discussions or providing information to such potential bidder, the Frontier Board concludes in good faith that the proposal could reasonably be expected to constitute a superior proposal;

        o prior to recommending the proposal or withdrawing/modifying its recommendation with respect to the transactions contemplated by the merger agreement, the Frontier Board concludes in good faith that the proposal would, if consummated, constitute a superior proposal;

        o prior to providing any information or data to a potential bidder, such potential bidder enters into a confidentiality and standstill agreement similar to the Frontier/Qwest confidentiality and standstill agreement; and

        o prior to providing any information to or entering into discussions with such potential bidder, Frontier promptly notifies Qwest of the proposal and discloses the potential bidder's identity.

     Frontier must keep Qwest informed, on a current basis, of the status and terms of any proposal or offer and the status of any such discussions or negotiations.

Chapter One - The Merger


     Frontier Board's Covenant to Recommend. The Frontier Board has agreed to recommend the approval and adoption of the merger agreement to Frontier's shareholders. However, the Frontier Board is permitted not to make, to withdraw or to modify in a manner adverse to Qwest this recommendation if the Frontier Board concludes in good faith that an unsolicited bona fide written proposal submitted by a third party bidder would, if consummated, constitute a superior proposal.

     Qwest Board's Covenant to Recommend. The Qwest Board has agreed to recommend the approval of the merger agreement to Qwest's shareholders, but has no obligation to call, give notice of, convene and hold a meeting of its shareholders until such time as Frontier is obligated to do so with respect to its shareholders.

     Interim Operations of Qwest and Frontier. Qwest and Frontier are required to conduct their business in the ordinary course consistent with past practice until the effective time and subject to certain exceptions, may not engage in certain material transactions during this period such as material acquisitions or dispositions and issuances or repurchases of stock.

     Additionally, Frontier may not, without first obtaining the written consent of Qwest:

        o incur capital expenditures, except in the ordinary course of business consistent with past practice (within certain aggregate dollar limits);

        o incur indebtedness, except in connection with permitted acquisitions or arrangements in existence on ______________ for use in the ordinary course of business;

        o pay or discharge indebtedness, other than indebtedness incurred in the ordinary course of business;

        o increase the compensation of senior officers, increase any employee benefits or adopt any new benefit plan other than as permitted by the merger agreement or in the ordinary course of business;

        o take any action to make its rights agreement dated as of April 9, 1995 between Frontier and First National Bank of Boston inapplicable to any transaction other than a transaction that the Frontier Board has determined to be a superior proposal; or

        o split, combine or reclassify any of its capital stock or exchange any other securities for its capital stock.

     Additionally, Qwest has agreed that prior to the closing it will not, without the prior written consent of Frontier, enter into any business combination, merger or similar transaction where its shareholders would receive any consideration in exchange for their shares of Qwest common stock unless the transaction will close after the closing of the merger agreement, the transaction would not disqualify the Frontier merger as a reorganization for tax purposes and the consideration paid to Qwest shareholders in the transaction meets a minimum threshold.

     Best Efforts Covenant. Qwest and Frontier have agreed to cooperate with each other and use their best efforts to take all actions and do all things necessary or advisable under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement.

     Employee Benefits Matters. Qwest agrees that the combined company will maintain Frontier's employee benefits at current levels as well as certain specified employee benefit plans (including a "change in control severance plan") for two years after the effective time, and will provide $35 million in retention bonuses to employees of Frontier below the level of Vice-President.

                                                        Chapter One - The Merger


     Indemnification and Insurance of Qwest and U S WEST Directors and Officers. The merger agreement provides that the surviving corporation shall cause to be maintained in effect in its certificate of incorporation and by-laws:

        o for a period of six years after the effective time, the current provisions regarding elimination of liability of directors and indemnification of officers, directors and employees; and

        o for a period of six years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Frontier with respect to claims arising from facts or events that occurred on or before the effective time, so long as such policies are no less favorable than the Frontier policy in effect on the day the merger is effective, except that the surviving company will only be obligated to pay up to 200% of the annual premium paid by Frontier for such insurance as of the day the merger is effective.

     Voting Trust. Qwest and Frontier have agreed that, if at any time prior to the Frontier meeting, a third party shall make an unsolicited offer to acquire control of Frontier, which offer is not recommended by Frontier's Board, then Qwest and Frontier will use their reasonable best efforts to consummate the merger by implementing a "voting trust" or similar structure permitting the merger prior to the receipt of all final regulatory approvals.

     Redemption of Frontier Preferred Stock. Prior to the Frontier meeting, Frontier shall take all actions as are necessary to redeem all the Frontier preferred stock then outstanding, using its own cash, and in compliance with the applicable provisions as set forth in its restated certificate of incorporation.

Representations and Warranties

     The merger agreement contains substantially reciprocal representations and warranties made by Qwest and Frontier to each other. The most significant of these relate to:

     o corporate authorization to enter into the contemplated transaction o the shareholder votes required to approve the contemplated transaction o governmental approvals required in connection with the contemplated transaction o absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transaction o capitalization o information provided by it for inclusion in this joint proxy statement/prospectus o financial statements o finders' or advisors' fees o absence of certain material changes since a specified balance sheet date o absence of undisclosed material liabilities o litigation o tax matters o employee benefits matters and o compliance with laws.

     In addition, Frontier represents and warrants to Qwest as to certain other matters, including the inapplicability of Frontier's shareholder rights plan to the merger.

     The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement.

Conditions to the Completion of the Merger

     Mutual Closing Conditions. The obligations of Qwest and Frontier to complete the merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

        o  approval by the Qwest and Frontier shareholders;

Chapter One - The Merger


        o  expiration of the HSR Act waiting period;

        o  absence of legal prohibition on completion of the merger;

        o Qwest's registration statement on Form S-4, which includes this joint proxy statement/prospectus, being effective and not subject to any stop order by the SEC;

        o approval for the listing on the NASDAQ National Market of the shares of Qwest common stock to be issued in the merger;

        o receipt of all necessary approvals from and the avoidance of any imposed conditions by the FCC and PUC's, except to the extent as would not reasonably be expected to have a material adverse effect on Qwest;

        o receipt by Qwest and Frontier of opinions from their respective counsel that the merger will qualify as a tax-free reorganization;

        o accuracy as of closing of the representations and warranties made by the other party to the extent specified in the merger agreement;

        o performance in all material respects by the other party of the obligations required to be performed by it at or prior to closing; and

        o  redemption by Frontier of all of its outstanding preferred stock.

Termination of the Merger Agreement

     Right to Terminate. The merger agreement may be terminated at any time prior to the closing in any of the following ways:

      (a) The merger agreement may be terminated by mutual written consent of Qwest and Frontier.

      (b) The merger agreement may be terminated by either Qwest or Frontier if:

          o the merger has not been completed by ______, ____. However, the merger agreement may not be terminated for this reason by either Qwest or Frontier if such party's failure to fulfill in any material respect its obligations under the merger agreement has resulted in the failure to complete the merger;

          o Quest or U S WEST shareholders fail to give the necessary approval at a duly held meeting; or

          o there is a permanent legal prohibition to closing the merger. However, the merger agreement may not be terminated for this reason by either Qwest or Frontier if such party's failure to fulfill in any material respect its obligations under the merger agreement has to any extent been the cause of such legal prohibition.

      (c) The merger agreement may be terminated by Qwest if the Frontier Board fails to recommend the merger or withdraws or modifies in a manner adverse to Qwest its approval or recommendation of the merger.

                                                        Chapter One - The Merger



      (d) The merger agreement may be terminated by Frontier at any time prior to its shareholders meeting and upon three business days' notice to Qwest, if the Frontier Board approves a superior proposal after:

          o compliance by the Frontier Board with the requirements associated with the receipt of such a superior proposal as provided in the merger agreement;

          o having concluded in good faith on the basis of its financial advisors and outside counsel, after mandatory negotiations with Qwest to make such adjustments as would enable Frontier and Qwest to proceed with the merger, that such alternative proposal remains a superior proposal; and

          o Frontier has paid Qwest the cash termination fee described under "--Termination Fees Payable by Frontier" below.

     If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party unless such party is in willful breach thereof. However, the provisions of the merger agreement relating to expenses and termination fees, as well as the confidentiality agreement and the stock option agreement entered into between Qwest and Frontier, will continue in effect notwithstanding termination of the merger agreement.

     Termination Fees Payable by Frontier. Frontier has agreed to pay Qwest a cash amount equal to $270 million in any of the following circumstances:

        o  Frontier terminates the merger agreement as described in paragraph
           (d) under "--Right to Terminate" above;

        o Qwest terminates the merger agreement as described in paragraph (c) under "--Right to Terminate" above;

        o either Qwest or Frontier terminates the merger agreement in circumstances where the following three conditions are met:

        o  Frontier's shareholders do not vote in favor of the merger,

        o  a third party has made a proposal for an alternative transaction, and

        o within twelve months of the termination of the merger agreement, Frontier enters into an agreement for an alternative transaction, or consummates an alternative transaction, with any other third party;

        o Qwest terminates the merger agreement because the merger was not consummated by the termination date or either Qwest or Frontier terminates the merger agreement because of the existence of a legal prohibition and the following three conditions are met:

        o at any time after the date of the merger agreement and at or before the time of the event giving rise to the termination there exists a proposal for an alternative transaction with respect to Frontier,

        o following the existence of such alternative transaction proposal, Frontier intentionally breaches any of its material covenants or agreements in any material respect, and

Chapter One - The Merger



        o within twelve months of the termination of the merger agreement, Frontier enters into an agreement for an alternative transaction, or consummates an alternative transaction, with any other third party.

Other Expenses

     Except as described in the merger agreement and subject to an exception relating to the payment of transfer taxes, all costs and expenses incurred in connection with the merger agreement and related transactions will be paid by the party incurring such costs or expenses. Certain expenses incurred in connection with the filing, printing and mailing of the joint proxy statement/prospectus will be shared equally by Qwest and Frontier.

Amendments; Waivers

     Any provision of the merger agreement may be amended or waived prior to closing if the amendment or waiver is in writing and signed, in the case of an amendment, by the respective Boards of each of the parties or, in the case of a waiver, by the party against whom the waiver is to be effective. After the approval of the merger agreement by the shareholders of Qwest and Frontier, no amendment or waiver that by law requires further approval by shareholders may be made without the further approval of such shareholders.

                                                        Chapter One - The Merger


                         FRONTIER STOCK OPTION AGREEMENT

     [To come.]

Chapter One - The Merger


                                VOTING AGREEMENTS

     [To come.]

                                   CHAPTER TWO
                    INFORMATION ABOUT THE MEETINGS AND VOTING

                        SEE CAUTIONARY NOTE ON COVER PAGE

     The Qwest Board is using this joint proxy statement/prospectus to solicit proxies from the holders of Qwest common stock for use at the Qwest meeting. The U S WEST Board is also using this document to solicit proxies from the holders of U S WEST common stock for use at the U S WEST meeting. The Frontier Board is also using this document to solicit proxies from the holders of Frontier common stock for use at the Frontier meeting. We are first mailing this joint proxy statement/prospectus and accompanying form of proxy to Qwest, U S WEST and Frontier shareholders on or about [________], 1999.

Matters Relating to the Meetings

 .....................................................................................................................
                              Qwest Meeting                  U S WEST Meeting                Frontier Meeting
 .....................................................................................................................
     Time and Place: [________], 1999                [________], 1999                 [________], 1999
                     ____________________________    ____________________________   ____________________________
                     ____________________________    ____________________________   ____________________________
                     ____________________________    ____________________________   ____________________________
                     ____________________________    ____________________________   ____________________________
 .....................................................................................................................
          Purpose of 1.  the proposal to issue      1.  the proposal to approve     1.  the proposal to approve
  Meeting is to Vote     Qwest common stock in          and adopt the U S               and adopt the Frontier
    on the Following     the U S WEST merger            WEST merger                     merger agreement and
               Items     and the Frontier merger        agreement and the U S           the Frontier merger
                                                        WEST merger

                     2.  the proposal to amend      2.  such other matters as       2.  such other matters as
                         the Qwest charter to           may properly come               may properly come
                         increase the number of         before the U S WEST             before the Frontier
                         authorized shares of           meeting, including the          meeting, including the
                         Qwest common stock             approval of any                 approval of any
                         that may be issued             adjournment of the              adjournment of the
                                                        meeting                         meeting

                     3.  such other matters as may
                         properly come before the
                         Qwest meeting, including
                         the approval of any
                         adjournment of the meeting
 .....................................................................................................................
        Record Date: The record date for shares      The record date for shares       The record date for shares
                     entitled to vote is [_______],  entitled to vote is [_______],   entitled to vote is [_______],
                     1999.                           1999.                            1999.
 .....................................................................................................................
         Outstanding As of ______________, there     As of ______________, there      As of ______________, there
      Shares Held on were approximately              were ___________ shares of       were ___________ shares of
        Record Date: ___________ shares of           U S WEST common stock.           Frontier common stock.
                     Qwest common stock.
 .....................................................................................................................


Chapter Two - Information about the Meetings and Voting

 .....................................................................................................................
                              Qwest Meeting                  U S WEST Meeting                Frontier Meeting
 .....................................................................................................................
  Shares Entitled to Shares entitled to vote are     Shares entitled to vote are      Shares entitled to vote are
               Vote: Qwest common stock held at      U S WEST common stock            Frontier common stock held
                     the close of business on the    held at the close of business    at the close of business on the
                     record date, ________, 1999.    on the record date, ________,    record date, _________,
                                                     1999.                            1999.
                     Each share of Qwest common      Each share of U S WEST           Each share of Frontier
                     stock that you own entitles     common stock that you own        common stock that you own
                     you to one vote.                entitles you to one vote.        entitles you to one vote.
                     Shares held by Qwest in its     Shares held by U S WEST in       Shares held by Frontier in its
                     treasury are not voted.         its treasury are not voted.      treasury are not voted.
 .....................................................................................................................
              Quorum A quorum of shareholders is     A quorum of shareholders is      A quorum of shareholders is
        Requirement: necessary to hold a valid       necessary to hold a valid        necessary to hold a valid
                     meeting.                        meeting.                         meeting.

                     The presence in person or by    The presence in person or by     The presence in person or by
                     proxy at the meeting of         proxy at the meeting of          proxy at the meeting of
                     holders of a majority of the    holders of a majority of the     holders of a majority of the
                     shares of Qwest common          shares of U S WEST common        shares of Frontier common
                     stock entitled to vote at the   stock entitled to vote at the    stock entitled to vote at the
                     meeting is a quorum.            meeting is a quorum.             meeting is a quorum.
                     Abstentions and broker "non-    Abstentions and broker "non-     Abstentions and broker "non-
                     votes" count as present for     votes" count as present for      votes" count as present for
                     establishing a quorum.          establishing a quorum.           establishing a quorum.
                     Shares held by Qwest in its     Shares held by U S WEST in       Shares held by Frontier in its
                     treasury do not count toward    its treasury do not count        treasury do not count toward
                     a quorum.                       toward a quorum.                 a quorum.

                     A broker non-vote occurs on     A broker non-vote occurs on      A broker non-vote occurs on
                     an item when a broker is not    an item when a broker is not     an item when a broker is not
                     permitted to vote on that item  permitted to vote on that item   permitted to vote on that item
                     without instruction from the    without instruction from the     without instruction from the
                     beneficial owner of the shares  beneficial owner of the shares   beneficial owner of the shares
                     and no instruction is given.    and no instruction is given.     and no instruction is given.
 .....................................................................................................................
              Shares [__________] shares of          [__________] shares of           [_______] shares of Frontier
        Beneficially Qwest common stock,             U S WEST common stock,           common stock, including
     Owned by Qwest, including exercisable options.  including exercisable options.   exercisable options.  These
        U S WEST and These shares represent in total These shares represent in total  shares represent in total
            Frontier approximately [___]% of the     approximately [___]% of the      approximately [__]% of the
       Directors and outstanding shares of Qwest     outstanding shares of U S        outstanding shares of Frontier
  Executive Officers common stock.                   WEST common stock.               common stock.
               as of
     April 30, 1999:
 .....................................................................................................................

                         Chapter Two - Information about the Meetings and Voting


Vote Necessary to Approve Qwest, U S WEST and Frontier Proposals

 ................................................................................
        Item                                           Vote Necessary*
 ................................................................................
Merger Proposals         Qwest:      Approval of the Qwest merger proposals
                                     requires the affirmative vote of at least a majority of the votes cast by the holders of Qwest common stock.
                                     Abstentions have no effect on the vote.

                                     Approval of the Qwest charter amendment
                                     proposal requires the affirmative vote of at least a majority of the outstanding shares of Qwest common stock. Abstentions have the same effect as a vote against.

                         U S WEST:   Approval of the U S WEST merger proposal
                                     requires the affirmative vote of at least a majority of the outstanding shares of U S
                                     WEST common stock. Abstentions have the
                                     same effect as a vote against.

                         Frontier:   Approval of the Frontier merger proposal
                                     requires the affirmative vote of at least
                                     two-thirds of the outstanding shares of
                                     Frontier common stock. Abstentions have
                                     the same effect as a vote against.
 ................................................................................


-------------------
* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker may not vote your shares absent instructions from you. Without your voting instructions, a broker non-vote will occur and will (1) have no effect on the vote in the case of the Qwest merger proposals and (2) have the effect of a vote against in the case of the Qwest charter amendment proposal, the U S WEST merger proposal and the Frontier merger proposal.

Proxies

Voting Your Proxy. You may vote in person at your meeting or by proxy. We recommend you vote by proxy even if you plan to attend your meeting. You can always change your vote at the meeting.

Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the merger proposals or abstain from voting.

     How to Vote by Proxy

 .....................................................................................................................
                               Qwest                           U S WEST                          Frontier
 .....................................................................................................................
   By Telephone*: Call toll-free 1-___-___-____    Call toll-free 1-___-___-____     Call toll-free 1-___-___-____
                  and follow the instructions.     and follow the instructions.      and follow the instructions.
                  You will need to give the        You will need to give the         You will need to give the
                  personal identification number   personal identification number    personal identification number
                  contained on your proxy card.    contained on your proxy card.     contained on your proxy card.
 .....................................................................................................................
    By Internet*: Go to www.__________.com         Go to www.__________.com          Go to www.___________.com
                  and follow the instructions.     and follow the instructions.      and follow the instructions.
                  You will need to give the        You will need to give the         You will need to give the
                  personal identification number   personal identification number    personal identification number
                  contained on your proxy card.    contained on your proxy card.     contained on your proxy card.
 .....................................................................................................................
      In Writing: Complete, sign, date and         Complete, sign, date and          Complete, sign, date and
                  return your proxy card in the    return your proxy card in the     return your proxy card in the
                  enclosed envelope.               enclosed envelope.                enclosed envelope.
 .....................................................................................................................

Chapter Two - Information about the Meetings and Voting


* If you hold shares through a broker or other custodian, please check the voting form used by that firm to see if it offers telephone or internet voting.

     Proxies for Participants in Qwest Plans. [To Come]

     Proxies for Participants in US WEST Plans. [To Come]

     Proxies for Participants in Frontier Plans [To Come]

     If you submit your proxy but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

            Qwest                                U S WEST                               Frontier
 ..............................................................................................................
o  "FOR" the Qwest merger            o  "FOR" the U S WEST merger         o  "FOR" the Frontier merger
   proposals                            proposal                             proposal
o  "FOR" the Qwest charter           o  "FOR" any proposal by the         o  "FOR" any proposal by the
   amendment proposal                   U S WEST Board to adjourn            Frontier Board to adjourn the
o  "FOR" any proposal by the            the U S WEST meeting                 Frontier meeting
   Qwest Board to adjourn the        o  In its discretion as to any other o  In its discretion as to any other
   Qwest meeting                        business as may properly come        business as may properly come
o  In its discretion as to any other    before the U S WEST meeting          before the Frontier meeting
   business as may properly come
   before the Qwest meeting


     Revoking Your Proxy.  You may revoke your proxy before it is voted by:

        o submitting a new proxy with a later date, including a proxy given by telephone or internet,

        o notifying your company's Secretary in writing before the meeting that you have revoked your proxy, or

        o  voting in person at the meeting.

     Voting in person. If you plan to attend a meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on _________, ____, the record date for voting.

     People with disabilities. We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary of your company at least two weeks before your meeting at the number or address under "The Companies" on page I-2.

     Confidential voting. Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

     Proxy solicitation.  We will pay our own costs of soliciting proxies.

     In addition to this mailing, Qwest, U S WEST and Frontier employees may solicit proxies personally, electronically or by telephone. Qwest is paying [_________________] a fee of $[_______] plus expenses to help with the solicitation. U S WEST is paying [_______________] a fee of $[_______] plus expenses to help with the solicitation. Frontier is paying [_______________] a fee of $[_______] plus expenses to help with the solicitation.

                         Chapter Two - Information about the Meetings and Voting


     The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy by mail, telephone or internet without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

     Do not send in any stock certificates with your proxy cards. The exchange agent will mail transmittal forms with instructions for the surrender of stock certificates for U S WEST and Frontier common stock to former U S WEST and Frontier shareholders as soon as practicable after the completion of the applicable merger.

Other Business; Adjournments

     We are not currently aware of any other business to be acted upon at either meeting. If, however, other matters are properly brought before either meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the meeting.

     Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. None of us currently intends to seek an adjournment of our meeting.

                                  CHAPTER THREE
                            CERTAIN LEGAL INFORMATION

                        SEE CAUTIONARY NOTE ON COVER PAGE

                 COMPARISON OF QWEST-U S WEST SHAREHOLDER RIGHTS

     The rights of U S WEST shareholders under Delaware law, the U S WEST charter and the U S WEST by-laws prior to the U S WEST merger are substantially the same as the rights Qwest shareholders will have following the U S WEST merger under Delaware law, the Qwest charter and the Qwest by-laws, with certain principal exceptions summarized in the chart below. Copies of the U S WEST charter, the U S WEST by-laws, the Qwest charter and the Qwest by-laws are incorporated by reference and will be sent to holders of shares of U S WEST common stock upon request. See "Where You Can Find More Information". The summary contained in the following chart is not intended to be complete and is qualified by reference to Delaware law, the U S WEST charter, the U S WEST by-laws, the Qwest charter and the Qwest by-laws.

           Summary of Material Differences Between Current Rights of
            U S WEST Shareholders and Rights Those Shareholders Will Have as Qwest Shareholders Following the U S WEST Merger


 .............................................................................................................................
                                                                                              Qwest
                               U S WEST Shareholder Rights                             Shareholder Rights
 .............................................................................................................................
          Corporate     Upon completion of the U S WEST merger,              Upon completion of the U S WEST
        Governance:     the rights of U S WEST shareholders who              merger, the rights of Qwest shareholders
                        become Qwest shareholders in the U S WEST            will be governed by Delaware law, the
                        merger will be governed by Delaware law,             Qwest charter and the Qwest by-laws.  The
                        the Qwest charter and the Qwest by-laws.             charter and by-laws of Qwest after the U S
                        The charter and by-laws of Qwest after the           WEST merger will be identical in all
                        U S WEST merger will be identical in all             respects to those of Qwest prior to the U S
                        respects to those of Qwest prior to the U S          WEST merger after giving effect to the
                        WEST merger after giving effect to the               Qwest charter amendment adopted at the
                        Qwest charter amendment adopted at the               Qwest meeting.
                        Qwest meeting.
 .............................................................................................................................
          Authorized    The authorized capital stock of U S WEST             The authorized capital stock of Qwest is as
      Capital Stock:    consists of 2 billion shares of common stock         set forth under "Description of Qwest
                        and 200 million shares of preferred stock.           Capital Stock--Authorized Capital Stock"
                                                                             below.
 .............................................................................................................................
           Number of    The U S WEST Board currently consists of             The Qwest Board currently consists of 12
          Directors:    11 directors.                                        directors.
                                                                             If the U S WEST merger is completed, the
                                                                             size of the Qwest Board will be increased
                                                                             from 12 to [__].
 .............................................................................................................................
   Classification of    The U S WEST Board is divided into three             Qwest does not have a classified board.
            Board of    classes as nearly equal in number as possible,       The Qwest by-laws require that all
          Directors:    with each class serving a staggered three-year       directors be elected at each annual meeting
                        term.                                                of shareholders for a term of one year.
 .............................................................................................................................


                                     III-1

Chapter Three - Certain Legal Information

 .............................................................................................................................
                                                                                              Qwest
                               U S WEST Shareholder Rights                             Shareholder Rights
 .............................................................................................................................
          Removal of    U S WEST directors may be removed from               Qwest directors may be removed from
          Directors:    office only with cause (as defined below) and        office with or without cause by the
                        only then by the affirmative vote of the             affirmative vote of holders of at least a
                        holders of at least 80% of the shares of U S         majority of the shares of Qwest common
                        WEST common stock.  "Cause" means the                stock.
                        willful and continuous failure of a director to
                        substantially perform duties to U S WEST or
                        the willful engaging in gross misconduct
                        materially and demonstrably injurious to U S
                        WEST.
 .............................................................................................................................
         Shareholder    U S WEST shareholders may not act by                 Qwest shareholders may act by written
   Action by Written    written consent in lieu of a meeting of              consent in lieu of a meeting of
            Consent:    shareholders.                                        shareholders.
 .............................................................................................................................
  Calling of Special    The U S WEST charter provides that the U S           The Qwest by-laws provide that the Qwest
         Meetings of    WEST Board and the Chairman of the U S               Board, the Chairman of the Qwest Board
       Shareholders:    WEST Board may each call a special meeting           and holders of at least 25% of the shares of
                        of U S WEST shareholders.                            Qwest common stock may each call a
                                                                             special meeting of Qwest shareholders.
 .............................................................................................................................
        Amendment of    The U S WEST by-laws may be amended by               The Qwest by-laws may be amended by the
        Charter and     the affirmative vote of at least 66(2)/(3) of the    affirmative vote of at least a majority of the
            By-laws:    U S WEST directors then in office.  The U S          Qwest directors then in office.  The Qwest
                        WEST by-laws may also be amended by the              by-laws may also be amended by the
                        affirmative vote of the holders of at least 80%      affirmative vote of a majority of the votes
                        of the shares of U S WEST common stock.              cast by the holders of Qwest common
                                                                             stock.
                        The U S WEST charter generally may be
                        amended by the affirmative vote of the               The Qwest charter may be amended by the
                        holders of at least a majority of the shares of      affirmative vote of the majority of the votes
                        U S WEST common stock.                               cast by the holders of Qwest common
                                                                             stock.
                        However, amendments of the U S WEST
                        charter relating to (i) classification of the U S
                        WEST Board, (ii) removal of U S WEST
                        directors, (iii) shareholder actions and
                        meetings and (iv) amendments of the U S
                        WEST charter and by-laws require the
                        affirmative vote of the holders of at least 80%
                        of the shares of U S WEST common stock.
 .............................................................................................................................
         Shareholder    U S WEST has entered into a Rights                   Qwest does not have a shareholder rights
        Rights Plan:    Agreement, dated as of June 1, 1998, between         plan.  While Qwest has no present intention
                        U S WEST and State Street Bank and Trust             to adopt a shareholder rights plan, the
                        Company, as Rights Agent, as amended,                Qwest Board, pursuant to its authority to
                        pursuant to which U S WEST has issued                issue preferred stock, could do so without
                        rights, exercisable only upon the occurrence         shareholder approval at any future time.
                        of certain events, to purchase its Series A          See "Description of Qwest Capital
                        Junior Participating Preferred Stock.                Stock--Qwest Preferred Stock--Blank
                                                                             Check Preferred Stock".
 .............................................................................................................................

                                     III-2

                                       Chapter Three - Certain Legal Information


                        SEE CAUTIONARY NOTE ON COVER PAGE

                 COMPARISON OF QWEST-FRONTIER SHAREHOLDER RIGHTS

     The rights of Frontier shareholders under New York law, the Frontier charter and the Frontier by-laws prior to the Frontier merger are substantially the same as the rights Qwest shareholders will have following the Frontier merger under Delaware law, the Qwest charter and the Qwest by-laws, with certain principal exceptions summarized in the chart below. Copies of the Frontier charter, the Frontier by-laws, the Qwest charter and the Qwest by-laws are incorporated by reference and will be sent to holders of shares of Frontier common stock upon request. See "Where You Can Find More Information". The summary contained in the following chart is not intended to be complete and is qualified by reference to New York law, Delaware law, the Frontier charter, the Frontier by-laws, the Qwest charter and the Qwest by-laws.

           Summary of Material Differences Between Current Rights of
            Frontier Shareholders and Rights Those Shareholders Will Have as Qwest Shareholders Following the Frontier Merger


 .............................................................................................................................
                               Frontier Shareholder Rights                            Qwest Shareholder Rights
 .............................................................................................................................
            Corporate   Upon completion of the Frontier merger, the          Upon completion of the Frontier merger,
          Governance:   rights of Frontier shareholders who become           the rights of Qwest shareholders will be
                        Qwest shareholders in the Frontier merger            governed by Delaware law, the Qwest
                        will be governed by Delaware law, the Qwest          charter and the Qwest by-laws.  The charter
                        charter and the Qwest by-laws.  The charter          and by-laws of Qwest after the Frontier
                        and by-laws of Qwest after the Frontier              merger will be identical in all respects to
                        merger will be identical in all respects to          those of Qwest prior to the Frontier merger
                        those of Qwest prior to the Frontier merger          after giving effect to the Qwest charter
                        after giving effect to the Qwest charter             amendment adopted at the Qwest meeting.
                        amendment adopted at the Qwest meeting.
 .............................................................................................................................
            Authorized  The authorized capital stock of Frontier             The authorized capital stock of Qwest is as
        Capital Stock:  consists of 300 million shares of common             set forth under "Description of Qwest
                        stock, 4 million shares of Class A Preferred         Capital Stock--Authorized Capital Stock"
                        Stock and 850,000 shares of Cumulative               below.
                        Preferred Stock.
 .............................................................................................................................
             Number of  The Frontier Board currently consists of 12          The Qwest Board currently consists of 12
            Directors:  directors.                                           directors.
                                                                             If the U S WEST merger is completed, the
                                                                             size of the Qwest Board will be increased
                                                                             from 12 to [__].
 .............................................................................................................................
            Removal of  Frontier directors may be removed from               Qwest directors may be removed from
            Directors:  office only for cause.                               office with or without cause.
 .............................................................................................................................
           Shareholder  Frontier shareholders may not act by written         Qwest shareholders may act by written
     Action by Written  consent in lieu of a meeting of shareholders         consent in lieu of a meeting of
              Consent:  unless the written consent is signed by all          shareholders.
                        holders of Frontier voting stock.
 .............................................................................................................................
    Calling of Special  The Frontier charter provides that the Frontier      The Qwest by-laws provide that the
           Meetings of  Board may call a special meeting of Frontier         Chairman of the Qwest Board, the Qwest
         Shareholders:  shareholders.                                        Board and holders of 25% of Qwest's
                                                                             voting stock may each call a special
                                                                             meeting of Qwest shareholders.
 .............................................................................................................................


                                     III-3

Chapter Three - Certain Legal Information

 .............................................................................................................................
                               Frontier Shareholder Rights                            Qwest Shareholder Rights
 .............................................................................................................................
           Approval of  A merger of Frontier with another                    A merger of Qwest with another
              Mergers:  corporation would generally require the              corporation would generally require the
                        approval of holders of at least two-thirds of        approval of holders of at least a majority of
                        the outstanding shares of Frontier common            the outstanding shares of Qwest common
                        stock.                                               stock.
 .............................................................................................................................
           Shareholder  Frontier has entered into a Rights Agreement,        Qwest does not have a shareholder rights
          Rights Plan:  dated as of April 9, 1995, between Frontier          plan.  While Qwest has no present intention
                        and The First National Bank of Boston, as            to adopt a shareholder rights plan, the
                        Rights Agent, as amended, pursuant to which          Qwest Board, pursuant to its authority to
                        Frontier has issued rights, exercisable only         issue preferred stock, could do so without
                        upon the occurrence of certain events, to            shareholder approval at any future time.
                        purchase its Series A Junior Participating           See "Description of Qwest Capital
                        Preferred Stock.                                     Stock--Qwest Preferred Stock--Blank
                                                                             Check Preferred Stock".
 .............................................................................................................................

                                      III-4

                                       Chapter Three - Certain Legal Information


                        SEE CAUTIONARY NOTE ON COVER PAGE

                       DESCRIPTION OF QWEST CAPITAL STOCK

     The following summary of the terms of the capital stock of Qwest prior to, and after completion of, the mergers is not meant to be complete and is qualified by reference to the Qwest charter and Qwest by-laws. Copies of the Qwest charter and Qwest by-laws are incorporated by reference and will be sent to holders of shares of Qwest common stock, U S WEST common stock and Frontier common stock upon request. See "Where You Can Find More Information".

Authorized Capital Stock

     Prior to Completion of the Mergers. Under the Qwest charter, Qwest's authorized capital stock consists of 2.0 billion shares of Qwest common stock, $.01 par value, and 25 million shares of preferred stock, $.01 par value.

     Following Completion of the Mergers. If the Qwest charter amendment proposal is approved, the Qwest charter will be amended to increase the authorized number of shares of Qwest common stock to ___ billion.

Qwest Common Stock

     Qwest Common Stock Outstanding. The outstanding shares of Qwest common stock are, and the shares of Qwest common stock issued pursuant to the mergers will be, duly authorized, validly issued, fully paid and nonassessable.

     Voting Rights. Each holder of Qwest common stock is entitled to one vote for each share of Qwest common stock held of record on the applicable record date on all matters submitted to a vote of shareholders.

     Dividend Rights; Rights upon Liquidation. The holders of Qwest common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Qwest Board, subject to any preferential dividend rights granted to the holders of any outstanding Qwest preferred stock. In the event of liquidation, each share of Qwest common stock is entitled to share pro rata in any distribution of Qwest's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Qwest preferred stock.

     Preemptive Rights. Holders of Qwest common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Qwest Preferred Stock

     Qwest Preferred Stock Outstanding. As of [______], 1999, no shares of Qwest preferred stock were issued and outstanding.

     Blank Check Preferred Stock. Under the Qwest charter, the Qwest Board has the authority, without shareholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such class or series, including the dividend rights, voting rights, the rights and terms of redemption, the rights and terms of conversion, liquidation preferences, the number of shares constituting any such class or series and the designation of such class or series. Acting under this authority, the Qwest Board could create and issue a class or series of preferred stock with rights, privileges or restrictions, and adopt a shareholder rights plan, having the effect of

                                      III-5

Chapter Three - Certain Legal Information


discriminating against an existing or prospective holder of securities as a result of such shareholder beneficially owning or commencing a tender offer for a substantial amount of Qwest common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of Qwest by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Qwest's management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of Qwest without any further action by the shareholders of Qwest. Qwest has no present intention to adopt a shareholder rights plan, but could do so without shareholder approval at any future time.

Amendment of the Qwest Charter

     At the Qwest meeting, holders of Qwest common stock will be asked to approve the amendment of the Qwest charter. The amendment will increase the number of authorized shares of Qwest common stock to [ ] billion. Approval of the merger proposals is conditioned on approval of the Qwest charter amendment proposal. However, approval of the Qwest charter amendment proposal is not conditioned on approval of the merger proposals.

     Increase of Authorized Common Stock. Qwest's charter currently authorizes
2.0 billion shares of common stock and 25 million shares of preferred stock. On ________, 1999, _____________ shares of Qwest common stock were issued and outstanding.

     To complete the U S WEST merger, Qwest expects that approximately ___ billion shares of Qwest common stock will be required to be issued to holders of U S WEST common stock and that approximately ___ million shares of Qwest common stock will be required to be reserved for issuance under U S WEST employee stock options and other stock-based awards.

     To complete the Frontier merger, Qwest expects that approximately ___ billion shares of Qwest common stock will be required to be issued to holders of Frontier common stock and that approximately ____ million shares of Qwest common stock will be required to be reserved for issuance under Frontier employee stock options and other stock-based awards.

     As these numbers show, the 2.0 billion shares of common stock currently authorized under the Qwest charter will not be sufficient to complete the mergers. We therefore ask Qwest shareholders to approve the amendment, which will change Article FOURTH of the Qwest charter to increase the number of authorized shares of Qwest common stock from 2.0 billion to ___ billion.

     The increased number of authorized shares will give Qwest sufficient shares to complete the mergers. At present, Qwest has no plans to issue shares of Qwest common stock for any other purpose. However, we believe it is desirable to have additional shares available for other corporate purposes that might arise in the future. For example, although Qwest currently meets its obligations to deliver shares under employee stock options and similar arrangements with treasury shares (meaning previously issued shares that have been reacquired by Qwest), it may become desirable in the future to use newly issued shares for this purpose. Shares could also be used for acquisitions or to raise capital. Under some circumstances, it is also possible for a company to use unissued shares for antitakeover purposes, but Qwest has no present intention to take any such action.

     Whether or not any future issuance of shares unrelated to the mergers would be submitted for a shareholder vote depends upon the nature of the issuance, legal and stock exchange requirements, and the judgment of the Qwest Board at the time.

                                      III-6

                                       Chapter Three - Certain Legal Information


Transfer Agent and Registrar

     ChaseMellon Shareholder Services LLC is the transfer agent and registrar for the Qwest common stock.

Stock Exchange Listing; Delisting and Deregistration of U S WEST and Frontier Common Stock

     It is a condition to the U S WEST merger that the shares of Qwest common stock issuable in the U S WEST merger be approved for quotation on the Nasdaq, subject to official notice of issuance. If the U S WEST merger is completed, U S WEST common stock will cease to be listed on the New York Stock Exchange.

     It is a condition to the Frontier merger that the shares of Qwest common stock issuable in the Frontier merger be approved for quotation on the Nasdaq, subject to official notice of issuance. If the Frontier merger is completed, Frontier common stock will cease to be listed on the New York Stock Exchange.


                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus contains or incorporates by reference "forward-looking statements" as that term is used in federal securities laws about our financial condition, results of operations and business. These statements include, among others:

     o statements concerning the benefits that Qwest expects will result from its business activities and certain transactions Qwest has completed, such as increased revenues, decreased expenses and avoided expenses and expenditures,

     o  Qwest's plans to complete its communications network, and

     o other statements of Qwest's expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

     These statements may be made expressly in this document, or may be incorporated by reference to other documents Qwest has filed with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this report or incorporated by reference in this report.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause Qwest's actual results to be materially different from any future results expressed or implied by Qwest in those statements. The risks and uncertainties include those risks, uncertainties and risk factors identified, among other places, under "Risk Factors" in this document, and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K for the year ended December 31, 1998.

     The most important facts that could prevent Qwest from achieving its stated goals include, but are not limited to, the following:

     o Qwest's failure to construct its communications network on schedule and on budget;

     o operating and financial risks related to managing rapid growth, integrating acquired businesses and sustaining operating cash flow to meet Qwest's debt service requirements, make capital expenditures and fund operations;

     o  potential fluctuation in quarterly results;

                                     III-7

Chapter Three - Certain Legal Information


     o  volatility of stock price;

     o  intense competition in the communications services market;

     o  dependence on new product development;

     o  Qwest's ability to achieve year 2000 compliance;

     o  rapid and significant changes in technology and markets;

     o adverse changes in the regulatory or legislative environment affecting Qwest's business; and

     o  failure to maintain necessary rights of way.

     Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. Qwest cautions you not to place undue reliance on the statements, which speak only as of the date of this report or, in the case of documents incorporated by reference, the date of the document.

     The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. Qwest undertakes no obligations to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.


                                  LEGAL MATTERS

     The validity of the Qwest common stock to be issued to U S WEST and Frontier shareholders in the mergers will be passed upon by counsel to Qwest. It is a condition to the completion of the U S WEST merger that Qwest and U S WEST receive an opinion from their counsel with respect to the tax treatment of the U S WEST merger. It is a condition to the completion of the Frontier merger that Qwest and Frontier receive an opinion from their counsel with respect to the tax treatment of the Frontier merger.


                                     EXPERTS

     The consolidated financial statements and schedule of Qwest and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated in this registration statement by reference in reliance on the report pertaining to the consolidated financial statements, dated February 2, 1999, and the report dated February 2, 1999 pertaining to the related financial statement schedule, of KPMG LLP, independent certified public accountants, incorporated in this registration statement by reference, and on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of LCI International, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated February 16, 1998 (except with respect to the matter discussed in Note 15, as to which the date is March 16, 1998) with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                      III-8

                                       Chapter Three - Certain Legal Information


     The consolidated financial statements of Icon CMT Corp. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, have been incorporated in this joint proxy statement/prospectus by reference to the Registration Statement (No. 333-65095) on Form S-4 of Qwest, dated September 30, 1998, as amended by Amendment No. 1 to the S-4, dated December 10, 1998. Such financial statements, except as they relate to Frontier Media Group, Inc. as of December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997, have been audited by PricewaterhouseCoopers LLP, independent accountants, and insofar as they relate to Frontier Media Group, Inc. as of December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997, by Ernst & Young LLP, independent accountants.

[To come.]

                                      III-9

                                  CHAPTER FOUR
                     ADDITIONAL INFORMATION FOR SHAREHOLDERS

                        SEE CAUTIONARY NOTE ON COVER PAGE

                          FUTURE SHAREHOLDER PROPOSALS

Qwest

     Any shareholder proposal for Qwest's annual meeting in 2000 must be sent to the Secretary of Qwest at the address of Qwest's principal executive office given under "Summary--The Companies". The deadline for receipt of a proposal to be considered for inclusion in Qwest's proxy statement is December 31, 1999. The deadline for notice of a proposal for which a shareholder will conduct his or her own solicitation is January 6, 2000 (however, if the date of the annual meeting is not within 30 days of May 5, 2000, then the deadline for such notice becomes not less than 150 days prior to the date of the annual meeting). On request, the Secretary of Qwest will provide detailed instructions for submitting proposals.

U S WEST

     U S WEST will hold an annual meeting in the year 2000 only if the U S WEST merger has not already been completed. If such meeting is held, shareholders' proposals will be eligible for consideration for inclusion in the proxy statement for the 2000 annual meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, if such proposals are received by U S WEST before the close of business on November 25, 1999. Notices of shareholders' proposals submitted outside the processes of Rule 14a-8 will be considered timely, pursuant to the advance notice requirement set forth in Article II, Section 7 of the U S WEST by-laws, if such notices are delivered to or mailed and received by U S WEST by January 21, 2000. Any such proposal or notice should be directed to the attention of the Secretary, U S WEST, Inc., 1801 California Street, Denver, Colorado 80202.

Frontier

     Frontier will hold an annual meeting in the year 2000 only if the Frontier merger has not already been completed. If such meeting is held, shareholders' proposals will be eligible for consideration for inclusion in the proxy statement for the 2000 annual meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, if such proposals are received by Frontier before the close of business on November 12, 1999. Notices of shareholders' proposals submitted outside the processes of Rule 14a-8 will be considered timely, pursuant to the advance notice requirement set forth in Article I, Section 12 of Frontier's by-laws, if such notices are delivered to or mailed and received by Frontier during the period beginning January 30, 2000 and ending on the close of business on February 29, 2000 (however, if the date of the annual meeting is earlier than March 30, 2000 or later than June 28, 2000, then the deadline for such notice becomes not earlier than 90 days prior to the date of the annual meeting and not later than the later of 60 days prior to the annual meeting or 10 days following the day on which public announcement of the date of the annual meeting is first made). Any such proposal or notice should be directed to the attention of the Corporate Secretary, Frontier Corporation, 180 South Clinton Avenue, Rochester, New York 14646-0700.

     SEC rules set forth standards for the exclusion of some shareholder proposals from a proxy statement for an annual meeting.

Chapter Four - Additional Information for Shareholders


                       WHERE YOU CAN FIND MORE INFORMATION

     Qwest, U S WEST and Frontier file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     Qwest filed a registration statement on Form S-4 to register with the SEC the Qwest common stock to be issued to U S WEST shareholders in the U S WEST merger and to Frontier shareholders in the Frontier merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Qwest in addition to being a proxy statement of Qwest, U S WEST and Frontier for their respective meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

             Qwest SEC Filings (File No. 000-22609)                                  Period
 .....................................................................................................................
Annual Report on Form 10-K                                          Fiscal Year ended December 31, 1998

Quarterly Report on Form 10-Q                                       Quarter ended March 31, 1999

Current Reports on Form 8-K                                         Filed on January 14, 1999, April 27, 1999,
                                                                    April 28, 1999, June 14, 1999 and June 18,
                                                                    1999

Amendment No. 1 to Registration Statement on Form S-4 (File         Filed on December 10, 1998
  No. 333-65095)

The description of Qwest common stock set forth in the              Filed on May 28, 1997
  Registration Statement on Form 8-A


             U S WEST SEC Filings (File No. 1-14087)                                 Period
 .....................................................................................................................
Annual Report on Form 10-K                                          Fiscal Year ended December 31, 1998

Quarterly Report on Form 10-Q                                       Quarter ended March 31, 1999

Current Reports on Form 8-K                                         Filed on April 17, 1999, April 22, 1999, May
                                                                    12, 1999, May 18, 1999, May 21, 1999 and
                                                                    May 26, 1999

The description of U S WEST common stock set forth in the           Filed on May 12, 1998
  Registration Statement on Form 8-A


             Frontier SEC Filings (File No. 1-4166)                                  Period
 .....................................................................................................................
Annual Report on Form 10-K                                          Fiscal Year ended December 31, 1998

Quarterly Report on Form 10-Q                                       Quarter Ended March 31, 1999

                          Chapter Four - Additional Information for Shareholders


Current Reports on Form 8-K                                         Filed on May 18, 1999

The description of Frontier common stock set forth in the           Filed on ____________
  Registration Statement on Form 8-A



     We are also incorporating by reference additional documents that we file with the SEC between the date of this joint proxy statement/prospectus and the date of the meetings.

     Qwest has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Qwest[, U S WEST has supplied all such information relating to U S WEST and Frontier has supplied all such information relating to Frontier].

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following address:


Qwest Communications     U S WEST, Inc.           Frontier Corporation
   International Inc.    1801 California Street   180 South Clinton Avenue
555 Seventeenth Street   Denver, Colorado 80202   Rochester, New York 14646-0700
Denver, Colorado 80202   Tel: (303) 672-2700      Tel: (216) 777-1000
Tel: (303) 992-1400

     If you would like to request documents from us, please do so by __________, 1999 to receive them before the meetings.

     You can also get more information by visiting Qwest's web site at www.______.com, U S WEST's web site at www.______.com and Frontier's website at www.______.com. Web site materials are not part of this joint proxy statement/prospectus.

You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the Qwest merger proposals, the Qwest charter amendment proposal, the U S WEST merger proposal and the Frontier merger proposal, as the case may be. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated ________, 1999. You should not assume that the information contained in the joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus to shareholders nor the issuance of Qwest common stock in the mergers shall create any implication to the contrary.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Indemnification under Qwest Charter and By-Laws and Delaware Law . Article Seventh of the Qwest Communications International Inc. charter provides for the indemnification of directors or officers, in accordance with the By-Laws, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article VI of the By-laws of Qwest provides that Qwest shall indemnify to the fullest extent permitted by law any director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of Qwest or any subsidiary or constituent corporation or served any other enterprise at the request of Qwest against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Qwest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain conditions.

     Qwest D&O Insurance. The directors and officers of Qwest are insured under a policy of directors' and officers' liability insurance.

     U S WEST Merger Agreement Provisions Relating To U S WEST and Qwest Directors and Officers. The U S WEST merger agreement provides that for six years after the closing, U S WEST and Qwest will maintain the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of U S WEST and Qwest and will continue to honor any directors, officers or employees indemnification agreements of U S WEST and Qwest and their respective subsidiaries. U S WEST and Qwest shall also maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by U S WEST and Qwest, respectively (except that U S WEST may substitute policies which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the consummation of the U S WEST merger. In addition, U S WEST and Qwest shall indemnify the directors and officers of U S WEST and Qwest, respectively, to the fullest extent to which U S WEST and Qwest are permitted to indemnify such officers and directors under their respective charters and bylaws and applicable law.

     Frontier Merger Agreement Provisions Relating To Frontier Directors and Officers. The Frontier merger agreement provides that for six years after the closing, Qwest will maintain the current provisions regarding elimination of liability of directors and indemnification of officers, directors and employees contained in the certificate of incorporation and by-laws of Frontier and the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Frontier (except that Qwest may substitute policies which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the consummation of the Frontier merger.

     The Frontier merger agreement also provides that for a period of six years after the closing, Qwest will provide directors' and officers' liability insurance covering acts or omissions occurring prior to closing by each person currently covered by Frontier's officers' and directors' liability insurance policy. This insurance policy must be no less favorable than the Frontier policy currently in effect , except that Qwest will only be obligated to pay up to 200% of the annual premium currently paid by Frontier for such insurance.

                                    S4-II-1

Item 21.  Exhibits and Financial Statement Schedules.

     (a)  List of Exhibits

       Exhibit                                  Description
       -------                                  -----------
         2.1           Agreement and Plan of Merger dated as of June [__], 1999 among U S
                       WEST, Inc., Qwest Communications International Inc. and [Merger Sub]
                       (To Come).
         2.2           Agreement and Plan of Merger dated as of June [__], 1999 among Qwest
                       Communications International Inc., [Merger Sub] and Frontier Corporation
                       (To Come).
         3.1           Amended and Restated Certificate of Incorporation of Qwest (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997
                       (File No. 333-25391)).
         3.2           Certificate of Amendment of Amended and Restated Certificate of
                       Incorporation of Qwest (incorporated herein by reference to Form S-3 (File
                       No. 333-58617)).
         3.3           Amended and Restated Bylaws of Qwest (incorporated
                       herein by reference to Qwest's Form 10-K for the year
                       ended December 31, 1998 (File No.
                       000-22609)).
       4.1(a)          Indenture dated as of October 15, 1997 with Bankers Trust Company relating to Qwest's 9.47% notes (incorporated herein by reference to Form
                       S-4 as declared effective on January 5, 1998 (File No. 333-42847)).
       4.1(b)          Indenture dated as of August 28, 1997 with Bankers Trust Company relating to Qwest's 10 7/8% notes (incorporated herein by reference to
                       Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-
                       22609)).
       4.1(c)          Indenture dated as of January 29, 1998 with Bankers Trust Company relating to Qwest's 8.29% notes (incorporated herein by reference to
                       Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-
                       22609)).
       4.1(d)          Indenture dated as of November 27, 1998 with Bankers Trust Company relating to Qwest's 7.25% notes (incorporated herein by reference to the exhibit of the same number in Form S-4 (File No. 333-71603)).
       4.1(e)          Indenture dated as of November 4, 1998 with Bankers Trust Company relating to Qwest's 7.50% notes (incorporated herein by reference to the exhibit of the same number in Form S-4 (File No. 333-71603)).
       4.2(a)          Registration Agreement dated November 4, 1998 with Salomon Brothers
                       Inc. relating to Qwest's 7.50% Senior Discount Notes Due 2008
                       (incorporated herein by reference to the exhibit of the same number in
                       Form S-4 (File No. 333-71603)).

                                                  S4-II-2


       4.2(b)          Registration Agreement dated November 27, 1998 with Salomon Brothers
                       Inc. relating to Qwest's 7.25% Senior Discount Notes Due 2008
                       (incorporated herein by reference to the exhibit of the same number in
                       Form S-4 (File No. 333-71603)).
         4.3           Indenture dated as of June 23, 1997 between LCI International, Inc., and
                       First Trust National Association, as trustee, Providing for the Issuance of
                       Senior Debt Securities, including Resolutions of the Pricing Committee of the Board of Directors establishing the terms of the 7.25% Senior Notes due June 15, 2007 (incorporated herein by reference to exhibit 4(c) in
                       LCI's Current Report on Form 8-K dated June 23, 1997).
         4.4           Credit Agreement, dated as of March 31, 1999, among Qwest
                       Communications International Inc., as Borrower, NationsBank, N.A., as
                       Administrative Agent, and the Lenders party thereto (incorporated herein by reference to Qwest's Form 10-Q for the quarter ended March 31, 1999
                       (File No. 000-22609)).
          5            Opinion of counsel to Qwest regarding the validity of the securities being registered (To Come).
         8.1           Opinion of counsel to Qwest regarding material federal
                       income tax consequences relating to the mergers (To
                       Come).
         8.2           Opinion of counsel to Qwest regarding the lack of effect of the U S WEST merger on the tax-free qualification of the prior spin-off of U S WEST (To
                       Come).
         8.3           Opinion of counsel to U S WEST regarding material
                       federal income tax consequences relating to the U S WEST
                       merger (To Come).
         8.4           Opinion of counsel to U S WEST regarding the lack of effect of the U S
                       WEST merger on the tax-free qualification of the prior spin-off of U S
                       WEST (To Come).
         8.5           Opinion of counsel to Frontier regarding material
                       federal income tax consequences relating to the Frontier
                       merger (To Come).
        10.1           Voting Agreement dated as of June __, 1999 among U S WEST, Inc. and
                       Anschutz Company (To Come).
        10.2           Voting Agreement dated as of June __, 1999 between Frontier Corporation and Anschutz Company (To Come).
        10.3           Stock Option Agreement dated as of June __, 1999 by and between
                       Frontier Corporation and Qwest Communications International Inc. (To
                       Come).
        10.4           Growth Share Plan, as amended, effective October 1, 1996 (Incorporated herein by reference to Form S-1 as declared effective on June 23, 1997
                       (File No. 333-25391)).

                                                      S4-II-3

        10.5           Equity Incentive Plan (Incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).
        10.6           Qwest Communications International Inc. Employee Stock Purchase Plan
                       (incorporated herein by reference to Qwest's Preliminary Proxy Statement for the Annual Meeting of Stockholders, filed February 26, 1999)).
        10.7           Deferred Compensation Plan (incorporated herein by
                       reference to Qwest's Form 10-K for the year ended
                       December 31, 1998 (File No. 000-22609)).
        10.8           Equity Compensation Plan for Non-Employee Directors (incorporated herein by reference to Qwest's Form 10-K for the year ended December
                       31, 1997 (File No. 000-22609)).
        10.9           Qwest Communications International Inc. 401K Plan  (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1998
                       (File No. 000-22609)).
        10.10          Employment Agreement dated December 21, 1996 with Joseph P. Nacchio
                       (Incorporated herein by reference to Form S-1 as declared effective on
                       June 23, 1997 (File No. 333-25391)).
        10.11          Growth Share Plan Agreement with Joseph P. Nacchio, effective January
                       1, 1997, and Amendment thereto (incorporated herein by reference to
                       Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-
                       22609)).
        10.12          Non-Qualified Stock Option Agreement with Joseph P. Nacchio, effective
                       June 1997 (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).
        10.13          Promissory Note dated November 20, 1996 and Severance Agreement dated December 1, 1996 with Robert S. Woodruff (Incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No.
                       333-25391)).
        10.14          Employment Agreement dated March 7, 1997 with Stephen M. Jacobsen
                       (incorporated herein by reference to Qwest's Form 10-K for the year ended
                       December 31, 1997 (File No. 000-22609)).
        10.15          Employment Agreement dated September 19, 1997 with Larry Seese
                       (incorporated herein by reference to Qwest's Form 10-K for the year ended
                       December 31, 1997 (File No. 000-22609)).
        10.16          Employment Agreement dated October 8, 1997 with Lewis O. Wilks
                       (incorporated herein by reference to Qwest's Form 10-K for the year ended
                       December 31, 1997 (File No. 000-22609)).
        10.17          IRU Agreement dated as of October 18, 1996 with Frontier
                       Communications International Inc. (portions have been omitted pursuant to a request for confidential treatment) (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).


                                     S4-II-4


        10.18          IRU Agreement dated as of February 26, 1996 with WorldCom Network
                       Services, Inc. (portions have been omitted pursuant to a request for confidential treatment) (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).
        10.19          IRU Agreement dated as of May 2, 1997 with GTE (portions have been omitted pursuant to a request for confidential treatment) (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997
                       (File No. 333-25391)).
        10.20          LCI International, Inc. 1992 Stock Option Plan (incorporated by reference to LCI's Registration Statement No. 33-60558).
        10.21          LiTel Communications, Inc. 1993 Stock Option Plan (incorporated by reference to LCI's Registration Statement No. 33-60558).
        10.22          LCI International, Inc. 1994/1995 Stock Option Plan (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended
                       December 31, 1993).
        10.23          LCI International, Inc. 1995/1996 Stock Option
                       (incorporated by reference to LCI's Proxy Statement for
                       the 1995 Annual Meeting of Shareowners).
        10.24          LCI International Management Services, Inc. Supplemental Executive
                       Retirement Plan (incorporated by reference to LCI's Quarterly Report on
                       Form 10-Q for the quarter ended March 31, 1995).
        10.25          1997/1998 LCI International, Inc. Stock Option Plan (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended
                       December 31, 1996).
      10.26(a)         1995 Stock Option Plan of Icon CMT Corp. (incorporated
                       by reference to Icon CMT Corp.'s Annual Report on Form
                       10-K for the year ended December 31, 1996).
      10.26(b)         Amendment to Amended and Restated 1995 Stock Option Plan of Icon
                       CMT Corp. (incorporated herein by reference to Icon CMT Corp.'s
                       Registration Statement on Form S-1/A, No. 333-38339)).
        10.27          U.S. Long Distance Corp. 1990 Employee Stock Option Plan (incorporated herein by reference to Qwest's Form 10-K for the year ended December
                       31, 1998 (File No. 000-22609)).
        10.28          Contractor Agreement dated January 18, 1993 by and between LCI
                       International Telecom Corp. and American Communications Network, Inc.
                       (incorporated by reference to LCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).


                                     S4-II-5


        10.29          Participation Agreement dated as of November 1996 among LCI
                       International, Inc., as the Construction Agent and as the Lessee, First
                       Security Bank, National Association, as the Owner Trustee under the Stuart
                       Park Trust the various banks and lending institutions which are parties thereto from time to time as the Holders, the various banks and lending institutions which are parties thereto from time to time as the Lenders and
                       NationsBank of Texas, N.A., as the Agent for the Lenders (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended
                       December 31, 1996).
        10.30          Agency Agreement between LCI International, Inc., as the Construction
                       Agent and First Security Bank, National Association, as the Owner Trustee
                       under the Stuart Park Trust as the Lessor dated as of November 15, 1996
                       (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1996).
        10.31          Deed of Lease Agreement dated as of November 15, 1996 between First
                       Security Bank, National Association as the Owner Trustee under the Stuart
                       Park Trust, as Lessor and LCI International, Inc. as Lessee (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended
                       December 31, 1996).
        10.32          Common Stock Purchase Agreement dated as of December 14, 1998 with
                       Microsoft Corporation (incorporated by reference to Qwest's Current
                       Report on Form 8-K filed December 16, 1998).
        10.33          Registration Rights Agreement dated December 14, 1998 with Microsoft
                       Corporation (incorporated herein by reference to Qwest's Current Report on Form 8-K filed December 16, 1998).
        10.34          Registration Rights Agreement dated as of April 18, 1999 with Anschutz
                       Company and Anschutz Family Investment Company LLC (incorporated by reference to Qwest's Current Report on Form 8-K filed April 28, 1999).
        10.35          Common Stock Purchase Agreement dated as of April 19, 1999 with
                       BellSouth Enterprises, Inc. (incorporated by reference to Qwest's Current
                       Report on Form 8-K/A filed April 28, 1999).
        10.36          Registration Rights Agreement dated as of April 19, 1999 with BellSouth
                       Enterprises, Inc. (incorporated by reference to Qwest's Current Report on
                       Form 8-K/A filed April 28, 1999).
         21            Subsidiaries of the Registrant (incorporated by reference to the Registrant's
                       Registration Statement on Form S-4 (File No. 333-65095) filed September
                       30, 1998).
        23.1           Consent of Arthur Andersen LLP.
        23.2           Consent of KPMG LLP.
        23.3           Consent of Ernst & Young LLP.

                                     S4-II-6


        23.4           Consent of PricewaterhouseCoopers LLP.
        23.5           Consent of Davis Polk & Wardwell (included in the
                       opinions filed as Exhibit 8.1 and Exhibit 8.2 to this
                       Registration Statement) (To Come).
        23.6           Consent of counsel to U S WEST (included in the opinion
                       filed as Exhibit 8.3 and Exhibit 8.4 to this
                       Registration Statement) (To Come).
        23.7           Consent of counsel to Frontier (included in the opinion filed as Exhibit 8(c)
                       to this Registration Statement) (To Come).
        23.8           Consent of Donaldson, Lufkin & Jenrette Securities Corporation (To
                       Come).
        23.9           Consent of ____________________ (To Come).
        23.10          Consent of ____________________ (To Come).
         24            Power of Attorney (To Come).
        99.1           Form of Qwest Proxy Card (To Come).
        99.2           Form of U S WEST Proxy Card (To Come).
        99.3           Form of Frontier Proxy Card (To Come).

Item 22.  Undertakings.

      (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered

                                     S4-II-7
     therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (7) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    S4-II-8

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Denver, State of Colorado, on June 20, 1999.



                                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                                    (Registrant)

Date:  June 20, 1999                By:   /s/ Robert S. Woodruff
                                          ----------------------------------
                                          Executive Vice President and
                                          Chief Financial Officer

                            -----------------------

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert S. Woodruff and Drake S. Tempest, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Name                      Title                            Date
         ----                      -----                            ----

/s/ Joseph P. Nacchio     Chairman and Chief Executive Officer    June 20, 1999
-------------------------
(Joseph P. Nacchio)


/s/ Robert S. Woodruff    Executive Vice President, Chief         June 20, 1999
--------------------------Financial Officer-and-Director
(Robert S. Woodruff)


/s/ Cannon Y. Harvey      Director                                June 20, 1999
--------------------------
(Cannon Y. Harvey)


/s/ Craig D. Slater       Director                                June 20, 1999
--------------------------
(Craig D. Slater)


/s/ Jerry R. Davis        Director                                June 20, 1999
--------------------------
(Jerry R. Davis)


                                     S4-II-9

/s/ Richard T. Liebhaber  Director                                June 20, 1999
--------------------------
(Richard T. Liebhaber)


/s/ Douglas M. Karp       Director                                June 20, 1999
--------------------------
(Douglas M. Karp)





                                    S4-II-10

                                 EXHIBIT INDEX

       Exhibit                                 Description
       -------                                 -----------
         2.1           Agreement and Plan of Merger dated as of June [__], 1999 among U S
                       WEST, Inc., Qwest Communications International Inc. and [Merger Sub]
                       (To Come).
         2.2           Agreement and Plan of Merger dated as of June [__], 1999 among Qwest
                       Communications International Inc., [Merger Sub] and Frontier Corporation
                       (To Come).
         3.1           Amended and Restated Certificate of Incorporation of Qwest (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997
                       (File No. 333-25391)).
         3.2           Certificate of Amendment of Amended and Restated Certificate of
                       Incorporation of Qwest (incorporated herein by reference to Form S-3 (File
                       No. 333-58617)).
         3.3           Amended and Restated Bylaws of Qwest (incorporated
                       herein by reference to Qwest's Form 10-K for the year
                       ended December 31, 1998 (File No.
                       000-22609)).
       4.1(a)          Indenture dated as of October 15, 1997 with Bankers Trust Company relating to Qwest's 9.47% notes (incorporated herein by reference to Form
                       S-4 as declared effective on January 5, 1998 (File No. 333-42847)).
       4.1(b)          Indenture dated as of August 28, 1997 with Bankers Trust Company relating to Qwest's 10 7/8% notes (incorporated herein by reference to
                       Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-
                       22609)).
       4.1(c)          Indenture dated as of January 29, 1998 with Bankers Trust Company relating to Qwest's 8.29% notes (incorporated herein by reference to
                       Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-
                       22609)).
       4.1(d)          Indenture dated as of November 27, 1998 with Bankers Trust Company relating to Qwest's 7.25% notes (incorporated herein by reference to the exhibit of the same number in Form S-4 (File No. 333-71603)).
       4.1(e)          Indenture dated as of November 4, 1998 with Bankers Trust Company relating to Qwest's 7.50% notes (incorporated herein by reference to the exhibit of the same number in Form S-4 (File No. 333-71603)).
       4.2(a)          Registration Agreement dated November 4, 1998 with Salomon Brothers
                       Inc. relating to Qwest's 7.50% Senior Discount Notes Due 2008
                       (incorporated herein by reference to the exhibit of the same number in
                       Form S-4 (File No. 333-71603)).


                                    S4-II-11

       4.2(b)          Registration Agreement dated November 27, 1998 with Salomon Brothers
                       Inc. relating to Qwest's 7.25% Senior Discount Notes Due 2008
                       (incorporated herein by reference to the exhibit of the same number in
                       Form S-4 (File No. 333-71603)).
         4.3           Indenture dated as of June 23, 1997 between LCI International, Inc., and
                       First Trust National Association, as trustee, Providing for the Issuance of
                       Senior Debt Securities, including Resolutions of the Pricing Committee of the Board of Directors establishing the terms of the 7.25% Senior Notes due June 15, 2007 (incorporated herein by reference to exhibit 4(c) in
                       LCI's Current Report on Form 8-K dated June 23, 1997).
         4.4           Credit Agreement, dated as of March 31, 1999, among Qwest
                       Communications International Inc., as Borrower, NationsBank, N.A., as
                       Administrative Agent, and the Lenders party thereto (incorporated herein by reference to Qwest's Form 10-Q for the quarter ended March 31, 1999
                       (File No. 000-22609)).
          5            Opinion of counsel to Qwest regarding the validity of the securities being registered (To Come).
         8.1           Opinion of counsel to Qwest regarding material federal
                       income tax consequences relating to the mergers (To
                       Come).
         8.2           Opinion of counsel to Qwest regarding the lack of effect of the U S WEST merger on the tax-free qualification of the prior spin-off of U S WEST (To
                       Come).
         8.3           Opinion of counsel to U S WEST regarding material
                       federal income tax consequences relating to the U S WEST
                       merger (To Come).
         8.4           Opinion of counsel to U S WEST regarding the lack of effect of the U S
                       WEST merger on the tax-free qualification of the prior spin-off of U S
                       WEST (To Come).
         8.5           Opinion of counsel to Frontier regarding material
                       federal income tax consequences relating to the Frontier
                       merger (To Come).
        10.1           Voting Agreement dated as of June __, 1999 among U S WEST, Inc. and
                       Anschutz Company (To Come).
        10.2           Voting Agreement dated as of June __, 1999 between Frontier Corporation and Anschutz Company (To Come).
        10.3           Stock Option Agreement dated as of June __, 1999 by and between
                       Frontier Corporation and Qwest Communications International Inc. (To
                       Come).
        10.4           Growth Share Plan, as amended, effective October 1, 1996 (Incorporated herein by reference to Form S-1 as declared effective on June 23, 1997
                       (File No. 333-25391)).


                                    S4-II-12


        10.5           Equity Incentive Plan (Incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).
        10.6           Qwest Communications International Inc. Employee Stock Purchase Plan
                       (incorporated herein by reference to Qwest's Preliminary Proxy Statement for the Annual Meeting of Stockholders, filed February 26, 1999)).
        10.7           Deferred Compensation Plan (incorporated herein by
                       reference to Qwest's Form 10-K for the year ended
                       December 31, 1998 (File No. 000-22609)).
        10.8           Equity Compensation Plan for Non-Employee Directors (incorporated herein by reference to Qwest's Form 10-K for the year ended December
                       31, 1997 (File No. 000-22609)).
        10.9           Qwest Communications International Inc. 401K Plan  (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1998
                       (File No. 000-22609)).
        10.10          Employment Agreement dated December 21, 1996 with Joseph P. Nacchio
                       (Incorporated herein by reference to Form S-1 as declared effective on
                       June 23, 1997 (File No. 333-25391)).
        10.11          Growth Share Plan Agreement with Joseph P. Nacchio, effective January
                       1, 1997, and Amendment thereto (incorporated herein by reference to
                       Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-
                       22609)).
        10.12          Non-Qualified Stock Option Agreement with Joseph P. Nacchio, effective
                       June 1997 (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).
        10.13          Promissory Note dated November 20, 1996 and Severance Agreement dated December 1, 1996 with Robert S. Woodruff (Incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No.
                       333-25391)).
        10.14          Employment Agreement dated March 7, 1997 with Stephen M. Jacobsen
                       (incorporated herein by reference to Qwest's Form 10-K for the year ended
                       December 31, 1997 (File No. 000-22609)).
        10.15          Employment Agreement dated September 19, 1997 with Larry Seese
                       (incorporated herein by reference to Qwest's Form 10-K for the year ended
                       December 31, 1997 (File No. 000-22609)).
        10.16          Employment Agreement dated October 8, 1997 with Lewis O. Wilks
                       (incorporated herein by reference to Qwest's Form 10-K for the year ended
                       December 31, 1997 (File No. 000-22609)).
        10.17          IRU Agreement dated as of October 18, 1996 with Frontier
                       Communications International Inc. (portions have been omitted pursuant to a request for confidential treatment) (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).


                                    S4-II-13



        10.18          IRU Agreement dated as of February 26, 1996 with WorldCom Network
                       Services, Inc. (portions have been omitted pursuant to a request for confidential treatment) (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).
        10.19          IRU Agreement dated as of May 2, 1997 with GTE (portions have been omitted pursuant to a request for confidential treatment) (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997
                       (File No. 333-25391)).
        10.20          LCI International, Inc. 1992 Stock Option Plan (incorporated by reference to LCI's Registration Statement No. 33-60558).
        10.21          LiTel Communications, Inc. 1993 Stock Option Plan (incorporated by reference to LCI's Registration Statement No. 33-60558).
        10.22          LCI International, Inc. 1994/1995 Stock Option Plan (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended
                       December 31, 1993).
        10.23          LCI International, Inc. 1995/1996 Stock Option
                       (incorporated by reference to LCI's Proxy Statement for
                       the 1995 Annual Meeting of Shareowners).
        10.24          LCI International Management Services, Inc. Supplemental Executive
                       Retirement Plan (incorporated by reference to LCI's Quarterly Report on
                       Form 10-Q for the quarter ended March 31, 1995).
        10.25          1997/1998 LCI International, Inc. Stock Option Plan (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended
                       December 31, 1996).
      10.26(a)         1995 Stock Option Plan of Icon CMT Corp. (incorporated
                       by reference to Icon CMT Corp.'s Annual Report on Form
                       10-K for the year ended December 31, 1996).
      10.26(b)         Amendment to Amended and Restated 1995 Stock Option Plan of Icon
                       CMT Corp. (incorporated herein by reference to Icon CMT Corp.'s
                       Registration Statement on Form S-1/A, No. 333-38339)).
        10.27          U.S. Long Distance Corp. 1990 Employee Stock Option Plan (incorporated herein by reference to Qwest's Form 10-K for the year ended December
                       31, 1998 (File No. 000-22609)).
        10.28          Contractor Agreement dated January 18, 1993 by and between LCI
                       International Telecom Corp. and American Communications Network, Inc.
                       (incorporated by reference to LCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).


                                    S4-II-14



        10.29          Participation Agreement dated as of November 1996 among LCI
                       International, Inc., as the Construction Agent and as the Lessee, First
                       Security Bank, National Association, as the Owner Trustee under the Stuart
                       Park Trust the various banks and lending institutions which are parties thereto from time to time as the Holders, the various banks and lending institutions which are parties thereto from time to time as the Lenders and
                       NationsBank of Texas, N.A., as the Agent for the Lenders (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended
                       December 31, 1996).
        10.30          Agency Agreement between LCI International, Inc., as the Construction
                       Agent and First Security Bank, National Association, as the Owner Trustee
                       under the Stuart Park Trust as the Lessor dated as of November 15, 1996
                       (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1996).
        10.31          Deed of Lease Agreement dated as of November 15, 1996 between First
                       Security Bank, National Association as the Owner Trustee under the Stuart
                       Park Trust, as Lessor and LCI International, Inc. as Lessee (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended
                       December 31, 1996).
        10.32          Common Stock Purchase Agreement dated as of December 14, 1998 with
                       Microsoft Corporation (incorporated by reference to Qwest's Current
                       Report on Form 8-K filed December 16, 1998).
        10.33          Registration Rights Agreement dated December 14, 1998 with Microsoft
                       Corporation (incorporated herein by reference to Qwest's Current Report on Form 8-K filed December 16, 1998).
        10.34          Registration Rights Agreement dated as of April 18, 1999 with Anschutz
                       Company and Anschutz Family Investment Company LLC (incorporated by reference to Qwest's Current Report on Form 8-K filed April 28, 1999).
        10.35          Common Stock Purchase Agreement dated as of April 19, 1999 with
                       BellSouth Enterprises, Inc. (incorporated by reference to Qwest's Current
                       Report on Form 8-K/A filed April 28, 1999).
        10.36          Registration Rights Agreement dated as of April 19, 1999 with BellSouth
                       Enterprises, Inc. (incorporated by reference to Qwest's Current Report on
                       Form 8-K/A filed April 28, 1999).
         21            Subsidiaries of the Registrant (incorporated by reference to the Registrant's
                       Registration Statement on Form S-4 (File No. 333-65095) filed September
                       30, 1998).
        23.1           Consent of Arther Andersen LLP.
        23.2           Consent of KPMG LLP.
        23.3           Consent of Ernst & Young LLP


                                    S4-II-15



        23.4           Consent of PricewaterhouseCoopers LLP.
        23.5           Consent of Davis Polk & Wardwell (included in the
                       opinions filed as Exhibit 8.1 and Exhibit 8.2 to this
                       Registration Statement) (To Come).
        23.6           Consent of counsel to U S WEST (included in the opinion
                       filed as Exhibit 8.3 and Exhibit 8.4 to this
                       Registration Statement) (To Come).
        23.7           Consent of counsel to Frontier (included in the opinion filed as Exhibit 8(c)
                       to this Registration Statement) (To Come).
        23.8           Consent of Donaldson, Lufkin & Jenrette Securities Corporation (To
                       Come).
        23.9           Consent of ____________________ (To Come).
        23.10          Consent of ____________________ (To Come).
         24            Power of Attorney (To Come).
        99.1           Form of Qwest Proxy Card (To Come).
        99.2           Form of U S WEST Proxy Card (To Come).
        99.3           Form of Frontier Proxy Card (To Come).


                                    S4-II-16